Table of Contents

As filed with the Securities and Exchange Commission on December 20 2018

Registration Statement No. [________]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Magellan Gold Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	1000	27-3566922
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

500 Marquette Avenue NW, Ste. 1200 Albuquerque, New Mexico 87102
(707) 884-3766
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff N. Faillers, PC

241 Ridge Street, Suite 210

Reno, NV 89501

Telephone: 775-786-9494
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to:
Clifford L. Neuman, Esq.
Clifford L. Neuman, PC
6800 N. 79th Street, Suite 200
Niwot, Colorado 80503
(303) 449-2100
(303) 449-1045 (fax)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]		Accelerated filer [_]

Non-accelerated filer [_]	(Do not check if a smaller reporting company)	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value, to be offered for resale by the Selling Securityholders	7,500,000	$0.02 (2)	$150,000	$18.18
Common Stock, $0.001 par value, to be offered for resale by the Selling Securityholders and issuable upon the exercise of Warrants.	30,000,000	$0.05 (3)	$1,500,000 (3)	$181.80
Common Stock, $0.001 par value, to be offered for resale by the Selling Securityholders and issuable upon conversion of outstanding convertible notes.	16,250,000	$0.02(2)	$325,000	$39.39
Total	53,750,000		$1,975,000	$239.37

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the common shares being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends, anti-dilution adjustments or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices of the Registrant’s common stock as reported on the OTCQB on December 18, 2018.

(3)	Calculated using the exercise price of the Warrants pursuant to Rule 457(g). There are 15,000,000 Warrants exercisable at $.04 per share and 15,000,000 Warrants exercisable at $.06 per share.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

MAGELLAN GOLD CORPORATION

Cross-Reference Index

	Item No. and Heading In Form S-1 Registration Statement	Location in Prospectus

1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Forepart of Registration Statement and Outside Front Cover Page of Prospectus

2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover Pages of Prospectus

3.	Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Prospectus Summary; Risk Factors

4.	Use of Proceeds	Use of Proceeds

5.	Determination of Offering Price	*

6.	Dilution	*

7.	Selling Securityholders	Selling Securityholders

8.	Plan of Distribution	Plan of Distribution

9.	Description of Securities to be Registered	Description of Securities

10.	Interests of Named Experts and Counsel	Experts

11.	Information with Respect to the Registrant	The Business

11A	Material Changes	*

12.	Incorporation of Certain Information by Reference	*

12A.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Indemnification for Securities Act Liabilities

13.	Other Expenses of Issuance and Distribution	Other Expenses of Issuance and Distribution

14.	Indemnification of Directors and Officers	Indemnification of Directors and Officers

15.	Recent Sales of Unregistered Securities	Recent Sales of Unregistered Securities

16.	Exhibits and Financial Statement Schedules	Exhibits and Financial Statement Schedules

17.	Undertakings	Undertakings

*  Omitted from prospectus because Item is inapplicable or answer is in the negative

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _________________, 2018

PROSPECTUS

MAGELLAN GOLD CORPORATION

53,750,000 Shares of Common Stock

This prospectus relates to the resale, from time to time by certain selling securityholders (each a “Selling Securityholder” and collectively, the “Selling Securityholders”), of: (i) 7,500,000 shares of common stock, $0.001 par value (“Common Stock”) issued to the Selling Securityholders in connection with (a) a private offering of Common Stock and Warrants, (ii) 30,000,000 shares of Common Stock issuable upon the exercise of the Warrants sold in that private placement, and (iii) 16,250,000 shares of Common Stock issuable upon conversion of convertible notes sold in two separate private placements (collectively the “Offerings” (collectively, the “Securities”)).

We will not receive any of the proceeds from the resale of the Common Stock by the Selling Securityholders. However, upon exercise of the Warrants, we will receive the cash exercise price.

The Selling Securityholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, as amended. The Selling Securityholders may sell or otherwise dispose of the Common Stock and Warrant Stock covered by this prospectus on any stock exchange, market or trading facility on which the Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. Additional information about the Selling Securityholders and the times and manner in which they may offer and sell shares of Common Stock under this prospectus is provided in the sections entitled “Selling Securityholders” and “Plan of Distribution” of this prospectus. Our Common Stock is quoted on the OTCQB under the symbol “MAGE”. The closing price of our Common Stock as quoted on the OTCQB on December 18, 2018 was $0.02 per share. There is no public trading market for the Warrants and we do not expect a public trading market to develop for the Warrants in the future.

In the Offerings, we issued an aggregate of 7,500,000 shares of Common Stock, Warrants exercisable to purchase an aggregate of 30,000,000 shares of Common Stock and (iii) Convertible Notes convertible into an aggregate of 16,250,000 shares of Common Stock covered by this prospectus. Additional information about the Offerings is provided in the section entitled “Description of Private Placements” of this prospectus.

We are an “emerging growth company,” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

You should consider carefully the risks that we have described in the section entitled “Risk Factors” beginning on Page 13 of this prospectus before deciding whether to invest in the Securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2018

You should rely only on the information contained in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date.

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About this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We believe that the information contained in this prospectus is accurate as of the date on the cover. Changes may occur after that date; and we may not update this information except as required by applicable law.

Explanatory Note Regarding Per Share Information

Effective September 1, 2017, shareholders of the Company, by majority written consent signed by shareholders owning, in the aggregate, approximately 75% of our issued and outstanding shares of Common Stock, authorized our Board of Directors to approve and undertake a reverse split (the “Reverse Split”) of our issued and outstanding shares of Common Stock by a factor of up to one-for-fifty (1 for 50), at such time and in such a ratio, subject to the foregoing parameters, as the Board of Directors so determines (the “Shareholder Action”). That Shareholder Action became effective on October 19, 2017 in accordance with Regulation 14C. Effective November 26, 2018, our Board of Directors approved and authorized the Company to undertake a Reverse Split in the ratio of one-for-fifty (1 for 50).

The Reverse Split will become effective on a date to be determined by FINRA. The Reverse Split will result, when effective, in all issued and outstanding shares of Common Stock being condensed on a one for fifty (1-for-50) basis, and the number of shares issuable upon exercise of outstanding options, warrants and convertible securities being adjusted (condensed) on a one for fifty (1-for-50) basis.

All share and per share information contained in this prospectus does not give effect to the implementation of the Reverse Split.

Prospectus Summary Information

Please note that throughout this prospectus the words "we," "our," or "us" refers to Magellan Gold Corporation, a Nevada corporation (“Magellan” or the “Company”).

About Our Company

Magellan Gold Corporation was formed and organized effective September 28, 2010 under the laws of the State of Nevada. We are an exploration stage company and our principal business is the acquisition and exploration of mineral resources. We have not presently determined whether the properties to which we have mining rights contain mineral reserves that are economically recoverable. We were formed and organized by Athena Silver Corporation (“Athena”) a Delaware corporation, and by two of the control persons and principal shareholders of Athena. Athena is engaged in the exploration of minerals at its principal project known as the Langtry Properties located in San Bernardino County, California.

Our Properties

Our focus is on projects in Arizona and Mexico.

Silver District, La Paz County, Arizona

In August 2012, we entered into an Option Agreement with Columbus Silver (US) Corporation (“Columbus”) to purchase “The Silver District Claims” consisting of 85 unpatented lode mining claims, 4 patented lode claims, an Arizona State Exploration Permit of 154.66 acres and 23 unpatented mill site claims, totaling over 2,000 acres in La Paz County, Arizona. The underlying claims are subject to third party lease and or purchase obligations and net smelter royalties of varying percentages. In June and July 2013, Magellan staked 9 additional unpatented lode mining claims in the Silver District adjacent to the land package under option from Columbus; the Company currently retains 2 of these original 9 claims. Effective September 29, 2014, we entered into a Purchase Agreement with Columbus Silver (US) Corporation, a wholly-owned subsidiary of Columbus Exploration Corporation (TSXV:CLX) to purchase the patented and unpatented mining claims that had been covered by the Option Agreement. The Purchase Agreement superseded the Option Agreement and conveyed the Silver District Claims to the Company. In consideration of the Silver District Claims, we made a one-time payment to Columbus in the amount of $100,000. Following our purchase of the Silver District Claims, we formed a new wholly-owned subsidiary “Gulf + Western Industries, Inc.” (“Gulf + Western”) and transferred our interest in the Silver District Claims to Gulf + Western.

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In November 2015 we were granted a new Arizona State Exploration Permit that effectively increases the size of our exploration permit in the Silver District from 154.66 acres to 334.85 acres.

SDA Mill Acquisition

On November 30, 2017, the Company purchased from Rose Petroleum plc (“Rose”) a mineral processing mill operation located in the state of Navarit, Mexico (the “SDA Mill”) as well as its associated assets, licenses and agreements. Magellan previously had paid a $50,000 option payment, and an additional $100,000 option-to-purchase extension. The $100,000 option extension payment was applied against the cash portion of the purchase price.

The purchase price for the SDA Mill consisted of $850,000 cash, a $50,000 promissory note, the $50,000 non-refundable option payment, the $100,000 option-to-purchase payment, and 14,200,834 shares of common stock (the “Shares”) with a fair value of $426,025 on the date of acquisition. The note was non-interest bearing and has been paid in full. The Shares will be held in escrow for a period of 12 months and the Company has the option to repurchase the Shares from Rose for the sum of $500,000 in the first six months and $550,000 in months seven to twelve.

Prior to closing, all of the assets and operations related to the SDA Mill were transferred to a newly incorporated entity, Minerales Vane 2 S.A. de C.V. (“Minerales Vane 2”). Effective November 30, 2017, the Company’s newly incorporated wholly-owned subsidiary, Magellan Acquisition Corporation (“MAC”), acquired 100% of the issued and outstanding shares of Minerales Vane 2.

On October 17, 2017, the Company amended the agreement to include the acquisition of Minerales VANE Operaciones (“MVO”) (the entity that provides labor to the SDA Mill) for $2,500 as soon as practicable following the Closing Date, rather than prior to the Closing Date. Magellan acquired control of MVO in January 2018 and paid for it in April 2018.

El Dorado

In August, 2018, the Company entered into an agreement giving it the right to acquire the El Dorado Gold-Silver Property, a 50 hectare mining concession located near the village of Las Minitas, which lies 50 kilometers south of Magellan’s SDA Flotation Plant at Acaponeta, Nayarit State. Magellan intends to advance El Dorado towards production as a matter of priority. The Company has initiated permitting and is in the process of selecting an underground mining contractor.

Magellan concluded the agreement with Ingenieros Mineros, S.A. de C.V., the owner of the El Dorado mining concession giving the Company the right to acquire the concession by making staged six-monthly option payments over two years towards an end purchase price of $800,000 (plus 16% IVA). No royalties are payable. Magellan has the right to begin production during the term of the agreement. The Company has made the initial option payment of $50,000 (plus 16% IVA). In addition, Magellan has agreed with a TSX.V-listed company to purchase a comprehensive El Dorado data package including diamond drill core and technical information for a price of $120,000, payable in cash and Magellan common stock.

Commencement of mining will depend on a number of preconditions, the most important of which include obtaining environmental and blasting permits, selecting and mobilizing a mining contractor and procuring financing. An access and land use agreement with the local ejido already is in place. Once development begins, ore will be accessible with a minimal amount of underground development. Ore will be sourced initially from the shallow, upper portions of the mineralized veins.

Our primary focus with the acquisition of the SDA Mill in Mexico is to transform Magellan into a production company, to continue to advance our Arizona silver project towards resource definition and eventual development, and possibly to acquire additional mineral rights and conduct additional exploration, development and permitting activities. Our mineral lease payments, permitting applications and exploration and development efforts will require additional capital.

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We rely upon the sale of our securities as well as advances and loans from executive management and significant shareholders to fund our operations as we have not generated any significant revenue.

Our principal executive offices are located at 500 Marquette Avenue NW, Ste. 1200, Albuquerque, New Mexico 87102.  Our telephone number is (707) 884-3766, and our Internet website is www.magellangoldcorp.com.

Summary Financial Data

The following summary financial data is derived from our audited financial statements as of and for the years ended December 31, 2017 and 2016 and our unaudited financial statements as of and for the nine months ended September 30, 2018 and 2017. The summary financial data is incomplete and is qualified in its entirety by, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and related notes included herein.

The following Summary Financial Datais presented for informational purposes only and is qualified in its entirety by reference to the complete financial statements contained elsewhere in this prospectus. Our historical operating information may not be indicative of our future operating results.

	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017	Year Ended December 31, 2017	Year Ended December 31, 2016
Statement of Operations Data:
Total Revenues	$125,247	–	–	–
Operating Expenses	$1,124,965	$534,604	$1,383,703	$424,265
Net (loss)	$(1,368,646)	$(1,242,729)	$(2,137,959)	$(560,172)
Net Comprehensive loss	$(1,301,882)	$(1,243,591)	$(2,225,529)	$(552,826)
Basic and diluted weighted average shares outstanding	111,634,710	69,673,771	73,262,126	56,733,426

	September 30, 2018	December 31, 2017	December 31, 2016
Balance Sheet Data:
Working capital	$(3,389,923)	$(2,827,255)	$(1,353,468)
Total assets	$1,958,562	$1,953,545	$438,959
Total liabilities	$3,658,168	$3,201,552	$1,439,435
Stockholders’ deficit	(1,699,606)	(1,248,007)	(1,000,476)

Forward-looking Statements

In General

This report contains statements that plan for or anticipate the future. In this report, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like.

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With respect to our mineral exploration business, these forward-looking statements include, but are not limited to, statements regarding the following:

*	the risk factors set forth below under “Risk Factors”;

*	risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions);

*	uncertainties inherent in our exploratory and developmental activities, including risks relating to permitting and regulatory delays;

*	our future business plans and strategies;

*	our ability to commercially develop our mining interests.;

*	changes that could result from our future acquisition of new mining properties or businesses;

*	expectations regarding competition from other companies;

*	effects of environmental and other governmental regulations;

*	the worldwide economic downturn and difficult conditions in the global capital and credit markets; and

*	our ability to raise additional financing necessary to conduct our business.

Forward looking statements may include estimated mineral reserves and resources which could differ materially from those projected in the forward-looking statements. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include:

*	the risk factors set forth below under “Risk Factors”;

*	changes in the market prices of precious minerals, including gold; and

*	uncertainties inherent in the estimation of ore reserves.

Readers are cautioned not to put undue reliance on forward-looking statements. We disclaim any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

In light of the significant uncertainties inherent in the forward-looking statements made in this Report, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

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The Offering

Securities Offered by the Selling Securityholders:

7,500,000 shares of Common Stock issued to the Selling Securityholders in connection with the Offerings; and

30,000,000 shares of Common Stock issuable upon the exercise of outstanding Warrants issued to the Selling Securityholders in connection with the Offerings.

16,250,000 shares of Common Stock issuable upon the conversion of outstanding convertible notes sold to the Selling Securityholders in connection with the Offerings.

Offering Price:	Determined at the time of sale by the Selling Securityholders.

Use of Proceeds:	We will not receive any proceeds from the resale of the Common Stock by the Selling Securityholders. However, upon exercise we will receive the cash exercise price of the Warrants.

Common Stock outstanding prior to the Offering:	149,799,417

Shares of Common Stock outstanding after this Offering (assuming full exercise of the Warrants and conversion of Notes): (1)	196,049,417

Risk Factors	See “Risk Factors” beginning on page 13 and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our securities.

OTCQB Ticker Symbol for Common Stock:	MAGE

(1)      The number of shares of Common Stock shown above to be outstanding after this offering is based on 149,799,417 shares outstanding as of December 17, 2018 and excludes:

•	3,600,000 shares of Common Stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $0.04 per share;
•	6,350,000 additional shares of Common Stock reserved for issuance pursuant to the exercise of outstanding warrants at a weighted average exercise price of $0.04 per share that expire on December 30, 2018; and
•	10,000,000 additional shares of Common Stock reserved for future issuance under our 2017 Equity Incentive Plan.

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Description of Private Placements

Unit Offering

In November and December, 2018, the Company completed a private offering with certain investors (collectively, the “Investors”) for the issuance and sale of 7,500,000 units (the “Units”) at a subscription price of $0.02 per Unit for gross proceeds of $150,000 (the “Offering”). The Company intends to use the proceeds of the Offering for general working capital purposes. The Company will not receive any proceeds from any sales by the Investors under this prospectus; however, upon exercise of the Warrants (as defined below), we will receive the cash exercise price.

The Units were sold by the Company’s officers and directors and no placement agents were utilized or any fees or commissions paid in connection with the Offering.

Each Unit consisted of (i) one share of Common Stock, (ii) two Class A Warrants each exercisable to purchase one additional share of Common Stock at an exercise price of $0.04 for share, and (iii) two Class B Warrants each exercisable to purchase one additional share of Common Stock at an exercise price of $0.06 per share. The Class A Warrants are exercisable for a three (3) month period following the effective date of the registration statement of which this prospectus forms a part; and the Class B Warrants are exercisable for the six (6) month period following the effective date of the registration statement of which this prospectus forms a part.

In connection with the Offering, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company is obligated to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Stock and Warrant Shares, on or prior to January 31, 2019 (the “Filing Date”). In addition, if the Registration Statement is not filed by the Filing Date or is not declared effective on or before April 30, 2019, the Company would be liable to pay a liquidated damages amount to the Investors equal to 0.1% of the aggregate purchase price of the Units every 60 days, up to a maximum of 1.0% of the aggregate purchase price of the Units.

October Convertible Note Offering

In October, 2018, the Company undertook a private offering to accredited investors of unsecured convertible notes (the “October Notes”). The October Notes accrue interest at the rate of 10% per annum, payable quarterly in arrears, payable at the option of the Company in either cash or in shares of Common Stock valued at the 20 day VWAP immediately preceding the end of the quarter. The October Notes mature twelve months from the date of issue.

The October Notes are convertible, at the option of the holder, into shares of Common Stock at a conversion price of $0.02 per share. Purchasers of the October Notes each executed an Agreement Among Lenders pursuant to which the holders have agreed to act in concert with respect to the Notes as determined by holders owning a Majority in Interest in the October Notes.

In connection with the Offering, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company is obligated to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the resale of the Common Stock issuable upon conversion of the October Notes (the “October Conversion Shares”), on or prior to January 31, 2019 (the “Filing Date”). In addition, if the Registration Statement is not filed by the Filing Date or is not declared effective on or before April 30, 2019, the Company would be liable to pay a liquidated damages amount to the Investors equal to 0.1% of the aggregate purchase price of the October Notes every 60 days, up to a maximum of 1.0% of the aggregate purchase price of the October Notes.

The Offering of the October Notes terminated on October 31, 2018, with the Company having sold an aggregate of $205,000 in principal amount of October Notes.

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November Convertible Note Offering

In November, 2018, the Company undertook a private offering to accredited investors of unsecured convertible notes (the “November Notes”). The November Notes accrue interest at the rate of 10% per annum, payable quarterly in arrears, payable at the option of the Company in either cash or in shares of Common Stock valued at the 20 day VWAP immediately preceding the end of the quarter. The November Notes mature twelve months from the date of issue.

The November Notes are convertible, at the option of the holder, into shares of Common Stock at a conversion price of $0.025 per share. Purchasers of the November Notes each executed an Agreement Among Lenders pursuant to which the holders have agreed to act in concert with respect to the Notes as determined by holders owning a Majority in Interest in the November Notes.

In connection with the Offering, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) under which the Company is obligated to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the resale of the Common Stock issuable upon conversion of the November Notes (the “November Conversion Shares”) , on or prior to January 31, 2019 (the “Filing Date”). In addition, if the Registration Statement is not filed by the Filing Date or is not declared effective on or before April 30, 2019, the Company would be liable to pay a liquidated damages amount to the Investors equal to 0.1% of the aggregate purchase price of the November Notes every 60 days, up to a maximum of 1.0% of the aggregate purchase price of the November Notes.

The Offering of the November Notes terminated on November 30, 2018, with the Company having sold an aggregate of $150,000 in principal amount of November Notes.

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Risk Factors

Our business faces many risks. Any of the risks discussed below, or elsewhere in this report or in our other filings with the SEC, could have a material impact on our business, financial condition, or results of operations.

An investment in our securities is speculative and involves a high degree of risk. Please carefully consider the following risk factors, as well as the possibility of the loss of your entire investment, before deciding to invest in our securities.

Risks Related to our Business

Due to our history of operating losses our auditors are uncertain that we will be able to continue as a going concern.

Our financial statements have been prepared assuming that we will continue as a going concern. Due to our continuing operating losses and negative cash flows from our operations, the reports of our auditors issued in connection with our consolidated financial statements for the fiscal years ended December 31, 2017 and 2016, contain explanatory paragraphs indicating that the foregoing matters raised substantial doubt about our ability to continue as a going concern. We cannot provide any assurance that we will be able to continue as a going concern.

We have no history of and limited experience in mineral production.

We have no history of and limited experience in producing gold or other metals. In addition, our management has limited technical training and experience with exploring for, starting and/or operating a mine. Our management may not be fully aware of many of the specific requirements related to working within this industry. Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Our operations, earnings and ultimate financial success could suffer due to our management’s limited experience in this industry. As a result, we would be subject to all of the risks associated with establishing a new mining operation and business enterprise. We may never successfully establish mining operations, and any such operations may not achieve profitability.

Our principal shareholders and control persons are also principal shareholders and control persons of Athena and Silver Saddle, which could result in conflicts with the interests of minority stockholders.

Messrs. Gibbs and Power are control persons and principal shareholders of Magellan, Athena and Silver Saddle. Magellan, Athena and Silver Saddle are engaged in mineral exploration activities, although in different geographical regions. While the geographical focus of the companies is different, numerous conflicts could arise in the future. For example, Messrs. Gibbs and Power have provided the majority of working capital for all three companies to date, and in the likely event that these companies require additional capital in the future their resources may be inadequate to finance the activities of all. In addition, if new prospects become available, a conflict may exist with respect to which company to offer those opportunities. Messrs. Gibbs and Power have not developed a conflict of interest policy to mitigate the potential adverse effects of these conflicts and as a result these conflicts represent a significant risk to the shareholders of the Company. Conflicts for access to limited resources and opportunities cannot be eliminated completely, and investors should be aware of their potential.

We have no proven or probable reserves.

We are currently in the exploration stage and have no proven or probable reserves, as those terms are defined by the Securities and Exchange Commission (“SEC”) on any of our properties.

In order to demonstrate the existence of proven or probable reserves under SEC guidelines, it would be necessary for us to advance the exploration of our Properties by significant additional delineation drilling to demonstrate the existence of sufficient mineralized material with satisfactory continuity which would provide the basis for a feasibility study which would demonstrate with reasonable certainty that the mineralized material can be economically extracted and produced. We do not have sufficient data to support a feasibility study with regard to the Properties, and in order to perform the drill work to support such feasibility study, we must obtain the necessary permits and funds to continue our exploration efforts. It is possible that, even after we have obtained sufficient geologic data to support a feasibility study on the Properties, such study will conclude that none of the identified mineral deposits can be economically and legally extracted or produced. If we cannot adequately confirm or discover any mineral reserves of precious metals on the Properties, we may not be able to generate any revenues. Even if we discover mineral reserves on the Properties in the future that can be economically developed, the initial capital costs associated with development and production of any reserves found is such that we might not be profitable for a significant time after the initiation of any development or production. The commercial viability of a mineral deposit once discovered is dependent on a number of factors beyond our control, including particular attributes of the deposit such as size, grade and proximity to infrastructure, as well as metal prices. In addition, development of a project as significant as the ones we might be planning will likely require significant debt financing, the terms of which could contribute to a delay of profitability.

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The exploration of mineral properties is highly speculative in nature, involves substantial expenditures and is frequently non-productive.

Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

• establish ore reserves through drilling and metallurgical and other testing techniques;

• determine metal content and metallurgical recovery processes to extract metal from the ore; and,

• design mining and processing facilities.

If we discover ore at the Properties, we expect that it would be several additional years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production could change. As a result of these uncertainties, there can be no assurance that our exploration programs will result in proven and probable reserves in sufficient quantities to justify commercial operations.

Even if our exploration efforts at the Properties are successful, we may not be able to raise the funds necessary to develop the Properties.

If our exploration efforts at our prospects are successful, of which there can be no assurance, our current estimates indicate that we may be required to raise substantial external financing to develop and construct the mines. Sources of external financing could include bank borrowings and debt and equity offerings, but financing has become significantly more difficult to obtain in the current market environment. The failure to obtain financing would have a material adverse effect on our growth strategy and our results of operations and financial condition. We currently have no specific plan to obtain the necessary funding and there exist no agreements, commitments or arrangements to provide us with the financing that we may need. There can be no assurance that we will commence production at any of our Properties or generate sufficient revenues to meet our obligations as they become due or obtain necessary financing on acceptable terms, if at all, and we may not be able to secure the financing necessary to begin or sustain production at the Properties. Our failure to raise needed funding could also result in our inability to meet our future royalty and work commitments under our mineral leases, which could result in a forfeiture of our mineral interest altogether and a default under other financial commitments. In addition, should we incur significant losses in future periods, we may be unable to continue as a going concern, and we may not be able to realize our assets and settle our liabilities in the normal course of business at amounts reflected in our financial statements included or incorporated herein by reference.

We may not be able to obtain permits required for development of the Properties.

In the ordinary course of business, mining companies are required to seek governmental permits for expansion of existing operations or for the commencement of new operations. We will be required to obtain numerous permits for our Properties. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. Our efforts to develop the Properties may also be opposed by environmental groups. In addition, mining projects require the evaluation of environmental impacts for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic conditions. An Environmental Impact Statement would be required before we could commence mine development or mining activities. Baseline environmental conditions are the basis on which direct and indirect impacts of the Properties are evaluated and based on which potential mitigation measures would be proposed. If the Properties were found to significantly adversely impact the baseline conditions, we could incur significant additional costs to avoid or mitigate the adverse impact, and delays in the development of Properties could result.

Permits would also be required for, among other things, storm-water discharge; air quality; wetland disturbance; dam safety (for water storage and/or tailing storage); septic and sewage; and water rights appropriation. In addition, compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act.

The mining industry is intensely competitive.

The mining industry is intensely competitive. We may be at a competitive disadvantage because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we do. Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future. We may also encounter increasing competition from other mining companies in our efforts to locate acquisition targets, hire experienced mining professionals and acquire exploration resources.

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Our future success is subject to risks inherent in the mining industry.

Our future mining operations, if any, would be subject to all of the hazards and risks normally incident to developing and operating mining properties. These risks include:

•	insufficient ore reserves;
•	fluctuations in metal prices and increase in production costs that may make mining of reserves uneconomic;
•	significant environmental and other regulatory restrictions;
•	labor disputes; geological problems;
•	failure of underground stopes and/or surface dams;
•	force majeure events; and
•	the risk of injury to persons, property or the environment.

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Our future profitability will be affected by changes in the prices of metals.

If we establish reserves, and complete development of a mine, our profitability and long-term viability will depend, in large part, on the market price of gold. The market prices for metals are volatile and are affected by numerous factors beyond our control, including:

•	global or regional consumption patterns;
•	supply of, and demand for, gold and other metals;
•	speculative activities;
•	expectations for inflation; and,
•	political and economic conditions.

The aggregate effect of these factors on metals prices is impossible for us to predict. Decreases in metals prices could adversely affect our ability to finance the exploration and development of our properties, which would have a material adverse effect on our financial condition and results of operations and cash flows. There can be no assurance that metals prices will not decline.

The price of gold may decline in the future. If the price of gold and silver is depressed for a sustained period, we may be forced to suspend operations until the prices increase, and to record asset impairment write-downs. Any continued or increased net losses or asset impairments would adversely affect our financial condition and results of operations.

We are subject to significant governmental regulations.

Our operations and exploration and development activities are subject to extensive federal, state, and local laws and regulations governing various matters, including:

•   environmental protection;

•   management and use of toxic substances and explosives;

•   management of natural resources;

•   exploration and development of mines, production and post-closure reclamation;

•   taxation;

•   labor standards and occupational health and safety, including mine safety; and

•   historic and cultural preservation.

Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in us incurring significant expenditures. We may also be required to compensate private parties suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or a more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of any future operations and delays in the exploration of our properties.

Changes in mining or environmental laws could increase costs and impair our ability to develop our properties.

From time to time the U.S. and Mexican governments may determine to revise U.S. or Mexican mining and environmental laws. It remains unclear to what extent new legislation or regulations may affect existing mining claims or operations. The effect of any such revisions on our operations cannot be determined conclusively until such revision is enacted; however, such legislation could materially increase costs on properties located on federal lands, such as ours, and such revision could also impair our ability to develop the Properties and to explore and develop other mineral projects.

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Mineral exploration and development inherently involves significant and irreducible financial risks. We may suffer from the failure to find and develop profitable mineral deposits.

The exploration for and development of mineral deposits involves significant financial risks, which even a combination of careful evaluation, experience and knowledge may not eliminate. Unprofitable efforts may result from the failure to discover mineral deposits. Even if mineral deposits are found, such deposits may be insufficient in quantity and quality to return a profit from production, or it may take a number of years until production is possible, during which time the economic viability of the project may change. Few properties which are explored are ultimately developed into producing mines. Mining companies rely on consultants and others for exploration, development, construction and operating expertise.

Substantial expenditures are required to establish ore reserves, extract metals from ores and, in the case of new properties, to construct mining and processing facilities. The economic feasibility of any development project is based upon, among other things, estimates of the size and grade of ore reserves, proximity to infrastructures and other resources (such as water and power), metallurgical recoveries, production rates and capital and operating costs of such development projects, and metals prices. Development projects are also subject to the completion of favorable feasibility studies, issuance and maintenance of necessary permits and receipt of adequate financing.

Once a mineral deposit is developed, whether it will be commercially viable depends on a number of factors, including: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; government regulations including taxes, royalties and land tenure; land use, importing and exporting of minerals and environmental protection; and mineral prices. Factors that affect adequacy of infrastructure include: reliability of roads, bridges, power sources and water supply; unusual or infrequent weather phenomena; sabotage; and government or other interference in the maintenance or provision of such infrastructure. All of these factors are highly cyclical. The exact effect of these factors cannot be accurately predicted, but the combination may result in not receiving an adequate return on invested capital.

Significant investment risks and operational costs are associated with our exploration activities. These risks and costs may result in lower economic returns and may adversely affect our business.

Mineral exploration, particularly for gold, involves many risks and is frequently unproductive. If mineralization is discovered, it may take a number of years until production is possible, during which time the economic viability of the project may change.

Development projects may have no operating history upon which to base estimates of future operating costs and capital requirements. Development project items such as estimates of reserves, metal recoveries and cash operating costs are to a large extent based upon the interpretation of geologic data, obtained from a limited number of drill holes and other sampling techniques, and feasibility studies. Estimates of cash operating costs are then derived based upon anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates of metals from the ore, comparable facility and equipment costs, anticipated climate conditions and other factors. As a result, actual cash operating costs and economic returns of any and all development projects may materially differ from the costs and returns estimated, and accordingly, our financial condition and results of operations may be negatively affected.

Our failure to satisfy the financial commitments under the agreements controlling our rights to explore on our current prospects could result in our loss of those potential opportunities.

We hold all of our mineral interests under agreements and commitments that require ongoing financial obligations, including work commitments. Our failure to satisfy those obligations could result in a loss of those interests. In such an event, we would be required to recognize an impairment of the assets currently reported in our financial statements.

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We are required to obtain government permits to begin new operations. The acquisition of such permits can be materially impacted by third party litigation seeking to prevent the issuance of such permits. The costs and delays associated with such approvals could affect our operations, reduce our revenues, and negatively affect our business as a whole.

Mining companies are required to seek governmental permits for the commencement of new operations. Obtaining the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. The duration and success of permitting efforts are contingent on many factors that are out of our control. The governmental approval process may increase costs and cause delays depending on the nature of the activity to be permitted, and could cause us to not proceed with the development of a mine. Accordingly, this approval process could harm our results of operations.

Any of our future acquisitions may result in significant risks, which may adversely affect our business.

An important element of our business strategy is the opportunistic acquisition of operating mines, properties and businesses or interests therein within our geographical area of interest. While it is our practice to engage independent mining consultants to assist in evaluating and making acquisitions, any mining properties or interests therein we may acquire may not be developed profitably or, if profitable when acquired, that profitability might not be sustained. In connection with any future acquisitions, we may incur indebtedness or issue equity securities, resulting in increased interest expense, or dilution of the percentage ownership of existing shareholders. We cannot predict the impact of future acquisitions on the price of our business or our common stock. Unprofitable acquisitions, or additional indebtedness or issuances of securities in connection with such acquisitions, may impact the price of our common stock and negatively affect our results of operations.

Our ability to find and acquire new mineral properties is uncertain. Accordingly, our prospects are uncertain for the future growth of our business.

Because mines have limited lives based on proven and probable ore reserves, we may seek to replace and expand our future ore reserves, if any. Identifying promising mining properties is difficult and speculative. Furthermore, we encounter strong competition from other mining companies in connection with the acquisition of properties producing or capable of producing gold. Many of these companies have greater financial resources than we do. Consequently, we may be unable to replace and expand future ore reserves through the acquisition of new mining properties or interests therein on terms we consider acceptable. As a result, our future revenues from the sale of gold or other precious metals, if any, may decline, resulting in lower income and reduced growth.

Corporate and securities laws and regulations are likely to increase our costs.

The Sarbanes-Oxley Act of 2002 (“SOX”), which became law in July 2002, has impacted our corporate governance, securities disclosure and compliance practices. In response to the requirements of SOX, the SEC and major stock exchanges have promulgated rules and listing standards covering a variety of subjects. Compliance with these rules and listing standards are likely to increase our general and administrative costs, and we expect these to continue to increase in the future. In particular, we are required to include the management report on internal control as part of our annual reports pursuant to Section 404 of SOX. We have evaluated our internal control systems in order (i) to allow management to report on our internal controls, as required by these laws, rules and regulations, (ii) to provide reasonable assurance that our public disclosure will be accurate and complete, and (iii) to comply with the other provisions of Section 404 of SOX. We cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact these may have on our operations. Furthermore, there is no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other requirements of SOX, we might become subject to sanctions or investigation by regulatory authorities such as the SEC or FINRA. Any such action may materially adversely affect our reputation, financial condition and the value of our securities, including our common stock. SOX and these other laws, rules and regulations have increased legal and financial compliance costs and have made our corporate governance activities more difficult, time-consuming and costly.

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If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential shareholders could lose confidence in our financial reporting, this would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide financial reports or prevent fraud, our business reputation and operating results could be harmed. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Nevada law and our by-laws protect our directors from certain types of lawsuits.

Nevada law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our by-laws require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing shareholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

The Company is subject to extensive government regulations and permit requirements.

Operations, development and exploration on the Company’s properties are affected to varying degrees by political stability and government regulations relating to such matters as environmental protection, health, safety and labour, mining law reform, restrictions on production, price controls, tax increases, maintenance of claims, tenure, and expropriation of property. Failure to comply with applicable laws and regulations may result in fines or administrative penalties or enforcement actions, including orders issued by regulatory or judicial authorities enjoining or curtailing operations or requiring corrective measures, installation of additional equipment or remedial actions, any of which could result in the Company incurring significant expenditures.

The activities of the Company require licenses and permits from various governmental authorities. The Company currently has been granted the requisite licenses and permits to enable it to carry on its existing business and operations. There can be no assurance that the Company will be able to obtain all the necessary licenses and permits which may be required to carry out exploration, development and mining operations for its projects in the future. The Company might find itself in situations where the state of compliance with regulation and permits can be subject to interpretation and challenge from authorities that could carry risk of fines or temporary stoppage.

Opposition of the Company’s exploration, development and operational activities may adversely affect the Company’s reputation, its ability to receive mining rights or permits and its current or future activities.

Maintaining a positive relationship with the communities in which the Company operates is critical to continuing successful exploration and development. Community support for operations is a key component of a successful exploration or development project. Various international and national laws, codes, resolutions, conventions, guidelines and other materials relating to corporate social responsibility (including rights with respect to health and safety and the environment) may also require government consultation with communities on a variety of issues affecting local stakeholders, including the approval of mining rights or permits.

The Company may come under pressure in the jurisdictions in which it explores or develops to demonstrate that other stakeholders benefit and will continue to benefit from its commercial activities. Local stakeholders and other groups may oppose the Company’s current and future exploration, development and operational activities through legal or administrative proceedings, protests, roadblocks or other forms of public expression against the Company’s activities. Opposition by such groups may have a negative impact on the Company’s reputation and its ability to receive necessary mining rights or permits. Opposition may also require the Company to modify its exploration, development or operational plans or enter into agreements with local stakeholders or governments with respect to its projects, in some cases causing considerable project delays. Any of these outcomes could have a material adverse effect on the Company’s business, financial condition, results of operations and Common Share price.

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The title to the Company’s properties could be challenged or impugned.

Although the Company has or will receive title opinions for any properties in which it has a material interest, there is no guarantee that title to such properties will not be challenged or impugned. The Company has not conducted surveys of the claims in which it holds direct or indirect interests and, therefore the precise area and location of the properties may be in doubt. The Company’s properties may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by unidentified or unknown defects. Title insurance is generally not available for mineral properties and the Company’s ability to ensure that it has obtained secure claims to individual mineral properties or mining concessions may be constrained. A successful challenge to the Company’s title to a property or to the precise area and location of a property could cause delays or stoppages to the Company’s exploration, development or operating activities without reimbursement to the Company. Any such delays or stoppages could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Associated with Foreign Operations

The Company relies on local counsel and advisors and the experience of its management and board of directors in foreign jurisdictions.

The legal and regulatory requirements in Mexico with respect to mineral exploration and mining activities, as well as local business customs and practices are different from those in the United States. The officers and directors of the Company must rely, to a great extent, on the Company’s local legal counsel and local consultants retained by the Company in order to keep abreast of material legal, regulatory and governmental developments as they pertain to and affect the Company’s business operations, and to assist the Company with its governmental relations. The Company must rely, to some extent, on those members of management and the Company’s board of directors who have previous experience working and conducting business in these countries in order to enhance its understanding of and appreciation for the local business customs and practices. The Company also relies on the advice of local experts and professionals in connection with current and new regulations that develop in respect of banking, financing, labor, litigation and tax matters in these countries. There can be no guarantee that reliance on such local counsel and advisors and the Company’s management and board of directors will result in compliance at all times with such legal and regulatory requirements and business customs and practices. Any such violations could result in a material adverse effect on the Company’s business, financial condition and results of operations.

Our operating properties located in Mexico are subject to changes in political or economic conditions and regulations in that country.

As of December 1, 2018, Andres Manual Lopez Obrador became the newly elected President of Mexico. President Obrador may attempt to implement changes to the mining regulatory environment that are adverse to the interests of mineral exploration and development companies. The risks with respect to Mexico include, but are not limited to: nationalization of properties, military repression, extreme fluctuations in currency exchange rates, criminal activity, lack of personal safety or ability to safeguard property, labor instability or militancy, mineral title irregularities and high rates of inflation. In addition, changes in mining or investment policies or shifts in political attitude in Mexico may adversely affect our business. We may be affected in varying degrees by government regulation with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, maintenance of claims, environmental legislation, land use, land claims of local people, opposition from non-governmental organizations, water use and mine safety. The effect of these factors cannot be accurately predicted and may adversely impact our operations.

Our ability to develop Mexican properties to provide ore to our SDA Mill is subject to the rights of the Ejido (agrarian cooperatives) who use or own the surface for agricultural purposes.

Our ability to mine minerals is subject to maintaining satisfactory arrangements and relationships with the Ejido for access and surface disturbances. Ejidos are groups of local inhabitants who were granted rights to conduct agricultural activities on the property. We must negotiate and maintain a satisfactory arrangement with these residents in order to disturb or discontinue their rights to farm.

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Since a significant amount of our expenses in Mexico are paid in Mexican pesos, we are subject to changes in currency values that may adversely affect our results of operations.

Our operations in the future could be affected by changes in the value of the Mexican peso against the United States dollar. The appreciation of non-U.S. dollar currencies such as the peso against the U.S. dollar increases expenses and the cost of purchasing capital assets in U.S. dollar terms in Mexico, which can adversely impact our operating results and cash flows. Conversely, depreciation of non-U.S. dollar currencies usually decreases operating costs and capital asset purchases in U.S. dollar terms. The value of cash and cash equivalents, and other monetary assets and liabilities denominated in foreign currencies also fluctuate with changes in currency exchange rates.

Our activities are subject to significant environmental regulations, which could raise the cost of doing business.

Our operations in Mexico are subject to environmental regulation by SEMARNAT. Regulations governing advancement of new projects or significant changes to existing projects require an environmental impact statement, known in Mexico as a MIA. We may also be required to submit proof of local community support for a project to obtain final approval. If an environmental impact statement is adverse or if we cannot obtain community support, our ability to explore and develop our properties could be adversely affected. Significant environmental legislation exists in Mexico, including fines and penalties for spills, release of emissions into the air, and other environmental damage, which fines or penalties could adversely affect our financial condition or results of operations.

In addition, significant state and federal environmental protection laws in the U.S. may hinder our ability to explore at our Silver District prospect and may also delay or prohibit us from developing properties where economic mineralization is found. Federal laws that govern mining claim location and maintenance and mining operations on federal lands are generally administered by the BLM. Additional federal laws, governing mine safety and health, also apply. State laws also require various permits and approvals before exploration, development or production operations can begin. Among other things, a reclamation plan must typically be prepared and approved, with bonding in the amount of projected reclamation costs. The bond is used to ensure that proper reclamation takes place, and the bond will not be released until that time. Local jurisdictions may also impose permitting requirements (such as conditional use permits or zoning approvals).

The Company may be responsible for corruption and anti-bribery law violations.

The Company’s business is subject to the Foreign Corrupt Practices Act (the “FCPA”) and the Corrupt Foreign Public Officials Act (the “CFPOA”), which generally prohibit companies and company employees from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. The FCPA also requires companies to maintain accurate books and records and internal controls, including at foreign-controlled subsidiaries. There is a risk of potential FCPA violations. In addition, the Company is subject to the anti-bribery laws of Mexico and of any other countries in which it conducts business in the future. The Company’s employees or other agents may, without its knowledge and despite its efforts, engage in prohibited conduct under the Company’s policies and procedures and the FCPA, the CFPOA or other anti-bribery laws for which the Company may be held responsible. If the Company’s employees or other agents are found to have engaged in such practices, the Company could suffer severe penalties and other consequences that may have a material adverse effect on its business, financial condition and results of operations.

The Company may be adversely affected by operating expense exchange rate fluctuations.

The Company’s activities and operations in Mexico make it subject to foreign currency fluctuations. Although the Company uses U.S. dollars as the currency for the presentation of its financial statements, the Company’s operating expenses are incurred in Mexican pesos in proportions that will typically range between 40% and 60% of total expenses, depending on the country. The fluctuation of these currencies in relation to the U.S. dollar will consequently have an impact upon the profitability of the Company’s mineral properties and therefore its ability to continue to finance its exploration, development and operations. Such fluctuations may also affect the value of the Company’s assets and shareholders’ equity. Future exploration, development and operational plans may need to be altered or abandoned if actual exchange rates for these currencies are less than or more than the rates estimated in any such future plans. To date, the Company has not entered into any agreements or purchased any instruments to hedge possible currency risks. The Company cannot be sure that any hedging techniques it may implement in the future will be successful or that its business, financial condition, and results of operations will not be materially adversely affected by exchange rate fluctuations.

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Risks Related to Our Stock

Future issuances of our common stock could dilute current shareholders and adversely affect the market if it develops.

We have the authority to issue up to one billion shares of common stock and 25 million shares of preferred stock and to issue options and warrants to purchase shares of our common stock, without shareholder approval. Future share issuances are likely due to our need to raise additional working capital in the future. Those future issuances will likely result in dilution to our shareholders. In addition, we could issue large blocks of our common stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval, which would not only result in further dilution to investors in this offering but could also depress the market value of our common stock, if a public trading market develops.

We may issue preferred stock that would have rights that are preferential to the rights of our common stock that could discourage potentially beneficial transactions to our common shareholders.

An issuance of shares of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over our common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve. The issuance of preferred stock could impair the voting, dividend and liquidation rights of common stockholders without their approval.

There is currently an illiquid market for our common shares, and shareholders may be unable to sell their shares for an indefinite period of time.

There is presently an illiquid market for our common shares. There is no assurance that a liquid market for our common shares will ever develop in the United States or elsewhere, or that if such a market does develop that it will continue.

Over-the-counter stocks are subject to risks of high volatility and price fluctuation.

We have not applied to have our shares listed on any stock exchange or on the NASDAQ Capital Market, and we do not plan to do so in the foreseeable future. The OTC market for securities has experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as commodity prices and the investment markets generally, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock and make it more difficult for investors to sell their shares.

Trading in our securities is on an electronic bulletin board established for securities that do not meet NASDAQ listing requirements. As a result, investors will find it substantially more difficult to dispose of our securities. Investors may also find it difficult to obtain accurate information and quotations as to the price of, our common stock.

Our stock price may be volatile and as a result, shareholders could lose all or part of their investment. The value of our shares could decline due to the impact of any of the following factors upon the market price of our common stock:

•	failure to meet operating budget;
•	decline in demand for our common stock;
•	operating results failing to meet the expectations of securities analysts or investors in any quarter;
•	downward revisions in securities analysts' estimates or changes in general market conditions;
•	investor perception of the mining industry or our prospects; and
•	general economic trends.

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In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.

Outstanding shares that are eligible for future sale could adversely impact a public trading market for our common stock.

All of the shares of common stock that were distributed under the Athena spin-off dividend are free-trading shares. In addition, in the future, we may offer and sell shares without registration under the Securities Act. All of such shares will be "restricted securities" as defined by Rule 144 ("Rule 144") under the Securities Act and cannot be resold without registration except in reliance on Rule 144 or another applicable exemption from registration. Under Rule 144, our non-affiliates (who have not been affiliates within the past 90 days) can sell restricted shares held for at least six months, subject only to the restriction that we made available public information as required by Rule 144 (which restriction is not applicable after the shares have been held by non-affiliates for at least 12 months). Our affiliates can sell restricted securities after they have been held for six months, subject to compliance with manner of sale, volume restrictions, Form 144 filing and current public information requirements.

No prediction can be made as to the effect, if any, that future sales of restricted shares of common stock, or the availability of such common stock for sale, will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of such common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of the common stock.

Owners of our common stock are subject to the “penny stock” rules.

Since our shares are not listed on a national stock exchange or quoted on the Nasdaq Market within the United States, trading in our shares on the OTC market is subject, to the extent the market price for our shares is less than $5.00 per share, to a number of regulations known as the "penny stock rules". The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the investor and receive the investor’s written agreement to the transaction. To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for our shares and may severely and adversely affect the ability of broker-dealers to sell our shares, if a publicly traded market develops.

We do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on any shares of our capital stock, and we do not anticipate that we will pay any dividends in the foreseeable future.  Our current business plan is to retain any future earnings to finance the expansion of our business. \Any future determination to pay cash dividends will be at the discretion of our Board of Directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time. If we do not pay cash dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Nevada law and our by-laws protect our directors from certain types of lawsuits.

Nevada law provides that our directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as directors. Our by-laws require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

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Risks Related to Our Secured Debt

Our principal assets have been pledged as collateral to secure outstanding secured debt; and if we are unable to repay the debt, the creditors have the right to execute against our assets.

Pursuant to the terms of the Credit Agreement with Mr. Gibbs, at September 30, 2018 we were indebted in the amount of $1,085,785, principal and interest. The Credit matures on December 31, 2018. This obligations is secured by a pledge of 100% of the issued and outstanding equity securities of Gulf + Western Industries, Inc., which owns all of the Company’s interest in the Silver District property. Should we default under the Gibbs Credit Agreement, Mr. Gibbs would likely foreclose on the stock pledge and take ownership of Gulf + Western.

Likewise, the Series 2017 Notes in the principal amount of $1,155,000 are secured by a pledge of 100% of the issued and outstanding common stock of Magellan Acquisition Corporation, which owns 100% of Minerales Vane2, which owns the SDA Mill. The Series 2017 Notes mature on December 31, 2018. If we are unable to repay the Series 2017 Notes, the holders thereof could exercise their rights under the pledge and take ownership of the SDA Mill.

Risks Related To This Offering

The existence of outstanding convertible notes, options and warrants may impair our ability to raise capital.

At December 17, 2018, there were 56,200,000 shares of common stock issuable upon conversion of notes and exercise of outstanding options, preferred stock and warrants at an average exercise price of $0.04. During the life of the notes, options and warrants, the holders are given an opportunity to profit from a rise in the market price of our common stock with a resulting dilution in the interest of the other shareholders. Our ability to obtain additional financing during the period the notes, options, warrants are outstanding may be adversely affected and the existence of the notes, options and warrants may have an effect on the price of our common stock. The holders of the warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital by a new offering of securities on terms more favorable than those provided by the warrants.

There are trading risks for low priced stocks.

Our common stock is currently traded in the over-the-counter market on the OTC.QB quotation system maintained by the OTC Markets Group, Inc. As a consequence, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure, relating to the market for penny stocks, in connection with trades in any stock defined as a penny stock. The Commission recently adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three (3) years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three (3) years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

If our securities are not quoted on NASDAQ, or we do not have $2,000,000 in net tangible assets, trading in our securities will be covered by Rules 15-g-1 through 15-g-6 promulgated under the Exchange Act for non-NASDAQ and nonexchange listed securities. Under such rules, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to this transaction. Securities are exempt from these rules if the market price of the common stock is at least $5.00 per share.

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We cannot predict the number of warrants, if any, that will be exercised, or the proceeds that we will receive from the exercise of warrants.

The Selling Securityholders are under no obligation to exercise the warrants, and can be expected to do so only if it is economically reasonable for it to do so. Typically, warrants are not exercised unless exercise is forced, either by us calling them for redemption, or because they are scheduled to expire; and then they will be exercised only if the exercise price is less than the market price of our common stock underlying the warrants. Accordingly, there is no assurance that the warrants will be exercised during the period they are exercisable, or that we will receive any proceeds from the exercise of the warrants.

We will have broad discretion to allocate any proceeds we receive from the exercise of warrants. We cannot guarantee that the monies received will improve our operations.

The monies that we may receive from the exercise of the warrants have been allocated generally to provide working capital for operations. As such, we will use funds as they are received for such purposes and in such proportions as we deem advisable. While we will apply the proceeds in a manner consistent with our fiduciary duty and in a manner consistent with our best interests, we cannot assure you that the monies received will result in any present or future improvement in our results of operations.

The market price of our securities could be adversely affected by sales of registered and restricted securities.

Actual sales or the prospect of future sales of shares of our common stock under Rule 144 may have a depressive effect upon the price of, and market for, our common stock. As of December 17, 2018, 149,799,417 shares of our common stock were issued and outstanding. 118,518,123 of these shares are "restricted securities" and under some circumstances may, in the future, be under a registration under the Securities Act or in compliance with Rule 144 adopted under the Securities Act. In general, under Rule 144, a person who is not and has not been an affiliate for at least 90 days and has beneficially owned restricted shares of common stock for at least six months is entitled to sell the shares provided the Company is current in filing its reports with the SEC or has otherwise made available current public information as defined in the Rule; and after such person has held the shares for at least 12 months, is entitled to sell the shares without restriction. Persons who are affiliates of the Company or have been affiliates of the Company within the past 90 days may sell restricted securities, subject to satisfying other conditions, provided they have owned the shares for at least six months and provided further that within any three-month period, the number of shares may not exceed:

•	The greater of one percent of the total number of outstanding shares of the same class; or

•	If the common stock is quoted on Nasdaq or a stock exchange, the average weekly trading volume during the four calendar weeks immediately preceding the sale.

We cannot predict what effect, if any, that sales of shares of common stock, or the availability of these shares for sale, will have on the market prices prevailing from time-to-time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely effect prevailing prices for our common stock and could impair our ability to raise capital in the future through the sale of equity securities.

Our ability to issue additional securities without shareholder approval could have substantial dilutive and other adverse effects on existing stockholders and investors in this offering.

We have the authority to issue additional shares of common stock and to issue options and warrants to purchase shares of our common stock without shareholder approval. Future issuance of common stock could be at values substantially below the exercise price of the warrants, and therefore could represent further substantial dilution to you as an investor in this offering. In addition, we could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval. As of December 17, 2018, we had outstanding options exercisable to purchase up to 3,600,000 shares of common stock at a weighted average exercise price of $0.04 per share, outstanding warrants exercisable to purchase up to 36,350,000 shares of common stock at a weighted average exercise price of $0.05 per share, and notes convertible into an aggregate of 16,250,000 shares of common stock. Exercise of these warrants and options could have a further dilutive effect on existing stockholders and you as an investor.

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Market for the Company’s Common Stock and Related Stockholder Matters

Effective May 2012, our common stock was approved for quotation on the OTC Bulletin Board under the ticker symbol “MAGE.” The Company’s shares are now quoted on the OTCQB of the OTC Markets Group, Inc. The following sets forth the high and low trading prices for the periods shown:

	2017		2018

	High	Low	High	Low
First quarter ended March 31	$0.08	$0.08	$0.348	$0.0158
Second quarter ended June 30	$0.13	$0.11	$0.035	$0.012
Third quarter ended September 30	$0.06	$0.06	$0.035	$0.018
Fourth quarter ended December 31	$0.03	$0.03	$0.255	$0.017

The closing price of the Company's common stock as of December 17, 2018 was $0.02, as reported on the OTC.QB. The OTC.QB prices are bid and ask prices which represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commissions to the broker-dealer. The prices do not reflect prices in actual transactions. As of December 17, 2018 there were approximately 68 record owners of the Company's common stock.

The OTC.QB is a registered quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. An OTC equity security generally is any equity that is not listed or traded on NASDAQ or a national securities exchange. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority.

Our Board of Directors may declare and pay dividends on outstanding shares of common stock out of funds legally available therefore in its sole discretion; however, to date, no dividends have been paid on common stock and we do not anticipate the payment of dividends in the foreseeable future.

Trading in our common stock is subject to rules adopted by the SEC regulating broker dealer practices in connection with transactions in "penny stocks." Those disclosure rules applicable to penny stocks require a broker dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC. That disclosure document advises an investor that investment in penny stocks can be very risky and that the investor's salesperson or broker is not an impartial advisor but rather paid to sell the shares. The disclosure contains further warnings for the investor to exercise caution in connection with an investment in penny stocks, to independently investigate the security, as well as the salesperson with whom the investor is working and to understand the risky nature of an investment in this security. The broker dealer must also provide the customer with certain other information and must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Further, the rules require that, following the proposed transaction, the broker provide the customer with monthly account statements containing market information about the prices of the securities.

Equity Compensation Plan Information

2017 Equity Incentive Plan

We have not adopted any equity compensation or stock option plans, except as follows:

The Board of Directors of the Company concluded, in order to attract and hire key technical personnel and management as our Company grows, it will be necessary to offer option packages in order to compete effectively with other companies seeking the support of these highly qualified individuals. After careful consideration, the Board recommended the approval of the Company’s 2017 Equity Incentive Plan as being in the best interests of Stockholders.

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Effective September 1, 2017, the 2017 Equity Incentive Plan was approved by written consent of Stockholders holding 75% of the Company’s outstanding common stock, and was adopted by the Board of Directors. The Company is authorized to grant rights to acquire up to a maximum of 10,000,000 shares of common stock under the Plan. The Plan is authorized to grant incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

The 2017 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights (collectively, "Stock Awards"). Incentive stock options granted under the 2017 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2017 Plan are intended not to qualify as incentive stock options under the Code.

As of the date of this prospectus, there have been no grants made under the Plan.

Arrangements with CEO

When he was first engaged as President, CEO and Director of G+W in June 2015, W. Pierce Carson was granted shares of G+W representing 15% of the total issued and outstanding shares of G+W.

In July 2016, we completed a reverse triangular merger pursuant to which a newly formed merger subsidiary was merged into Gulf + Western, and the 15% equity interest in Gulf + Western owned by Mr. Carson was converted into 8,623,957 shares of Magellan common stock. As a result of the merger, Gulf + Western became a wholly-owned subsidiary of Magellan.

On June 1, 2016 we executed an employment agreement with Dr. Carson in which he assumed the positions of President and Chief Executive Officer of Magellan Gold Corporation. The agreement also provided that Dr. Carson be appointed a Director of Magellan Gold Corporation, and effective June 30, 2016, Dr. Carson was appointed a Director of Magellan.

During the term of the agreement, Magellan agreed to pay Dr. Carson a base salary in equal semi-monthly installments less required withholding and other applicable taxes. Dr. Carson’s salary was set at $6,667 per month during the three-month period from June 1, 2016 through August 31, 2016, and thereafter at $10,000 per month. Until such time as Magellan is properly funded, Magellan may defer and accrue salary owed. If not properly funded before the end of the term, Magellan may at its option issue shares of Magellan common stock as settlement of the accrued salary liability. The initial term of the agreement covered the period from June 1, 2016 to May 31, 2017. On June 1, 2018, Dr. Carson and the Company agreed to extend the term of the agreement to May 31, 2019 with all terms of the original agreement remaining unchanged.

Dr. Carson has the right to voluntarily terminate his employment with Magellan during the term. To effect such voluntary termination, Dr. Carson shall provide Magellan at least 60 days advanced written notice of such termination. Upon termination, Dr. Carson shall be paid his base salary through the date of termination, including any amount that may have been deferred and accrued.

On October 26, 2017, Dr. Carson agreed to waive payment of accrued but unpaid salary obligations from June 1, 2016 through September 30, 2017 in the aggregate amount of $150,000. The waiver of accrued wages was recorded as a capital contribution to the Company. Dr. Carson was subsequently issued 4,000,000 shares of the Company’s restricted common stock.

At December 31, 2017 a total of $30,000 and $2,796 of salary and associated payroll tax obligations, respectively, is accrued in connection with the agreement and included in accrued liabilities on the accompanying consolidated balance sheets.

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Dividend Policy

We have not declared or paid cash dividends on our common stock since our inception. We intend to retain all future earnings, if any, to fund the operation of our business, and, therefore, do not anticipate paying dividends in the foreseeable future. Future cash dividends, if any, will be determined by our board of directors.

Use of Proceeds

We are registering these shares pursuant to the registration rights granted to the Selling Securityholders in the Offering. We will not receive any proceeds from the sale or other disposition by the Selling Securityholders of the shares of our Common Stock, the Notes and the Warrants covered by this prospectus. However, we will receive the cash exercise price of the Warrants and will use the proceeds for normal operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We use the terms “Magellan,” “we,” “our,” and “us” to refer to Magellan Gold Corporation.

The following discussion and analysis provides information that management believes is relevant for an assessment and understanding of our results of operations and financial condition. This information should be read in conjunction with our unaudited financial statements as of and for the nine month period ended September 30, 2018 and audited financial statements as of and for the fiscal years ended December 31, 2017 and 2016.

Forward-Looking Statements

Some of the information presented in this Form 10-K constitutes “forward-looking statements”. These forward-looking statements include, but are not limited to, statements that include terms such as “may,” “will,” “intend,” “anticipate,” “estimate,” “expect,” “continue,” “believe,” “plan,” or the like, as well as all statements that are not historical facts.  Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from current expectations. Although we believe our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially from expectations.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

History and Overview

We were incorporated on September 28, 2010, in Nevada. Our principal business is the acquisition and exploration of mineral resources. We have not presently determined whether the properties to which we have mineral rights contain mineral reserves that are economically recoverable.

We have only had limited operations to date and we rely upon the sale of our securities and borrowings from significant investors to fund our operations, as we have generated only nominal revenues.

In August 2012, we entered into an option agreement and subsequently purchased the “Silver District” project consisting of 85 unpatented lode mining claims, 4 patented lode claims, a Arizona State Exploration Permit of 154.66 acres and 23 unpatented mill site claims, totaling over 2,000 acres in La Paz County, Arizona. Since our acquisition, we have increased our land position in the Silver District by staking two unpatented lode mining claims, leased two additional patented claims and have increased our Arizona State Exploration Permit to 334.85 acres.

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On December 31, 2014, we formed and organized a new wholly-owned subsidiary, Gulf + Western Industries, Inc., a Nevada corporation (“Gulf+Western” or “G+W”), to own our Silver District mining interests. On October 1, 2014 we completed the transfer of those assets from Magellan to G+W. At the time of the transfer, Magellan owned all the outstanding common stock of G+W. Effective December 31, 2014, Magellan pledged all its ownership interest in G+W to Mr. John D. Gibbs, a significant shareholder in the Company, as security for outstanding amounts under a line of credit agreement between Magellan and Mr. Gibbs. As of December 31, 2017, the total amount owed under the credit agreement was $1,146,457, which includes $932,500 of principal and $213,657 of accrued interest.

On June 1, 2015, we transferred 15% of our ownership interest in G+W to Dr. W. Pierce Carson (Dr. Carson), in exchange for one year of service as President, Chief Executive Officer and Director of G+W. As a result of the transaction, Magellan’s ownership interest in G+W was reduced to 85%. The transaction was valued at $50,000 representing compensation for the one-year period from 2015 through May 2016. On June 1, 2016 we executed an employment agreement with Dr. Carson in which he assumed the positions of President and Chief Executive Officer of Magellan Gold Corporation. The agreement also provided that Dr. Carson be appointed a Director of Magellan Gold Corporation, effective June 30, 2016. As a result, Mr. John Power resigned his positions as President and Chief Executive Officer and retained the position of Chief Financial Officer until December 31, 2017 upon his replacement by Michael P. Martinez as CFO. Mr. Power and Dr. Carson currently serve as a Directors of Magellan.

In July 2016, the Company completed a share exchange with Dr. Carson in which Dr. Carson surrendered his 15% interest in G+W in exchange for 8,623,957 shares of Magellan Gold Corporation. As a result of this transaction, G+W became a wholly owned subsidiary of Magellan Gold Corporation.

On October 24, 2016, the Company entered into a Mining Option Agreement (“Agreement”) between and among Rio Silver Inc., a Canadian company (“Rio Silver”), Minera Rio Plata S.A.C., a Peruvian company and subsidiary of Rio Silver (“Minera”), and Magellan Gold Peru S.A.C., a Peruvian company and wholly owned subsidiary of the Company (“Magellan Peru”) pursuant to which Rio Silver through Minera, granted to the Company the sole and exclusive option to acquire an undivided 50% interest in and to property located in central Peru. Under the terms of the Agreement, the Company has the right to earn an undivided 50% interest in the Niñobamba Silver/Gold Project in central Peru. To earn its 50% interest, the Company must spend $2.0 million in exploration activities in the project over three years. The Niñobamba project is comprised of five concessions that total 36.5 square kilometers (9.026 acres). Effective December 31, 2017, the Company agreed with Rio Silver to terminate the option agreement, thereby terminating the Company’s option to earn an interest in the Niñobamba Silver/Gold Project. The Company retained its ownership of Rio Silver stock.

On November 30, 2017, the Company purchased from Rose Petroleum plc (“Rose”) a mineral processing mill operation located in the state of Navarit, Mexico (the “SDA Mill”) as well as its associated assets, licenses and agreements. Magellan previously paid a $50,000 option payment, and an additional $100,000 option-to-purchase extension. The $100,000 option extension payment was applied against the cash portion of the purchase price.

The purchase price for the SDA Mill consisted of $850,000 cash, a $50,000 promissory note, the $50,000 non-refundable option payment, the $100,000 for the option-to-purchase payment, and 14,200,834 shares of common stock (the “Shares”). The note is non-interest bearing and has been paid in full. The Shares will be held in escrow for a period of 12 months and the Company has the option to repurchase the Shares from Rose for the sum of $500,000 in the first six months and $550,000 in months seven to eleven.

Rose owned one share of Series A capital stock of Minerales Vane S.A. de C.V. (“Minerales Vane 1”) and Vane Minerals (UK) Limited (“Vane UK”) owned 49,999 shares of Series A capital stock and 26,524,000 shares of Series B capital stock of Minerales Vane 1.

Prior to closing, all of the assets and operations related to the SDA Mill were transferred to a newly incorporated entity, Minerales Vane 2 S.A. de C.V. (“Minerales Vane 2”). Effective November 30, 2017, the Company’s newly incorporated wholly-owned subsidiary, Magellan Acquisition Corporation (“MAC”), acquired 100% of the issued and outstanding shares of Minerales Vane 2.

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On October 17, 2017, the Company amended the agreement to include the acquisition of Minerales VANE Operaciones (“MVO”) (the entity that provides labor to the Mill) for $2,500 as soon as practicable following the Closing Date, rather than prior to the Closing Date. At December 31, 2017, the Company had not obtained control of MVO. Magellan subsequently acquired control of MVO in January 2018 and paid for it in April 2018.

The Company entered into an agreement giving it the right to acquire the El Dorado Gold-Silver Property, a 50 hectare mining concession located near the village of Las Minitas, which lies 50 kilometers south of Magellan’s SDA Flotation Plant at Acaponeta, Nayarit State. Magellan intends to advance El Dorado towards production as a matter of priority. The Company has initiated permitting and is in the process of selecting an underground mining contractor. The project has excellent road and rail infrastructure, and the Company plans to truck the ore from El Dorado to the SDA Plant for processing. El Dorado is situated within a district of epithermal vein systems from which historic mining produced high grades.

Commencement of mining will depend on a number of preconditions, the most important of which include obtaining environmental and blasting permits, selecting and mobilizing a mining contractor and procuring financing. An access and land use agreement with the local ejido already is in place. Once development begins, ore will be accessible with a minimal amount of underground development. Ore will be sourced initially from the shallow, upper portions of the mineralized veins.

Magellan has concluded the agreement with Ingenieros Mineros, S.A. de C.V., the owner of the El Dorado mining concession giving the Company the right to acquire the concession by making staged six-monthly option payments over two years towards an end purchase price of $800,000 (plus 16% IVA). No royalties are payable. Magellan has the right to begin production during the term of the agreement. The Company has made the initial option payment of $50,000 (plus 16% IVA). In addition, Magellan has agreed with a TSX.V-listed company to purchase a comprehensive El Dorado data package including diamond drill core and technical information for a price of $120,000, payable in cash and Magellan common stock.

Our primary focus with the acquisition of the SDA Mill in Mexico is to transform Magellan into a production company, to continue to advance our Arizona silver project towards resource definition and eventual development, and possibly to acquire additional mineral rights and conduct additional exploration, development and permitting activities. Our mineral lease payments, permitting applications and exploration and development efforts will require additional capital. We rely upon the sale of our securities as well as advances and loans from executive management and significant shareholders to fund our operations as we have not generated any significant revenue.

Results of Operations for the Nine Months Ended September 30, 2018 Compared to Nine Months Ended September 30, 2017

	Nine months ended September 30,
	2018	2017
Revenues, net	$125,247	$–

Operating costs and expenses:
Cost of Sales	436,241	–
Exploration costs	20,035	53,733
General and administrative expenses	668,689	480,871

Total operating costs and expenses	1,124,965	534,604

Operating loss	(999,718)	(534,604)

Other income (expense):
Interest expense	(561,440)	(50,349)
Foreign currency exchange gain	3,162	–
Loss on change in derivative liability	(73,250)	–
Unrealized gain (loss) on available-for-sale securities	(24,319)	–
Gain (loss) on change in derivative liability	286,919	(657,776)

Net loss	$(1,368,646)	$(1,242,729)

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Revenues

During the nine months ended September 30, 2018 our total revenues were $125,247 as compared to $-0- during the same period in 2017. Revenues were generated from the sale of tailings left from operations prior to our acquisition of the SDA Mill.

Operating expenses

During the nine months ended September 30, 2018, our total operating costs and expenses were $1,124,965 as compared to $534,604 during the nine months ended September 30, 2017.

During the nine months ended September 30, 2018 our total cost of sales were $436,241 as compared to $-0- during the same period in 2017. Cost of sales were comprised primarily of labor and benefits, equipment depreciation, utilities and supplies.

During the nine months ended September 30, 2018 we incurred $20,035 of exploration costs as compared to $53,733 in 2017. Exploration costs for the nine months ended September 30, 2018 are comprised of $10,035 for professional geologic fees and $10,000 of advance royalty payments, both associated with our Silver District claims.

Exploration costs for the nine months ended September 30, 2017 are comprised of $24,188 for our consulting geologist, geochemical, lease payments and maintenance expenses associated with our Silver District claims and $29,545 in various mining related expenses associated with our mining efforts in Peru.

General and administrative expenses for the nine months ended September 30, 2018 total $668,689 as compared to $480,871 for the nine months ended September 30, 2017. For the nine months ended September 30, 2018, administrative expenses were comprised of accounting and auditing fees of $139,655, legal fees of $59,934, officer compensation and payroll taxes of $155,982, investor relations of $155,881, and other expenses, including administrative, travel, office and facility rents, and other costs associated with our acquisition efforts of the SDA Mill, totaling $157,237.

For the nine months ended September 30, 2017, general and administrative expenses primarily comprised of accounting and auditing fees of $60,128, legal fees of $68,901, officer compensation of $98,387, management fees to Mr. Power of $20,000, investor relations fees of $89,095, and other expenses, including administrative, travel, office and facility rents, and other costs associated with our acquisition efforts of the SDA Mill, totaling $144,409.

On June 1, 2016 we executed an employment agreement with Dr. Carson in which he assumed the positions of President and Chief Executive Officer of Magellan Gold Corporation. The term of the agreement covered the period from June 1, 2016 to May 31, 2017, subject to annual renewal. The agreement has subsequently been renewed each year and is currently effective from June 1, 2018 to May 31, 2019, with all terms of the original agreement remaining unchanged. A total of $98,315 representing Dr. Carson’s base salary and applicable payroll taxes was expensed and is included in general and administrative expenses for both nine month periods ended September 30, 2018 and 2017, respectively.

Interest expense for the nine months ended September 30, 2018 and 2017 totaled $561,440 and $50,349, respectively. Interest expense for the current period is attributable primarily to our amortization of debt discount, related party line of credit, related party notes payable, notes payable, and convertible notes.

Liquidity and Capital Resources

Our unaudited consolidated financial statements have been prepared on a going concern basis, which assumes that we will be able to meet our obligations and continue our operations during the next fiscal year. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern. At September 30, 2018, we had generated only nominal revenues but had not achieved profitable operations and we have accumulated losses of $5,437,052. We expect to incur further losses in the development of our business, all of which raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due.

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We have amended our credit agreement with Mr. Gibbs, a related party, on multiple occasions with the most recent amendment extending the maturity date for the line of credit to December 31, 2018. The current borrowing limit on the credit line is $1,000,000 with a borrowing availability of $167,500 remaining.

During the nine months ended September 30, 2018, we sold 17,000,000 units consisting of common stock and warrants and realized net proceeds of $340,000. Additionally, 6,000,000 warrants were exercised during the same period and net proceeds of $120,000 were realized. Proceeds from these transactions were generally used to fund working capital.

Additionally through various transactions with related parties during the year ended December 31, 2017, the Company realized approximately $1,075,000 which is primarily reflected in a series of promissory notes ("Series 2017 Notes"). The proceeds were generally used to fund the purchase of the SDA Mill in Mexico. The Series 2017 Notes are secured by a pledge of all the outstanding shares of Magellan Acquisition Corporation, a wholly-owned subsidiary that owns the SDA Mill through Minerales Vane 2.

We anticipate that additional funding will be in the form of additional loans from officers, directors or significant shareholders, or equity financing from the sale of our common stock but cannot assure than any future financings will occur.

Cash Flows

A summary of our cash provided by and used in operating, investing and financing activities is as follows:

	Nine Months Ended September 30,
	2018	2017
Net cash used in operating activities	$(418,196)	$(300,999)
Net cash used in investing activities	(66,273)	(208,297)
Net cash provided by financing activities	550,148	511,100
Effect of foreign currency exchange	(63,986)	(862)

Net increase in cash and cash equivalents	1,693	942
Cash and cash equivalents beginning of period	421	485
Cash and cash equivalents end of period	$2,114	$1,427

At September 30, 2018, we had $2,114 in cash and a $3,389,923 working capital deficit. This compares to cash of $421 and a working capital deficit of $2,827,255 at December 31, 2017.

Net cash used in operating activities during the nine months ended September 30, 2018 was $418,196 and was mainly comprised of our $1,368,646 net loss during the period, adjusted by a non-cash charges of $392,069 for accretion of discounts on notes payable, $119,167 for amortization of certain service contracts, $286,919 as a loss on change in derivative liability, $26,667 as a stock compensation and depreciation expense of $91,703. In addition, it reflects a decrease in Due from Rose Petroleum of $27,147, an increase in prepaid expenses and other assets totaling $38,752, as well as increases in accounts payable and accrued expenses totaling $155,627.

Net cash used in operating activities during the nine months ended September 30, 2017 was $300,999 and was mainly comprised of our $1,242,729 net loss during the period, adjusted by a non-cash charge of $43,428 representing the amortization of certain service contracts, and the loss on a increase in our derivative liability of $657,776, and a $7,862 loss on an impairment of an investment. In addition, it reflects an increase in prepaid expenses and other assets totaling $20,199, as well as increases in accounts payable and accrued expenses totaling $202,899, and increases in accrued interest totaling $49,964 representing accrued interest on our related party line of credit and related party and other notes payable.

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During the nine months ended September 30, 2018, our net cash used in investing activities was $66,273 which was due to the purchase of plant, property and equipment, as well as an installment payment for acquisition of the El Dorado gold-silver property.

During the nine months ended September 30, 2017, our net cash used in investing activities was $208,297. During the period we completed the second of two private placement unit financings in Rio Silver Inc. (“Rio Silver”), associated with our mining option agreement with Rio Silver. The private placement resulted in the Company obtaining an additional 1,250,000 units at a price of Cdn$0.06, which included one share of Rio Silver common stock and one warrant to purchase one share of Rio Silver common stock for Cdn$0.06 which expire on July 19, 2018. This warrant was subsequently extended for an additional period of 18 months. The cost of the units in the second private placement totaled USD $58,297. In addition we paid $150,000 towards the purchase of the SDA Mill.

During the nine months ended September 30, 2018, net cash provided by financing activities was $550,148 comprised of the sale of stock and warrants, related party advances, the exercise of warrants and paydown on the note payable to Rose Petroleum. Funds were raised in conjunction with a private placement of equity securities in which we sold a total of 17,000,000 units priced at $0.02 per unit, resulting in total proceeds of $340,000. Each unit was comprised of one share of common stock, and one warrant entitling the holder to purchase one share of common stock at a price of $0.02 per share in cash, and have varying expiration dates from August 31, 2018 to December 31, 2018. Related party advances from John Power contributed a net amount of $45,148 in proceeds during the period while payments on the note payable to Rose Petroleum used $50,000. Finally, the exercise of 6,000,000 warrants at $0.02 per share during the period generated proceeds of $120,000.

During the nine months ended September 30, 2017, net cash provided by financing activities was $511,100. During the period, Mr. Power, an executive and director, advanced the Company a total of $78,050 of which $25,050 was repaid. Also during the period, Dr. Carson, an executive and director, advanced the Company $8,100 with no repayments. In addition, during the nine months ended September 30, 2017 we completed a private placement of equity securities with two investors in which we sold a total of 1,250,000 units priced at $0.10 per unit, resulting in total proceeds of $125,000. Each unit was comprised of one share of common stock, and one warrant entitling the holder to purchase one share of common stock at a price of $0.10 per share in cash, and expire December 30, 2017. In addition on August 3, 2017, a warrant holder exercised 500,000 warrants resulting in net proceeds of $50,000.

During the nine months ended September 30, 2017 we issued a total of $275,000 of related party promissory notes. On May 31, 2017 we executed three short-term notes with Mr. Gibbs, significant shareholder, and our two executive officers, Dr. Carson and Mr. Power in the principal amounts of $100,000, $25,000 and $25,000, respectively. The notes bear interest at 6% and mature on November 15, 2017. In addition, on June 30, 2017 we entered into an additional secured loan for advances from Mr. Power and evidenced by a $125,000 promissory note. The promissory note bears interest at 6% per annum and matures on December 31, 2017. The note is collateralized by our investment in Rio Silver shares and warrants.

Off Balance Sheet Arrangements

We do not have and have never had any off-balance sheet arrangements.

Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

Our consolidated financial statements include our accounts and the accounts of our 100% owned subsidiaries, Gulf + Western Industries, Inc., Magellan Acquisition Corporation, Minerales Vane 2, S.A. de C.V., and Minerales Vane Operaciones, S.A de C.V.. All intercompany transactions and balances have been eliminated. Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

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Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the period presented.

We make our estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. We believe that our significant estimates, assumptions and judgments are reasonable, based upon information available at the time they were made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

Foreign Currency Translations

The Company maintains its accounting records in US Dollars. Our operating subsidiaries, Minerales Vane 2, S.A. de C.V., and Minerales Vane Operaciones, S.A de C.V., report in Mexican Pesos which is the functional currency for both entities. The subsidiaries’ transactions are recorded in their respective functional currencies and are reported to the Company in Mexican Pesos. For reporting, the Company translates the subsidiaries’ transactions and accounts to US Dollars at exchange rates approximating those ruling at the transaction dates. Exchange gains and losses are recorded in the statements of income and comprehensive income. Assets and liabilities of the Company and its subsidiaries are translated into the U.S. dollars at exchange rates at the balance sheet date, equity accounts are translated at historical exchange rate and revenues and expenses are translated by using the average exchange rates. Translation adjustments are reported as a separate component of other comprehensive income in the consolidated statements of operations and comprehensive loss.

Fair Value of Financial Instruments

We value our financial assets and liabilities using fair value measurements. Our financial instruments primarily consist of cash and cash equivalents, accounts payable, accrued liabilities, amounts due to related parties and notes payable to related parties. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amount of cash and cash equivalents, accounts payable, accrued liabilities, notes payable to related parties and other amounts due to related parties approximates fair value because of the short-term nature of these financial instruments.

Concentrations of Credit Risk

Our financial instruments which potentially subject us to credit risk are our cash and cash equivalents. We maintain our cash and cash equivalents at reputable financial institutions and currently, we are not exposed to significant credit risk.

Cash and Cash Equivalents

We consider all amounts on deposit with financial institutions and highly liquid investments with an original maturity of three months or less to be cash equivalents at the date of purchase.

Mineral Rights

We have determined that our mineral rights meet the definition of mineral rights, as defined by accounting standards, and are tangible assets. As a result, our direct costs to acquire or lease mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with: leasing or acquiring patented and unpatented mining claims; leasing mining rights including lease signature bonuses, lease rental payments and advance minimum royalty payments; and options to purchase or lease mineral properties.

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If we establish proven and probable reserves for a mineral property and establish that the mineral property can be economically developed, mineral rights will be amortized over the estimated useful life of the property following the commencement of commercial production or expensed if it is determined that the mineral property has no future economic value or if the property is sold or abandoned. For mineral rights in which proven and probable reserves have not yet been established, we assess the carrying values for impairment at the end of each reporting period and whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

The net carrying value of our mineral rights represents the fair value at the time the mineral rights were acquired less accumulated depletion and any abandonment or impairment losses. Proven and probable reserves have not been established for mineral rights as of September 30, 2018. At September 30, 2018 mineral rights totaling $373,713 were net of $117,857 of impairment and abandonment charges. No impairment charges were recognized for either of the nine months ended September 30, 2018 or 2017.

Impairment of Long-lived Assets and Mining Rights

We continually monitor events and changes in circumstances that could indicate that our carrying amounts of long-lived assets, including mineral rights, may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flow. If the future undiscounted cash flow is less than the carrying amount of these assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Notes Payable – Related Parties

Notes payable to related parties are classified as current liabilities as the note holders either have the ability to control the repayment dates of the notes or the notes are due within twelve months of the balance sheet date.

Exploration Costs

Mineral exploration costs are expensed as incurred. When it has been determined that it is economically feasible to extract minerals and the permitting process has been initiated, exploration costs incurred to further delineate and develop the property are considered pre-commercial production costs and will be capitalized and included as mine development costs in our balance sheets.

Income Taxes

We recognize deferred tax assets and liabilities for temporary differences between the tax basis of assets and liabilities and the amounts at which they are carried in the financial statements and the effect of net operating losses based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. At September 30, 2018, the Company had no uncertain tax positions.

Net Loss per Common Share

We compute basic net loss per common share by dividing our net loss attributable to common shareholders by our weighted-average number of common shares outstanding during the period. Computation of diluted net loss per common share adds the weighted-average number of potential common shares outstanding to the weighted-average common shares outstanding, as calculated for basic net loss per share, except for instances in which there is a net loss. For the three and nine months ended September 30, 2018 and 2017, potential common shares associated with convertible notes payable and outstanding warrants to purchase common stock have been omitted from the net loss per common share computation as they are anti-dilutive due to the net loss for these periods.

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Stock-based Compensation

The Company determines the fair value of stock option awards granted to employees in accordance with FASB ASC Topic 718 – 10 and to non-employees in accordance with FASB ASC Topic 505 – 50. Compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

New Accounting Standards

From time to time, the Financial Accounting Standards Board (“FASB”) or other standards setting bodies issue new accounting pronouncements. Updates to the FASB Accounting Standards Codification are communicated through issuance of an Accounting Standards Update. Unless otherwise discussed, we believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on our financial statements upon adoption.

In February 2016, the Financial Accounting Standards Board issued ASU No. 2016-02, "Leases: Topic 842 (ASU 2016-02)", to supersede nearly all existing lease guidance under GAAP. The guidance would require lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets. ASU 2016-02 is effective for the Company in the first quarter of our fiscal year ending December 31, 2019 using a modified retrospective approach with the option to elect certain practical expedients. The Company is currently evaluating the impact of its pending adoption of ASU 2016-02 on its consolidated financial statements.

Recently Adopted Accounting Standards

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” which addresses the recognition, measurement, presentation and disclosure of financial assets and liabilities. This ASU primarily affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. In addition, this ASU clarifies the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. This standard became effective on January 1, 2018. At the adoption of this standard the Company reclassified $8,518 from Accumulated Other Comprehensive Loss to Accumulated Deficit which represented the cumulative impact of the new standard.

Accounting Standards Update No. 2014-09—Revenue from Contracts with Customers (Topic 606). On May 28, 2014, the FASB issued guidance that requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This ASU was further amended by ASU No. 2015-14, No. 2016-08, No. 2016-10, No. 2016-12 and No. 2016-20.  The guidance provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. The Company has performed an assessment of the revised guidance and the impacts on the Company’s Consolidated Financial Statements and disclosures and has determined that the adoption of this guidance did not have an impact. The Company adopted the new guidance effective January 1, 2018 using the modified retrospective approach.

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Results of Operations for the Years Ended December 31, 2017 and 2016

	Years Ended December 31,
	2017	2016

Operating expenses:
Exploration costs	61,233	70,599
General and administrative expenses	964,302	353,666
Depreciation and amortization	12,104	–
Accretion of asset retirement obligation	367	–
Impairment loss	345,697	–
Total operating expenses	1,383,703	424,265

Operating loss	(1,383,703)	(424,265)

Other income (expense):
Interest expense	(96,480)	(62,303)
Loss on change in derivative liability	(657,776)	(73,604)
Net loss	$(2,137,959)	$(560,172)

Operating expenses

During the year ended December 31, 2017, our total operating expenses were $1,383,703 as compared to $424,265 during the year ended December 31, 2016.

During the year ended December 31, 2017 we incurred $61,233 of exploration costs as compared to $70,599 in 2016.  Exploration costs for the year ended December 31, 2017 are comprised of $24,188 for our consulting geologist, geochemical, lease payments and maintenance expenses associated with our Silver District claims, and $29,545 and $7,500 in various mining related expenses associated with our mining efforts in Peru and Mexico, respectively. Exploration costs for the year ended December 31, 2016 are primarily comprised of $32,270 in payments made to secure certain mining concessions and other start-up costs associated with our mining efforts in Peru, $11,860 of  royalty and lease payments and legal title work associated with our Silver District claims, as well as $26,469 of geologic related expenses including a contracted ground magnetic survey, laboratory soil analysis and geologist consulting fees associated with our Silver District project.

General and administrative expenses for the year ended December 31, 2017 total $964,302 as compared to $353,666 for the year ended December 31, 2016. The $610,636 increase is primarily associated with increases in officer compensation, investor relations and professional legal and accounting fees, and other costs associated with our acquisition efforts of the SDA Mill in Mexico. For the year ended December 31, 2017, administrative expenses comprised of investor relations fees of $147,754, officer compensation of $384,935, accounting and auditing fees of $63,128, legal fees of $106,651, management fees to Mr. Power of $20,000, other administrative costs including travel, office and facility rents, and other expenses associated with our acquisition efforts of the SDA Mill totaling $241,335, and a $499 gain on foreign currency translations associated with our operations in Peru. The Company also recorded a goodwill impairment of $345,697 on its SDA mill for the year ended December 31, 2017.

On November 1, 2016 the Company executed a Finder’s Agreement (“Agreement”), with a third party consultant to introduce the Company to potential investors beginning with its November 2016 private placement offering. The term of the Agreement was nine months, or until the Company informs the consultant it has located investors to purchase the securities. The consultant is to be compensated for the services by cash payments totaling $30,000, payable at or before the termination of the Agreement. During the year ended December 31, 2017 the Company paid the consultant a total of $12,800, which is included in investor relations expenses for the year ended December 31, 2017. As of December 31, 2017 the Company had paid approximately $23,800 to the consultant pursuant to the Agreement.

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On June 1, 2016 we executed an employment agreement with Dr. Pierce Carson in which Dr. Carson assumed the positions of President and Chief Executive Officer of Magellan Gold Corporation. The term of the agreement covered the period from June 1, 2016 to May 31, 2017. On June 1, 2017, Dr. Carson and the Company agreed to extend the agreement to May 31, 2018 under the same terms and conditions. During the term of the agreement, Dr. Carson was paid a base salary in equal semi-monthly installments. Dr. Carson’s salary was set at $6,667 per month during the three-month period from June 1, 2016 through August 31, 2016, and thereafter at $10,000 per month. A combined total of $280,000 representing stock compensation, waived salary, base salary and applicable payroll taxes was expensed and is included in general and administrative expenses for the year ended December 31, 2017.  As of December 31, 2017, salary and payroll expense totaling $32,796 was unpaid and is included in accrued liabilities on the accompanying consolidated balance sheets.

General and administrative expenses for the year ended December 31, 2016 totaling $353,666 were comprised professional fees including accounting and audit fees of $46,725, legal fees totaling $29,472, management fees to Mr. Power totaling $30,000, executive compensation expense of $86,425, other professional fees including investor relations and website fees of $110,022, and other expenses totaling $51,022 mainly comprised of travel expenses, rent, licenses, BLM renewal fees, and other administrative related expenses.

Interest expense for the year ended December 31, 2017 and 2016 totaled $96,480 and $62,303, respectively, and is primarily attributable to our related party line of credit, which accrues interest at the rate of 6.0% per year, our related party notes payable which accrue interest at a weighted average interest rate of 9.46%, and convertible notes which accrue interest at a weighted average of 10% per year.

On October 1, 2014, we issued a convertible promissory note to a provider of legal services in the original principal amount of $51,532.  The note was issued to evidence the Company’s indebtedness for legal services previously rendered. Interest accrues quarterly on the outstanding principal and interest balance of the Note at 6% per annum. The principal plus accrued and unpaid interest was due upon five days’ written demand of the note holder. The note is unsecured.

The note principal and accrued interest was convertible at any time into shares of common stock at a conversion price of $0.039, which represented the closing bid price of the common stock on the OTC Bulletin Board on the date of issuance.

In April 2016 the note holder elected to convert a total of $23,400, consisting of $18,512 of principal and $4,888 of accrued interest. The conversion resulted in the issuance of 600,000 shares of the Company’s common stock. At December 31, 2016 the remaining note balance was $33,020.

On April 14, 2017 the Company entered into a series of transactions in which the conversion rate was changed, the note holder elected to convert part of the principal and accept cash payment for part of the remaining principal and accrued interest, the sale of the remaining balance of the note to a third party, a further reduction of the conversion rate, and finally the election by the new note holder to convert part of the remaining principal to shares of the Company’s common stock.

Finally, on August 3, 2017 the new note holder converted all remaining principal and accrued interest into shares of the Company’s common stock. These transactions are discussed in detail in Note 8 – Convertible Note Payable and Derivative Liability in the accompanying consolidated financial statements.

The following table summarizes the changes in the derivative liability and the gains and losses recognized upon changes in valuations and the pay down of principal and accrued interest:

Balance December 31, 2016	$119,500
Total losses (unrealized, realized) included in net loss	657,776
Reclassifications of derivative liability to APIC	(777,276)

Balance December 31, 2017	$–

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We estimate the fair value of the derivative using the Black-Scholes option pricing model, which includes assumptions for expected dividends, expected share price volatility, risk-free interest rate, and expected life of the note. Our expected volatility assumption is based on our historical weekly closing price of our stock over a period equivalent to the expected remaining life of the note.

The following table summarizes the assumptions used to value the derivative liability on April 14 for each change in the conversion rate:

Fair value assumptions – derivative:	April 14, 2017
Risk free interest rate	1.03%
Expected term (years)	1.0
Expected volatility	154%
Expected dividends	0%

The following table summarizes the assumptions used to value the derivative liability at August 3, 2017:

Fair value assumptions – derivative:	August 3, 2017
Risk free interest rate	1.22%
Expected term (years)	1.0
Expected volatility	137%
Expected dividends	0%

We estimated the fair value of the derivative at December 31, 2016 using the Black-Scholes option pricing model, which includes assumptions for expected dividends, expected share price volatility, risk-free interest rate, and expected life of the Note.  Our expected volatility assumption is based on our historical weekly closing price of our stock over a period equivalent to the expected remaining life of the Note.  The quarterly valuations performed during the year ended December 31, 2016 resulted in an increase to the liability of $73,604, which was recognized as a loss on change in derivative liability for the year ended December 31, 2016.

The following table summarizes the assumptions used to value the derivative Note discount at December 31, 2016:

Fair value assumptions – derivative:	December 31, 2016
Risk free interest rate	0.59%
Expected term (years)	1.0
Expected volatility	134%
Expected dividends	0%

The following table summarizes the assumptions used to value the derivative liability at December 31, 2016:

Fair value assumptions – derivative:	December 31, 2016
Risk free interest rate	0.85%
Expected term (years)	1.0
Expected volatility	158%
Expected dividends	0%

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Liquidity and Capital Resources:

Our audited consolidated financial statements have been prepared on a going concern basis, which assumes that we will be able to meet our obligations and continue our operations during the next fiscal year. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern. At December 31, 2017, we had not yet generated any significant revenues or achieved profitable operations and we have accumulated losses of $4,059,888. We expect to incur further losses in the development of our business, all of which raise substantial doubt as to our ability to continue as a going concern.  Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due.

On December 31, 2015 we amended our credit agreement with Mr. John Gibbs, a related party, to increase the borrowing limit to $1,000,000, which provides the Company an additional $67,500 available under the credit line at December 31, 2017. Effective December 31, 2016 we amended the agreement to extend the maturity date to December 31, 2018.  As part of a 2014 amendment, we pledged our ownership interest in our subsidiary, G+W, which owns all our ownership interests in the Silver District properties, as security for all amounts outstanding under the credit agreement.

During the year ended December 31, 2017 we sold 1,250,000 units consisting of common stock and warrants and realized net proceeds of $125,000. Additionally, we realized $50,000 in net proceeds from the exercise of 500,000 warrants. The proceeds were generally used to fund certain investing activities and for general working capital.

On November 1, 2017, the Company sold a 10% Convertible Promissory Note (“Auctus Note”) in a principal amount of $170,000. After deducting the investor’s discount and legal fees, net proceeds to the Company were $153,650. The proceeds were generally used to fund certain investing activities and for general working capital.

On November 2, 2017, the Company sold a 10% Convertible Promissory Note (“EMA Note”) in the principal amount of $125,000. After deducting the investor’s discount and legal fees, net proceeds to the Company were $113,500. The proceeds were generally used to fund certain investing activities and for general working capital.

On November 30, 2017 we entered into a series of secured promissory notes (“Series 2017 Notes”) with related parties in the aggregate amount of $1,155,000, including financing fees of $105,000 recorded as a discount to the notes. Mr. Gibbs, Dr. Carson, and Mr. Power transferred $100,000, $25,000, and $25,000, respectively, from the May 31, 2017 short term related party notes into the Series 2017 Notes. Net proceeds on the issuance after reducing for the transfers total $900,000. The proceeds were generally used to fund the purchase of the SDA Mill in Mexico. The Series 2017 Notes are secured by a pledge of all the outstanding shares of Magellan Acquisition Corporation, a wholly-owned subsidiary that owns the SDA Mill through Minerales Vane2.

During the year ended December 31, 2017 we issued a total of $275,000 of related party promissory notes including three short-term notes executed on May 31, 2017 with Mr. Gibbs, significant shareholder, and our two executive officers, Dr. Carson and Mr. Power in the principal amounts of $100,000, $25,000 and $25,000, respectively. The notes bear interest at 6% and matured on November 15, 2017 at which time the amounts due were transferred into the Series 2017 Notes.  On June 30, 2017 we entered into an additional secured loan for advances from Mr. Power and evidenced by a $125,000 promissory note. The promissory note bears interest at 6% per annum and matured on December 31, 2017.  The proceeds were generally used to fund general working capital and the purchase of the SDA Mill in Mexico. The note is secured by a pledge of the Company's portfolio of Rio Silver Common Stock and Warrants.

We anticipate that additional funding will be in the form of additional loans from officers, directors or significant shareholders, or equity financing from the sale of our common stock.

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Cash Flows

A summary of our cash provided by and used in operating, investing and financing activities is as follows:

	Year Ended December 31,
	2017	2016
Net cash used in operating activities	$(465,926)	$(277,954)
Net cash used in investing activities	(1,058,297)	(71,753)
Net cash provided by financing activities	1,525,250	349,325
Effect of foreign currency exchange	(1,091)	–

Net change in cash and cash equivalents	(64)	(382)
Cash and cash equivalents beginning of period	485	867
Cash and cash equivalents end of period	$421	$485

At December 31, 2017, we had $421 in cash and a $2,827,255 working capital deficit. This compares to cash of $485 and a working capital deficit of $1,353,468 at December 31, 2016.

Net cash used in operating activities during the year ended December 31, 2017 was $465,926 and was mainly comprised of our $2,137,959 net loss during the period, adjusted by non-cash charges of accretion of asset retirement obligation $367, accretion of discounts on notes payable $12,766, amortization of certain service contracts $52,884, depreciation $12,104, loss due to an increase in our derivative liability of $657,776, impairment loss of $345,697, and stock based compensation $303,642.  In addition, it reflects a decrease in receivables from Rose Petroleum for toll milling, and prepaid expenses and other assets totaling $25,793, as well as increases in accounts payable and accrued expenses totaling $229,259, and increases in accrued interest totaling $83,331 representing accrued interest on our related party line of credit and related party and other notes payable.

Net cash used in operating activities during the year ended December 31, 2016 was $277,954 and was mainly comprised of our $560,172 net loss during the period, adjusted by non-cash charges of $20,833 representing the amortization of deferred compensation, amortization of service contracts paid common stock of $28,629, the loss on an increase in our derivative liability of $73,604, and the conversion of our deposit with Rio Silver, Inc. used to fund expenses for certain mining concessions associated with our Peru mining efforts.  In addition, it reflects a cash adjusted increase in prepaid expenses and other assets totaling $10,173, as well as increases in accounts payable and accrued expenses totaling $89,176, and increases in accrued interest totaling $59,803 representing accrued interest on our related party line of credit and related party and other notes payable.

During the year ended December 31, 2017, our net cash used in investing activities was $1,058,297, comprised mainly of $1,000,000 for the purchase of the SDA mill. Additionally during the period, we completed the second of two private placement unit financings in Rio Silver Inc. (“Rio”), associated with our mining option agreement with Rio. The private placement resulted in the Company obtaining an additional 1,250,000 units at a price of Cdn$0.06, which included one share of Rio Silver common stock and one warrant to purchase one share of Rio Silver common stock for Cdn$0.06 which expire on July 19, 2018. The cost of the units in the second private placement totaled USD $58,297.

On June 30, 2016 the Company signed a non-binding Letter of Intent (“LOI”) with Rio Silver Inc., ("Rio") and on October 24, 2016 the Company executed a definitive Mining Option Agreement (“Option Agreement), pursuant to which Magellan is granted the option to earn an undivided 50% interest in the Niñobamba Silver-Gold Property (“Property”), located 330 kilometers southeast of Lima in the Department of Ayacucho, Peru. As part of the agreement, the Company paid a refundable $12,000 deposit. This payment was recorded as a deposit and represents an investment activity during the year ended December 31, 2016. We also invested $59,753 in Rio securities during 2016. All Rio securities are pledged to secure Mr. Power's note in the principal amount of $125,000.

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During the year ended December 31, 2017, net cash provided by financing activities was $1,525,250 including proceeds from related party notes payable of $1,075,000 and proceeds from convertible notes of $267,150. Mr. Power, an executive and director, advanced the Company a total of $26,050 of which $26,050 was repaid. Also during the period, Dr. Carson, an executive and director, advanced the Company $8,100 with no repayments. In addition, during the year ended December 31, 2017 we completed a private placement of equity securities with two investors in which we sold a total of 1,250,000 units priced at $0.10 per unit, resulting in total proceeds of $125,000. Each unit was comprised of one share of common stock, and one warrant entitling the holder to purchase one share of common stock at a price of $0.10 per share in cash. The warrants originally expired on December 30, 2017 but were extended until December 30, 2018.

On July 31, 2017 a holder of 1,000,000 warrants exercisable at $0.10 exercised 500,000 warrants for $50,000 resulting in the issuance of 500,000 shares of the Company’s common stock. Upon exercise, the Company agreed to extend the expiration date on his remaining 500,000 warrants from December 30, 2017 to December 30, 2018.

During the year ended December 31, 2017 we issued a total of $275,000 of related party promissory notes. On May 31, 2017 we executed three short-term notes with Mr. Gibbs, significant shareholder, and our two executive officers, Dr. Carson and Mr. Power in the principal amounts of $100,000, $25,000 and $25,000, respectively. The notes bear interest at 6% and matured on November 15, 2017 at which time the amounts due were transferred into the Series 2017 Notes. In addition, on June 30, 2017 we entered into an additional secured loan for advances from Mr. Power and evidenced by a $125,000 promissory note. The promissory note bears interest at 6% per annum and matured on December 31, 2017 and has not been extended and is in technical default. The note is collateralized by our investment in Rio Silver shares and warrants.

During the year ended December 31, 2016, net cash provided by financing activities was $349,325, and included $45,000 of additional borrowings under our credit agreement with Mr. Gibbs. And, $35,000 of cash was received from Mr. Power represented by a 6% note payable due December 31 2016, which was repaid prior to its maturity.  In addition, we received $16,200 in advances from Mr. Power, all of which were also repaid during the period.

Also, in June 2016, we completed a private placement of equity securities in which we sold 4,875,000 units priced at $0.04 per unit. Each unit was comprised of one share of common stock, one Class A warrant and one Class B warrant. Each Class A warrant entitles the holder to purchase one share of common stock at a price of $0.07 per share in cash. Each Class B warrant entitles the holder to purchase one share of common stock at a price of $0.10 per share, exercisable in either cash or pursuant to a cashless exercise. The sale was concluded on June 30, 2016 and resulted in net proceeds of $194,325, which were net of $675 of direct offering costs.  Both the Class A and Class B warrants had an original expiration date of December 30, 2016, but were both extended to February 28, 2017.  The Class B warrants were further extended to June 30, 2017 and subsequently no Class A or B warrants were exercised and they all expired in 2017.

In November 2016, we sold in a private placement of equity securities a total of 1,100,000 units comprised of one share of common stock and one warrant to purchase one share of common stock at a price of $0.10 per share in cash, and expire December 30, 2017.  Net proceeds of this private placement were $110,000.

Magellan Gold Peru (“MGP”), a wholly owned subsidiary of Magellan Gold Corporation (“MGC”), maintains its operations in the Peruvian Sol, its functional currency. The accounts of MGP are translated to US dollars upon consolidation for reporting purposes. Amounts representing funds owed to MGC for operating advances resulted in a currency translation difference of $412, which was recorded as a component of the consolidated comprehensive loss at December 31, 2017. We sold our interest in MGP effective December 31, 2017 for $1.00.

Additionally, Minerales Vane 2, S.A. de C.v. (“MV2”), a wholly owned subsidiary of Magellan Acquisition Corporation (“MAC”), maintains its operations in the Mexican Peso, its functional currency. The accounts of MV2 are translated to US dollars upon consolidation for reporting purposes. A translation adjustment of $78,640 was recorded as a component of the consolidated comprehensive loss at December 31, 2017.

Off Balance Sheet Arrangements

We do not have and have never had any off-balance sheet arrangements.

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Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

Our consolidated financial statements include our accounts and the accounts of our 100% owned subsidiaries, Gulf + Western Industries, Inc., Magellan Acquisition Corporation, Minerales Vane 2, S.A. de C.V., and Magellan Gold Peru S.A.C. All intercompany transactions and balances have been eliminated.  Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the period presented.

We make our estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. We believe that our significant estimates, assumptions and judgments are reasonable, based upon information available at the time they were made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

Foreign Currency Translations

The Company maintains its accounting records in US Dollars. Our operating subsidiary, Minerales Vane 2, S.A. de C.V is located in Mexico and maintains its accounting records in the Mexican Peso, which is its functional currency. Magellan Gold Peru S.A.C., another of our operating subsidiaries, is located in Peru and maintains its accounting records in the Peruvian Sol, which is its functional currency. Assets and liabilities of the subsidiaries are translated into the U.S. dollars at exchange rates at the balance sheet date, equity accounts are translated at historical exchange rate and revenues and expenses are translated by using the average exchange rates. Translation adjustments are reported as a separate component of other comprehensive income in the consolidated statements of operations and comprehensive loss. Foreign currency denominated transactions are translated at exchange rates approximating those ruling at the transaction dates. Exchange gains and losses are recognized in income.

Fair Value of Financial Instruments

We value our financial assets and liabilities using fair value measurements. Our financial instruments primarily consist of cash and cash equivalents, investments in available-for-sale securities, accounts payable, accrued liabilities, derivative liabilities, amounts due to related parties and notes payable to related parties. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amount of cash and cash equivalents, accounts payable, accrued liabilities, notes payable to related parties and other amounts due to related parties approximates fair value because of the short-term nature of these financial instruments.

Concentrations of Credit Risk

Our financial instruments which potentially subject us to credit risk are our cash and cash equivalents. We maintain our cash and cash equivalents at reputable financial institutions and currently, we are not exposed to significant credit risk.

Cash and Cash Equivalents

We consider all amounts on deposit with financial institutions and highly liquid investments with an original maturity of three months or less to be cash equivalents at the date of purchase.

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Mineral Rights

We have determined that our mineral rights meet the definition of mineral rights, as defined by accounting standards, and are tangible assets. As a result, our direct costs to acquire or lease mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with: leasing or acquiring patented and unpatented mining claims; leasing mining rights including lease signature bonuses, lease rental payments and advance minimum royalty payments; and options to purchase or lease mineral properties.

If we establish proven and probable reserves for a mineral property and establish that the mineral property can be economically developed, mineral rights will be amortized over the estimated useful life of the property following the commencement of commercial production or expensed if it is determined that the mineral property has no future economic value or if the property is sold or abandoned. For mineral rights in which proven and probable reserves have not yet been established, we assess the carrying values for impairment at the end of each reporting period and whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

The net carrying value of our mineral rights represents the fair value at the time the mineral rights were acquired less accumulated depletion and any abandonment or impairment losses. Proven and probable reserves have not been established for mineral rights as of December 31, 2017. At December 31, 2017 mineral rights totaling $323,200 were net of $117,857 of impairment and abandonment charges.  No impairment charges were recognized for either the of the years ended December 31, 2017 or 2016.

Impairment of Long-lived Assets and Mining Rights

We continually monitor events and changes in circumstances that could indicate that our carrying amounts of long-lived assets, including mineral rights, may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flow. If the future undiscounted cash flow is less than the carrying amount of these assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation. Property and equipment is amortized on a straight-line basis over its estimated life:

☐ SDA Mill – 10 years

☐ Mill equipment – 10 years

☐ Tailings Dam – 10 years

☐ Office and Warehouse – 10 years

Goodwill

Goodwill was generated through the acquisition of the SDA Mill in fiscal 2017 as the total consideration paid exceeded the fair value of the net assets acquired.

The Company tests its goodwill for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results. There was impairment of goodwill of $345,697 during the year ended December 31, 2017 and $0 during the year ended December 31, 2016.

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Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with ASC 410-20, Asset Retirement Obligations. ASC 410-20 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs an obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. Asset retirement obligations consists of estimated final mill closure and associated ground reclamation costs to be incurred by the Company in the future once the economical life of its SDA Mill is reached. The estimated fair value of the asset retirement obligation is based on the current cost escalated at an inflation rate and discounted at a credit adjusted risk-free rate. This liability is capitalized as part of the cost of the related asset and amortized over its useful life. The liability accretes until the Company settles the obligation.

Comprehensive Income/Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive income/loss and its components in the financial statements. As of December 31, 2017 and 2016, the Company’s only components of comprehensive income were foreign currency translation adjustments and unrealized gain or loss on available-for-sale securities.

Notes Payable – Related Parties

Notes payable to related parties are classified as current liabilities as either the note holders have the ability to control the repayment dates of the notes or maturity dates are within one year of the reported balance sheet date.

Exploration Costs

Mineral exploration costs are expensed as incurred. When it has been determined that it is economically feasible to extract minerals and the permitting process has been initiated, exploration costs incurred to further delineate and develop the property are considered pre-commercial production costs and will be capitalized and included as mine development costs in our balance sheets.

Income Taxes

We recognize deferred tax assets and liabilities for temporary differences between the tax basis of assets and liabilities and the amounts at which they are carried in the financial statements and the effect of net operating losses based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. At December 31, 2017 and 2016, the Company had no uncertain tax positions.

Net Income/Loss per Common Share

We compute basic net loss per common share by dividing our net loss attributable to common shareholders by our weighted-average number of common shares outstanding during the period. Computation of diluted net loss per common share adds the weighted-average number of potential common shares outstanding to the weighted-average common shares outstanding, as calculated for basic net loss per share, except for instances in which there is a net loss. For the years ended December 31, 2017 and 2016, potential common shares associated with convertible notes payable and outstanding warrants to purchase common stock have been omitted from the net loss per common share computation as they are anti-dilutive due to the net loss for these periods.

Stock-based Compensation

The Company determines the fair value of stock option awards granted to employees in accordance with FASB ASC Topic 718 – 10 and to non-employees in accordance with FASB ASC Topic 505 – 50. Compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

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New Accounting Standards

From time to time, the Financial Accounting Standards Board (“FASB”) or other standards setting bodies issue new accounting pronouncements. Updates to the FASB Accounting Standards Codification are communicated through issuance of an Accounting Standards Update. Unless otherwise discussed, we believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on our financial statements upon adoption.

In February 2016, the Financial Accounting Standards Board issued ASU No. 2016-02, "Leases: Topic 842 (ASU 2016-02)", to supersede nearly all existing lease guidance under GAAP. The guidance would require lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets. ASU 2016-02 is effective for the Company in the first quarter of our fiscal year ending December 31, 2019 using a modified retrospective approach with the option to elect certain practical expedients. The Company is currently evaluating the impact of its pending adoption of ASU 2016-02 on its consolidated financial statements.

Recently Adopted Accounting Standards

Recently issued Financial Accounting Standards Board Accounting Standards Codification guidance has either been implemented or is not significant to us.

Description of Business

About Our Company

Magellan Gold Corporation (“Magellan”, “the Company”, “our” or “we”) was formed and organized effective September 28, 2010, under the laws of the State of Nevada. We are an exploration stage company and our principal business is the acquisition and exploration of mineral resources in Arizona, Nevada and Mexico. We have not presently determined whether the properties to which we have mining rights contain mineral deposits that are economically recoverable.

We were formed and organized by Athena Silver Corporation (“Athena”), a Delaware corporation, and by John C. Power and John D. Gibbs, two of the control persons and principal shareholders of Athena. Effective September 2010, we issued an aggregate of 33 million shares of common stock to our founders in consideration of $.0025 per share:  30 million shares were issued to Messrs. Power and Gibbs and 3 million shares were issued to Athena. During 2011, the majority of the shares issued to Athena were distributed, in the nature of a spin-off dividend of such shares, to the shareholders of Athena, as of a Record Date of December 31, 2010, pro rata.

Our focus is on projects in Arizona and Mexico.

Silver District, La Paz County, Arizona

In August 2012, we entered into an Option Agreement with Columbus Silver (US) Corporation (“Columbus”) to purchase “The Silver District Claims” consisting of 85 unpatented lode mining claims, 4 patented lode claims, an Arizona State Exploration Permit of 154.66 acres and 23 unpatented mill site claims, totaling over 2,000 acres in La Paz County, Arizona. The underlying claims are subject to third party lease and or purchase obligations and net smelter royalties of varying percentages. In June and July 2013, Magellan staked 9 additional unpatented lode mining claims in the Silver District adjacent to the land package under option from Columbus; the Company currently retains 2 of these original 9 claims. Effective September 29, 2014, we entered into a Purchase Agreement with Columbus Silver (US) Corporation, a wholly-owned subsidiary of Columbus Exploration Corporation (TSXV:CLX) to purchase the patented and unpatented mining claims that had been covered by the Option Agreement. The Purchase Agreement superseded the Option Agreement and conveyed the Silver District Claims to the Company. In consideration of the Silver District Claims, we made a one-time payment to Columbus in the amount of $100,000. Following our purchase of the Silver District Claims, we formed a new wholly-owned subsidiary “Gulf + Western Industries, Inc.” (“Gulf + Western”) and transferred our interest in the Silver District Claims to Gulf + Western.

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In November 2015 we were granted a new Arizona State Exploration Permit that effectively increases the size of our exploration permit in the Silver District from 154.66 acres to 334.85 acres.

SDA Mill Acquisition

On November 30, 2017, the Company purchased from Rose Petroleum plc (“Rose”) a mineral processing mill operation located in the state of Navarit, Mexico (the “SDA Mill”) as well as its associated assets, licenses and agreements. Magellan previously had paid a $50,000 option payment, and an additional $100,000 option-to-purchase extension. The $100,000 option extension payment was applied against the cash portion of the purchase price.

The purchase price for the SDA Mill consisted of $850,000 cash, a $50,000 promissory note, the $50,000 non-refundable option payment, the $100,000 option-to-purchase payment, and 14,200,834 shares of common stock (the “Shares”) with a fair value of $426,025 on the date of acquisition. The note was non-interest bearing and has been paid in full. The Shares will be held in escrow for a period of 12 months and the Company has the option to repurchase the Shares from Rose for the sum of $500,000 in the first six months and $550,000 in months seven to twelve.

Rose owned one share of Series A capital stock of Minerales Vane S.A. de C.V. (“Minerales Vane 1”) and Vane Minerals (UK) Limited (“Vane UK”) owned 49,999 shares of Series A capital stock and 26,524,000 shares of Series B capital stock of Minerales Vane 1.

Prior to closing, all of the assets and operations related to the SDA Mill were transferred to a newly incorporated entity, Minerales Vane 2 S.A. de C.V. (“Minerales Vane 2”). Effective November 30, 2017, the Company’s newly incorporated wholly-owned subsidiary, Magellan Acquisition Corporation (“MAC”), acquired 100% of the issued and outstanding shares of Minerales Vane 2.

On October 17, 2017, the Company amended the agreement to include the acquisition of Minerales VANE Operaciones (“MVO”) (the entity that provides labor to the SDA Mill) for $2,500 as soon as practicable following the Closing Date, rather than prior to the Closing Date. At December 31, 2017, the Company had not obtained control of MVO. Magellan subsequently acquired control of MVO in January 2018 and paid for it in April 2018.

Our primary focus with the acquisition of the SDA Mill in Mexico is to transform Magellan into a production company, to continue to advance our Arizona silver project towards resource definition and eventual development, and possibly to acquire additional mineral rights and conduct additional exploration, development and permitting activities. Our mineral lease payments, permitting applications and exploration and development efforts will require additional capital.

Subsequent to the closing, Rose and Magellan entered into an IVA Agreement pursuant to the provisions of the definitive Purchase Agreement. Under the terms of the IVA Agreement, Rose advanced the sum of MXN 4,251,840 which was used to pay the IVA tax assessed by the Mexican taxing authorities on the acquisition transaction. Magellan has agreed that Rose is entitled to any future credits or rebates of IVA tax that Magellan may be entitled to until the advance is fully recouped.

El Dorado Acquisition

In August, 2018, the Company entered into an agreement giving it the right to acquire the El Dorado Gold-Silver Property, a 50 hectare mining concession located near the village of Las Minitas, which lies 50 kilometers south of Magellan’s SDA Flotation Plant at Acaponeta, Nayarit State. Magellan intends to advance El Dorado towards production as a matter of priority. The Company has initiated permitting and is in the process of selecting an underground mining contractor. The project has excellent road and rail infrastructure, and the Company plans to truck the mineralized material from El Dorado to the SDA Plant for processing. El Dorado is situated within a district of epithermal vein systems from which historic mining produced high grades.

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Commencement of mining will depend on a number of preconditions, the most important of which include obtaining environmental and blasting permits, selecting and mobilizing a mining contractor and procuring financing. An access and land use agreement with the local ejido already is in place. Once development begins, mineralized material will be accessible with a minimal amount of underground development. Mineralized material will be sourced initially from the shallow, upper portions of the mineralized veins.

Drilling on the El Dorado vein system was conducted by a TSX.V-listed company in 2010-2011 and comprised 28 diamond core holes totaling 4,950 meters. Two veins appear to offer particular promise for mining, namely the Hundido and Intermedia veins. These veins lie adjacent to and along strike from the old Hundido Mine, which from 1900-1927 produced an estimated 50,000 tonnes of high-grade gold-silver ore. The veins are steeply-dipping, highly silicified structures cutting volcanic rocks. Polygonal resource calculations for the two veins, based on intersections in 10 core holes and after applying a 25% tonnage deduction for dilution and recovery factors, yielded respectively 89,000 tonnes grading 7.01 g/t gold equivalent (Au+Ag) over a true width of 2.3 meters (Hundido Vein); and 91,000 tonnes grading 15.17 g/t gold equivalent (Au+Ag) over a true width of 8.3 meters (Intermedia Vein). These mineralized materials do not constitute ore reserves under SEC Industry Guide 7, The mineralization extends from near surface to a drilled depth of 150 meters and is open at greater depth.

The El Dorado vein system can be traced on the surface for a distance greater than three kilometers and exhibits structural complexity with numerous conjugate vein splits both in the hangingwall and footwall. This complex structure hosts multiple mineralized zones including high-grade veins potentially minable underground, and lower-grade open-pittable stockwork zones that are observed to extend over tens of meters in width in both the hangingwall and footwall of the El Dorado vein system.

Magellan concluded the agreement with Ingenieros Mineros, S.A. de C.V., the owner of the El Dorado mining concession giving the Company the right to acquire the concession by making staged six-monthly option payments over two years towards an end purchase price of $800,000 (plus 16% IVA). No royalties are payable. Magellan has the right to begin production during the term of the agreement. The Company has made the initial option payment of $50,000 (plus 16% IVA). In addition, Magellan has agreed with a TSX.V-listed company to purchase a comprehensive El Dorado data package including diamond drill core and technical information for a price of $120,000, payable in cash and Magellan common stock.

Conflicts of Interests

Athena Silver Corporation is a company under common control. Mr. Power is a director and is also a director and CEO of Athena. Mr. Power and Mr. Gibbs are significant investors in both Magellan and Athena.

Silver Saddle Resources, LLC (“Silver Saddle”) is a private company under common control. Mr. Power and Mr. Gibbs are significant investors and managing members of Silver Saddle.

Magellan, Athena and Silver Saddle are exploration stage companies and each is involved in the business of acquisition and exploration of mineral resources.

The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Magellan, Athena and Silver Saddle been autonomous. In addition, the common ownership could result in significant conflicts of interest both in terms of the allocation of working capital as well as under the doctrine of corporate opportunity, inasmuch as all three entities are engaged in mineral exploration in the United States. Messrs. Power and Gibbs have not adopted any policy or guidelines to mitigate the potential adverse effects of their conflicting interests between and among, Magellan, Athena and Silver Saddle.

Investors in Magellan should be cognizant that the interests of Magellan may, in the future, be in conflict with the other activities of Magellan’s control persons.

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No Proven or Probable Mineral Reserves/Exploration Stage Company

We are considered an exploration stage company under SEC criteria since we have not demonstrated the existence of proven or probable mineral reserves at any of our properties. In Industry Guide 7, the SEC defines a “reserve” as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Proven or probable mineral reserves are those reserves for which (a) quantity is computed and (b) the sites for inspection, sampling, and measurement are spaced so closely that the geologic character is defined and size, shape and depth of mineral content can be established (proven) or the sites are farther apart or are otherwise less adequately spaced but high enough to assume continuity between observation points (probable). Mineral Reserves cannot be considered proven or probable unless and until they are supported by a feasibility study, indicating that the mineral reserves have had the requisite geologic, technical and economic work performed and are economically and legally extractable.

We have not completed a feasibility study with regard to all or a portion of any of our properties to date. Any mineralized material discovered or extracted by us should not be considered proven or probable mineral reserves. As of December 31, 2017, none of our mineralized material met the definition of proven or probable mineral reserves. We expect to remain an exploration stage company for the foreseeable future, even though we were extracting and processing mineralized material. We will not exit the exploration stage until such time, if ever, that we demonstrate the existence of proven or probable mineral reserves that meet the guidelines under SEC Industry Guide 7.

Unpatented Mining Claims:  The Mining Law of 1872

Except for the Arizona State Mineral Lease and patented claims held within the Silver District Claims, our mineral rights consist of leases covering "unpatented" mining claims created and maintained in accordance with the U.S. General Mining Law of 1872, or the “General Mining Law.” Unpatented mining claims are unique U.S. property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain. The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law that supplement the General Mining Law. Also, unpatented mining claims and related rights, including rights to use the surface, are subject to possible challenges by third parties or contests by the federal government. In addition, there are few public records that definitively control the issues of validity and ownership of unpatented mining claims. We have not filed a patent application for any of our unpatented mining claims that are located on federal public lands in the United States and, under possible future legislation to change the General Mining Law, patents may be difficult to obtain.

Our exploration, development and mining rights relate to patented and unpatented mining claims covering federal and State lands in Arizona and California. Most of our patented and unpatented claims are located in the Silver District in Arizona.

Location of mining claims under the General Mining Law, is a self-initiation system under which a person physically stakes an unpatented mining claim on public land that is open to location, posts a location notice and monuments the boundaries of the claim in compliance with federal laws and regulations and with state location laws, and files notice of that location in the county records and with the Bureau of Land Management (“BLM”). Mining claims can be located on land as to which the surface was patented into private ownership under the Stockraising Homestead Act of 1916, 43 U.S.C. §299, but the mining claimant cannot injure, damage or destroy the surface owner's permanent improvements and must pay for damage to crops caused by prospecting. Discovery of a valuable mineral deposit, as defined under federal law, is essential to the validity of an unpatented mining claim and is required on each mining claim individually. The location is made as a lode claim for mineral deposits found as veins or rock in place, or as a placer claim for other deposits. While the maximum size and shape of lode claims and placer claims are established by statute, there are no limits on the number of claims one person may locate or own. The General Mining Law also contains provision for acquiring five-acre claims of non-mineral land for mill site purposes. A mining operation typically is comprised of many mining claims.

The holder of a valid unpatented mining claim has possessory title to the land covered thereby, which gives the claimant exclusive possession of the surface for mining purposes and the right to mine and remove minerals from the claim. Legal title to land encompassed by an unpatented mining claim remains in the United States, and the government can contest the validity of a mining claim. The General Mining Law requires the performance of annual assessment work for each claim, and subsequent to enactment of the Federal Land Policy and Management Act of 1976, 43 U.S.C. §1201 et seq., mining claims are invalidated if evidence of assessment work is not timely filed with BLM. However, in 1993 Congress enacted a provision requiring payment of $140 per year (now $155 per year) claim maintenance fee in lieu of performing assessment work, subject to an exception for small miners having less than 10 claims. No royalty is paid to the United States with respect to minerals mined and sold from a mining claim The General Mining Law provides a procedure for a qualified claimant to obtain a mineral patent   (i.e., fee simple title to the mining claim) under certain conditions. It has become much more difficult in recent years to obtain a patent. Beginning in 1994, Congress imposed a funding moratorium on the processing of mineral patent applications which had not reached a designated stage in the patent process at the time the moratorium went into effect. Additionally, Congress has considered several bills in recent years to repeal the General Mining Law or to amend it to provide for the payment of royalties to the United States and to eliminate or substantially limit the patent provisions of the law.

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Mining claims are conveyed by deed, or leased by the claimant to the party seeking to develop the property. Such a deed or lease (or memorandum of it) needs to be recorded in the real property records of the county where the property is located, and evidence of such transfer needs to be filed with BLM. It is not unusual for the grantor or lessor to reserve a royalty, which as to precious metals often is expressed as a percentage of net smelter returns.

Patented Mining Claims

Patented mining claims, such as the ones located in our Silver District Project, are mining claims on federal lands that are held in fee simple by the owner. No maintenance fees or royalties are payable to the BLM; however lease payments and royalties with third parties are applicable on some of these claims.

Our Properties

Our primary focus during the next twelve months, and depending on available resources, will be to acquire, explore, and if warranted and feasible, permit and develop our mineral properties.

We have two material properties, namely the Silver District Project in southwest Arizona and the SDA Mill in Nayarit State, Mexico. We also recently acquired rights to explore the El Dorado prospect in Nayarit State, Mexico, which is in proximity to the SDA Mill. We currently intend to engage in exploration activities on the Silver District Project and, if commercially recoverable deposits are found, to conduct mineral development activities.  We intend to assess and acquire mineral properties in the region of the SDA Mill with the objective of sourcing ore for processing at the mill. To date, we have only begun preliminary exploration work.

Silver District Project, La Paz Co., Arizona

The following map illustrates the location of our Silver District Project:

Silver District,La Paz County, Arizona

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Effective August 28, 2012, Magellan entered into an Option Agreement with Columbus Silver (US) Corporation, a Nevada corporation (“Columbus”), which Option Agreement granted the Company the right to acquire all of Columbus’ interest in its Silver District properties located in La Paz County, Arizona. Magellan paid Columbus an initial $63,200 on signing the Option and an additional $50,000 before December 31, 2012. An amendment was signed in August 2013 extending the payments to exercise the option.

During February 2014 and January 2013, we paid the final two payments of $80,000 and $30,000, respectively, towards the purchase of the James Blaine-patented claim purchase obligation entered into between Columbus and a third party. We also paid all of the costs to maintain all of the claims and leases in 2013 - 2017.

Effective September 29, 2014, we entered into a Purchase Agreement with Columbus to purchase the patented and unpatented mining claims that had been covered by the Option Agreement. The Purchase Agreement superseded the Option Agreement and conveyed the Silver District Claims to the Company. In consideration of the Silver District Claims, we made a one-time payment to Columbus in the amount of $100,000. Following our purchase of the Silver District Claims, we formed a new wholly-owned subsidiary “Gulf + Western Industries, Inc.” (“Gulf + Western”) and transferred our interest in the Silver District Claims to Gulf + Western.

The Silver District project area consists of 87 unpatented lode mining claims, 6 patented lode claims, an Arizona State Exploration Permit of 334.85 acres and 23 unpatented mill site claims, totaling over 2,000 acres. The project is located approximately 80 kilometers (50 miles) north of Yuma in southwest Arizona.

2014 Drilling Program

In May 2014, we completed the drilling of three holes at our Silver District Project. The three holes were the initial holes of a permitted 12-hole exploratory program on Magellan’s unpatented claims near the Papago and Red Cloud Mines. The drilling program was permitted and bonded with the BLM and State of Arizona. Following the drilling program, our bond with the BLM in the amount of $21,457 was refunded.

Two of the three holes drilled (core holes PA-01 / 336 total depth & PA-02 / 380 total depth) were designed to test the Papago target, and one hole (RC-01/ 244 total depth) was directed at the Red Cloud target. Our consulting geologist selected 52 samples that were delivered to ALS Labs in Reno, NV for analysis.

The highlights of the assay results include the following:

•	Excellent comparison of our core hole PA-01 with historic RC hole S242P. Magellan PA-01 intercept of 90 feet grading 6.05 OPT Ag, (including 10 feet of 17.06 OPT Ag), compared very favorably with the historic result of 90 feet grading 5.78 OPT Ag (including 10 feet averaging 14.60 OPT Ag).
•	Previously unreported significant zinc and lead assays from the mineralization in PA-01 4.71% Zn and 1.56% Pb over 90 feet, including 10 feet averaging 8.35% Zn and 4.02% Pb.
•	PA-01 intercepted a previously unknown vein structure, about 15 feet wide and approximately 50 feet below the known mineralized structure, that includes 3 feet grading 3.64% Zn, 0.62% Pb and 0.15 OPT Ag. The significance of this occurrence relative to the Papago resource area is unknown.
•	PA-02 was drilled 250 feet east of PA-01 to test for the down plunge extension of that intercept, but did not encounter any mineralization due to offset by a late fault.
•	RC-01 was drilled just north of the Red Cloud open pit to intersect the extension of the Red Cloud vein beneath the Red Cloud Fault. Although the vein was known to be partly cut off by that fault, the hole intersected over 10 feet of the footwall of the vein, which has never been mined, including five feet grading 3.2% Pb, 7.47% Zn, 0.6 OPT Ag and Trace Au. The granodiorite in the footwall of the vein was extensively altered with stockwork veins for over 50 feet, containing anomalous levels of Pb, Zn, Ag and Au.

The 2014 drill results will be incorporated into the existing historic drill database for use in planning additional drilling. Geologic evaluation of the entire district continues as Magellan develops additional drill targets in and around the multiple satellite deposits in the Silver District land package.

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2015 Sampling Program

In 2015 the Company carried out a program of rock chip surface sampling. The samples were collected across seven of fourteen known deposits. Results were successful in validating the occurrence of silver values up to 13.0 ounces per ton and fluorspar values up to 25.7% over significant widths. Silver District deposits are localized along three major vein systems having a collective strike length of eight miles. Previous shallow drilling that partially tested these vein systems identified mineralized material containing silver and fluorite, with additional barite and lead-zinc mineralization.

The sample results are consistent with historical drilling results. In addition, with respect to any future mining development, ICP 33-element analysis returned low values for environmentally undesirable elements such as mercury, arsenic and uranium.

Following are highlights of sample results:

Clip (15 ft rock chip across vein):	13.0 opt Ag; 5.2% Fluorspar (CaF2); 6.9% Barite (BaSO4)
Geronimo (12 ft rock chip across vein):	10.5 opt Ag; 5.7% Fluorspar; 1.5% Pb
MP (20 ft rock chip across vein):	5.3 opt Ag
Red Cloud (30 ft rock chip across vein):	4.1 opt Ag; 25.7% Fluorspar; 2.1% Zn
Pacific (20 ft rock chip across vein):	1.0 opt Ag; 20.9% Fluorspar; 2.2% Pb; 3.8%Zn

For locations of the deposits from which the samples were collected, refer to Magellan’s management presentation available on the Company’s website, www.magellangoldcorp.com.

Geochemical analyses were performed by ALS Minerals in Reno, NV and Vancouver, B.C. Silver analysis was by four acid digestion, HCl leach and atomic absorption finish. Fluorine analysis was by Na2O2 fusion, citric acid leach and ion selective electrode. Barium analysis was by fusion XRF. Lead and zinc analyses were by four acid digestion with ICP-AES finish. All samples were analyzed as part of a 33 element package by four acid digestion and ICP-AES finish. Gold analysis was by fire assay with atomic absorption finish.

2016 - 2017 Exploration Program

During 2016 and 2017 we conducted exploration in the vicinity of the Red Cloud Mine, one of two mines in the district that produced significant quantities of silver-lead ores during the ten-year period 1883-1893. Mineralization in the Red Cloud area is controlled by veins localized along fault structures. The vein targets, which in most places are poorly exposed, occur along a prospective fault zone passing through the Red Cloud Mine. The zone and its possible continuation extends 1,000 meters to the north-northwest of the mine, and to the south-southeast continues for over 800 meters towards the Papago Prospect, where drilling in 2014 returned significant results.

Our exploration program in 2016 and 2017 consisted of a ground magnetic survey and a geochemical orientation survey. The work had several objectives, including gaining a better understanding of the geology and in particular the locations of major fault structures, testing the usefulness of geochemical techniques for locating buried mineralization, and delineating drill targets.

Zonge International performed a GPS-based 2 kilometer x 1 kilometer ground magnetic survey during May 2016. Ground magnetic/GPS data were acquired on 20 lines oriented N70 degrees East and spaced approximately 100 meters apart, for a total distance of 18 line-kilometers of data acquisition. Total-field magnetic measurements and GPS positions were acquired at 1-second intervals, which corresponds to a down-line station spacing of about 1 meter.

47

N
200 meters
Metamorphic
Younger Volcanics
Granite
State
Danby
RC-14-1
Red Cloud
Ag Bell
Older Volcanics
McNeal fault
Red Cloud fault
RC-Fraction
Granite
PA-14-1
Papago
PA-14-2
Pacific
Total Magnetic Intensity
nT
Older Volcanics
Meta-morphic
Younger Volcanics
Granite
Historic mine working
Exploration target zone
Silver mineralization
Fault trace suggested by magnetics
Fault trace from geologic mapping
Magellan drilling
Pre-Magellan drilling
Drill Hole Silver Intercept
Ag (oz/ton) x feet
> 100
25 - 100
nil - 25

Red Cloud Magnetic Survey Interpretation, Showing Rock Domains, Fault Structures, Mines and Prospects and Exploration Target Zones

48

The magnetic results suggest there are four main magnetic domains in the survey area: 1) relatively low susceptibility metamorphic and granitic basement rocks that occupy the western edge and southeast corner of the survey; 2) higher susceptibility volcanic rocks that bound the Red Cloud in the central eastern part of the survey; 3) low to very low susceptibility volcanic rocks in the northeast corner of the survey that are essentially “non-magnetic or transparent” and reflect the rocks beneath them (probably older volcanic rocks); 4) high to very high susceptibility rocks in the extreme northwest corner of the survey and possibly in the extreme northeast corner.

Structurally, the Red Cloud Fault and probable extensions is evident for about 800 or more meters both north-northwest and south-southeast of the Red Cloud Mine. To the south-southeast it apparently extends toward Papago and the Pacific Patent. It may be cut off or offset on the north end by a significant east-west fault that also separates the two volcanic units. To the south, the andesitic volcanic rocks (and possibly the southern end of the Red Cloud Fault) are cut off by a northeast trending late fault that is obscured by valley fill sediments. Some northwest and west-northwest textures and breaks within the volcanic units are also highlighted. Structural complexity is evident around the Papago drilling area. Late post-mineral faults that juxtapose rocks of high susceptibility with those of low susceptibility are defined clearly, even at 100-meter line spacing.

In summary, the magnetic survey has helped to define major lithologic domains. It also has been especially useful in showing the location of major faults, some of which served as conduits for mineralization and some of which are post-mineral. Several locations along the major Red Cloud fault where poorly exposed constitute prospective exploration targets.

In 2016 and 2017, we performed a geochemical orientation survey over the Red Cloud ore body in an attempt to detect known deep mineralization through overlying barren volcanic rocks. This technique could be useful in identifying additional ore bodies beneath post-mineral cover. In the Silver District, all the known ore bodies crop out at surface. Exploration for extensions of known ore bodies and potentially blind ore bodies must rely on indirect methods such as geochemistry or geophysics.

Twenty-three soil samples were collected at 15-meter intervals along two parallel lines approximately 100 meters apart in the hanging wall of the Red Cloud Vein. The samples were prepared for analysis by MEG, Inc. of Reno, Nevada. A split of all 23 samples were analyzed for mercury (Hg) by MEG using their proprietary GAS’m method. A second split of all 23 samples was submitted to ALS in Reno for Ionic Leach analysis for a 60-element suite of metals including silver, lead, zinc, molybdenum, gold and mercury, which are the primary and main secondary metals found in Red Cloud ore. Both of these methods measure metal ions that are loosely attached to the surfaces of clay minerals in the soil, having been mobilized from a deep mineralized source, traveled upward through barren overlying rock and been re-deposited on the clay minerals.

The orientation survey produced encouraging results. Samples collected from directly above the known, dipping ore body contain levels of silver, lead, molybdenum, zinc, mercury and gold that are ten to one hundred times background. Mercury analyses from the GAS’m survey agreed with mercury analyses from the Ionic Leach method. Those samples collected closest to the outcropping vein had the highest values, diminishing with distance by a factor of 10 as the dipping vein passed below the water table at a vertical depth of almost 400 feet. The mobilization process for the metals is only effective above the water table in oxidizing conditions, so this fall-off in values was expected.

The orientation survey demonstrates that primary metals from the Red Cloud ore body can be detected through tens to hundreds of feet of barren overlying material as long as the mineralized source is above the water table. Expanding the sample grid along strike to the north and south is warranted to search for extensions of the Red Cloud vein and to explore for other deposits. The ALS Ionic Leach process is the best analytical tool for an expanded survey, as it adequately detects the principal metals (including mercury) from the known ore bodies.

Based on the initial encouraging results obtained from the orientation survey, in 2017 we conducted an additional program of soil sampling along strike to the north and south of the Red Cloud ore body. Samples were collected on a grid with lines oriented across strike of the Red Cloud vein.

49

Silver District Claim Map

CLAIM STATUS SUMMARY
PURCHASE OPTION & LEASE PROPERTIES
Red Cloud Patent (& 2 unpatented claims)
Lease $10,000 pa
2% NSR Royalty
Silver Glance & Mendivil Patents
Lease & Purchase Option $3,000 pa
Balance $247,000 - No Royalty
23|24
26|25
24|19
25|30
T 3 S - R 23 W
T 3 S - R 22 W
West Clip
Clip
Amelia
Revelation
26|25
35|36
25|30
36|31
27|26
34|35
Maxie
North Geronimo
Geronimo
Mendivil
36|31
1|6
T 3 S - R 23 W
T 4 S - R 23 W
35|36
2|1
Padre Kino
Princess
Silver King
State
Red Cloud
2|1
11|12
1|6
12|7
MAGELLAN PROPERTIES
100% Magellan Unpatented (108 claims)
James G. Blaine Patent
5% NPI Royalty
Pacific-Black Rock Patents
No Royalty
Bell Royalty (15 Claims)
2% NSR
TOMC Royalty (62 Claims)
1.5% NSR
Arizona State Exploration Permit
Lease - Annual Fee
NON - MAGELLAN PROPERTIES
Foreign Patent
Papago
Pacific
Silver Glance
Black Rock
11|12
14|13
N
0
3000
SCALE IN FEET
Riho Vein
Magellan Gold Corporation
Claim Location Map
Silver District Project
La Paz County, Arizona

50

Silver District Patented Mining Claims

RED CLOUD Patented Mining Claim – MS 749; Parcel #301-34-003 La Paz Co. Assessor

(Subject to lease agreement)

JAMES G. BLAINE Patented Mining Claim – MS 1258-A Parcel #301-31-001 La Paz Co. Assessor

BLACK ROCK Patented Mining Claim – MS 291 Parcel #301-34-002 La Paz Co. Assessor

PACIFIC Patented Mining Claim – MS 292 Parcel #301-34-002 La Paz Co. Assessor

SILVER GLANCE Patented Mining Claim – MS 246 Parcel #301-34-001 La Paz Co. Assessor

(Subject to lease agreement; title to be perfected)

MENDIVIL Patented Mining Claim – MS 279 Parcel #301-33-002 La Paz Co. Assessor

(Subject to lease agreement; title to be perfected)

Arizona State Exploration Permit

Arizona State Exploration Permit #08-118475 - GRANTED December 2, 2015; 334.85 acres+/-

Silver District Unpatented Mining Claims

Plata No. 1(3rd am.)	AMC# 44189 (subject to lease agreement)
Plata No. 2(2nd am.)	AMC# 44190 (subject to lease agreement)
POP #1 (2dAm.)	AMC# 43990
POP #2 (2d Am.)	AMC# 43991
POP #3 (2d Am)	AMC# 43992
POP #4 (2d Am)	AMC# 43993
POP #5 (2d Am)	AMC# 43994
POP #6 (2d Am)	AMC# 43995
POP #7 (2d Am)	AMC# 43996
POP #8 (2d Am)	AMC# 43997
POP #9 (2d Am)	AMC# 43998
POP #10 (2d Am)	AMC# 43999
POP #11 (2d Am)	AMC# 44000
POP #13 (2dAm)	AMC# 44002
POP #14 (2dAm)	AMC# 44003
POP #15 (2dAm)	AMC# 44004
POP #16 (2dAm)	AMC# 44005
POP #17 (Am)	AMC# 44006
POP #19 (Am)	AMC# 44008
POP #21 (Am)	AMC# 44010
POP #22 (Am)	AMC# 44011

51

POP #24 (2d Am	AMC# 44013
POP #25 (2d Am	AMC# 44014
POP #26 (2d Am	AMC# 44015
POP #27 (2d Am	AMC# 44016
POP #28 (2d Am	AMC# 44017
POP #29 (2d Am	AMC# 44018
POP #30 (Am)	AMC# 44019
POP #31 (Am)	AMC# 44020
POP #32 (Am)	AMC# 44021
POP #37 (2d Am)	AMC# 44026
POP #38 (2d Am)	AMC# 44027
POP #43 (Am)	AMC# 44032
POP #50 – POP #51	AMC# 207723-207724
POP #53 – POP #57	AMC# 207725-207729
POP #62	AMC# 207734
RUF #1	AMC # 129269
RUF #2	AMC # 129270
RUF #5	AMC # 129273
RUF #9	AMC # 129277
RUF #10	AMC# 129278
RUF #12	AMC# 129280
RUF #13	AMC# 129281
RUF #14	AMC# 129282
RUF #15	AMC# 129283
RUF #17	AMC# 129285
RUF #18	AMC# 129286
RUF #22	AMC# 129290
RUF #23	AMC# 129291
RUF #24	AMC# 129292
MIL #1	AMC # 129261
MIL #2	AMC# 129262
MIL #3	AMC# 129263
MIL #4	AMC# 129264
MIL #5	AMC# 129265
MIL #6	AMC# 129266
G + W #2	AMC # 129255
G + W #3	AMC # 129256
G + W #4	AMC # 129257
PL-1 – PL-2	AMC # 366944-366945
Arch	AMC # 366937
RU 1 – RU 3	AMC # 366947-366949
CH-1 – CH-6	AMC # 366938-366943
POP 39	AMC # 366946

52

A-1	AMC # 369924
RIHO	AMC # 369925
MAX 13-26	AMC # 386562-386575
Ruth #1 Amended	AMC # 42216
Ruth #3 Amended	AMC# 44218
Ruth #5 Amended	AMC# 44220
Ruth #7 Amended	AMC# 44222
Plata No. 3 Amended	AMC# 44191
Plata No. 5 Amended	AMC# 44193
Plata No. 6 Amended	AMC# 44194
Plata No.10 Amended	AMC# 44195
Plata No.11 Amended	AMC# 44196
Plata No.12 Amended	AMC# 44197
Plata No.14	AMC# 44199
Plata No.15 Amended	AMC# 44200
Chuck No.5	AMC# 44208
Chuck No.7	AMC# 44210
Chuck No.9	AMC# 44212
Staked by Magellan
SD 30	AMC424398
SD 37	AMC424404

Certain of the Silver District Claims are subject to third party lease and/or net smelter royalties of varying percentages.

SDA Mill, Nayarit, Mexico

UNITED STATES OF AMERICA
San Diego
Tucson
El Paso
Houston
Chihuahua
MEXICO
Baja Peninsula
Gulf of California
Pacific Ocean
Sierra Madre Occidental
Central Plateau
Monterrey
Sierra Madre Oriental
Gulf of Mexico
Mazatlan
Cabo San Lucas
SDA MILL
Acaponeta
Guadalajara
Puerto Vallarta
Mexico City
N
400km
300 mi
Yucatan Peninsula
Sierra Madre del Sur
Acapulco
MAGELLAN
CENTRAL AMERICA

SDA Mill, Nayarit State, Mexico

53

On March 3, 2017, Magellan acquired a 150-day option to purchase the SDA Mill from Rose Petroleum plc and its wholly-owned subsidiary Minerales Vane S,A. de C.V. (“Rose”) for consideration of $1.0 million in cash and $500,000 in restricted common stock of Magellan. The Company paid an initial $50,000 option fee on March 3, 2017, and on June 1, 2017 paid an additional $100,000 option fee that also applied to the purchase price upon closing.

On July 31, 2017, Magellan and Rose agreed to extend the option period. Under terms of the extension, Magellan had the obligation by August 15, 2017, to deliver executed irrevocable bridge loan commitments representing not less than $900,000 in cash required to fund the transaction. Magellan delivered the loan commitments as required. Magellan also agreed to reimburse Rose for certain mill employee and maintenance costs for the months of August and September 2017. Magellan reimbursed Rose approximately $50,000 for the two months, as required under terms of the extension.

On September 9, 2017, Magellan and Rose executed a definitive and binding stock purchase agreement (“SPA”) pursuant to which Magellan would acquire 100% interest in Rose's wholly-owned Mexican subsidiary that owned the SDA Mill. The SPA provided that the purchase price for the SDA Mill would be US $1.5 million, consisting of $1.0 million in cash (of which $100,000 had been paid in the form of an option extension payment on June 1, 2017) and $500,000 in shares of Magellan’s restricted common stock. The SPA provided that closing of the transaction would be subject to the satisfaction of certain conditions, including Rose completing the split-off of its Mexican subsidiary that owned the SDA Mill and Rose obtaining the approval of its shareholders.

On November 30, 2017, as disclosed above, the transaction closed for the agreed upon price of approximately US$1.5 million, consisting of $1,000,000 in cash, including the $100,000 option extension payment, and $500,000 in restricted common stock of Magellan. Based upon the volume weighted average price per share of Magellan Gold stock for the 30 calendar days preceding the closing date, 14,200,834 shares of stock were issued in connection with the transaction.

The total purchase price for the SDA Mill was determined to be $1,476,025 which consisted of $850,000 cash, a $50,000 promissory note, the $50,000 non-refundable option payment, the $100,000 previously paid for the option-to-purchase extension, and 14,200,834 shares of common stock (the “Shares”) with a fair value of $426,025. The note was non-interest bearing and has been paid in full. The Shares will be held in escrow for a period of 12 months and the Company has the option to repurchase the Shares from Rose for the sum of $500,000 in the first six months and $550,000 in months 7 to 12.

The SDA Mill is a fully operational flotation plant that also includes a precious metals leach circuit and associated assets, licenses and agreements. The mill has the capacity to process ore at a rate of up to 200 tons per day. The mill has a ten-year operating history. Historically its operation has been based on sales of flotation concentrates to smelters, and payment for precious metals content.  Until the month of November 2017 when the Company conducted limited toll milling operations, milling activity was on hold pending the completion of the purchase transaction.

Magellan acquired no ore reserves in connection with the SDA Mill purchase. Resumption of production will depend on the Company’s success in identifying and acquiring new sources of ore, for which there is no assurance.

Recent Developments with the SDA Mill

The Company has reached preliminary agreement with a private company supplier of mineralized material to toll treat the material at the Company’s SDA Mill. The supplier will source the mineralized material and deliver it to the mill. Test processing of a bulk sample of approximately 1,000 tons is expected to occur during December 2018. If tests are successful in yielding a marketable concentrate, the parties intend to proceed with processing at a rate of up to 100 tons per day, of which there can be no assurance. The final toll rate per ton to be charged by the Company will be determined by results of the bulk test. The mineralized material is estimated by the supplier to contain economically recoverable values of silver, gold, lead and zinc. The mineralized material will be sourced from a historic silver district within trucking distance of the mill.  The supplier estimates that several tens of thousands of tons could be available. Results of the test work will be utilized to determine the viability of entering into a long-term processing agreement.

As of the date of this prospectus, we cannot determine if this toll milling arrangement will be commercially viable. There can be no assurance that there will be any economic or profitable recovery from this arrangement.

54

El Dorado

EL DORADO GOLD-SILVER PROJECT, NAYARIT STATE, MEXICO

55

In August, 2018, the Company entered into an agreement giving it the right to acquire the El Dorado Gold-Silver Property, a 50 hectare mining concession located near the village of Las Minitas, which lies 50 kilometers south of Magellan’s SDA Flotation Plant at Acaponeta, Nayarit State. Magellan intends to advance El Dorado towards production as a matter of priority. The Company has initiated permitting and is in the process of selecting an underground mining contractor. The project has excellent road and rail infrastructure, and the Company plans to truck the mineralized material from El Dorado to the SDA Plant for processing. El Dorado is situated within a district of epithermal vein systems from which historic mining produced high grades.

Commencement of mining will depend on a number of preconditions, the most important of which include obtaining environmental and blasting permits, selecting and mobilizing a mining contractor and procuring financing. An access and land use agreement with the local ejido already is in place. Once development begins, mineralized material will be accessible with a minimal amount of underground development. Mineralized material will be sourced initially from the shallow, upper portions of the mineralized veins.

Drilling on the El Dorado vein system was conducted by a TSX.V-listed company in 2010-2011 and comprised 28 diamond core holes totaling 4,950 meters. Two veins appear to offer particular promise for mining, namely the Hundido and Intermedia veins. These veins lie adjacent to and along strike from the old Hundido Mine, which from 1900-1927 produced an estimated 50,000 tonnes of high-grade gold-silver ore. The veins are steeply-dipping, highly silicified structures cutting volcanic rocks. Polygonal resource calculations for the two veins, based on intersections in 10 core holes and after applying a 25% tonnage deduction for dilution and recovery factors, yielded respectively 89,000 tonnes grading 7.01 g/t gold equivalent (Au+Ag) over a true width of 2.3 meters (Hundido Vein); and 91,000 tonnes grading 15.17 g/t gold equivalent (Au+Ag) over a true width of 8.3 meters (Intermedia Vein). These mineralized materials do not constitute ore reserves under SEC Industry Guide 7. The mineralization extends from near surface to a drilled depth of 150 meters and is open at greater depth.

The El Dorado vein system can be traced on the surface for a distance greater than three kilometers and exhibits structural complexity with numerous conjugate vein splits both in the hangingwall and footwall. This complex structure hosts multiple mineralized zones including high-grade veins potentially minable underground, and lower-grade open-pittable stockwork zones that are observed to extend over tens of meters in width in both the hangingwall and footwall of the El Dorado vein system.

Magellan concluded the agreement with Ingenieros Mineros, S.A. de C.V., the owner of the El Dorado mining concession giving the Company the right to acquire the concession by making staged six-monthly option payments over two years towards an end purchase price of $800,000 (plus 16% IVA). No royalties are payable. Magellan has the right to begin production during the term of the agreement. The Company has made the initial option payment of $50,000 (plus 16% IVA). In addition, Magellan has agreed with a TSX.V-listed company to purchase a comprehensive El Dorado data package including diamond drill core and technical information for a price of $120,000, payable in cash and Magellan common stock.

Discontinued Mineral Interests

Sacramento Mountains Project, California

The Sacramento Mountains Project is located approximately 10 miles west-northwest of Needles, California in the northwest corner of the Sacramento Mountains. In October 2012 Magellan staked fifty unpatented lode mining claims on Federal (BLM) land. In August 2015 we renewed fourteen core claims with the BLM and let the remaining claims lapse.

In February 2016, the White House announced President Obama had designated three national monuments in southern California covering 1.8 million acres of federal lands. Our Sacramento claims were within the borders of one of these new monuments. We determined the designation would adversely affect our ability to explore for or develop mineral deposits on our claims and therefore in September 2016 allowed the claims to lapse, thereby terminating our Sacramento Mountains Project.

56

Niñobamba Project, Peru

On October 24, 2016, Magellan entered into an option agreement with Rio Silver Inc., a Canadian company (“Rio Silver”), granting Magellan the right to earn an undivided 50% interest in the Niñobamba Silver/Gold Project in central Peru. To earn its 50% interest, Magellan was obligated to spend $2.0 million in exploration over three years. The Niñobamba project is comprised of five concessions that total 36.5 square kilometers (9,027 acres).

In connection with the option agreement, Magellan was obliged to subscribe to two private placement unit financings in Rio Silver, each for aggregate proceeds of Cdn$75,000. The Company completed the first unit private placement in August 2016 and the second in January 2017. The Company was issued 2,750,000 shares of Rio Silver stock (TSX.V: RYO) pursuant to the private placements.

Effective December 31, 2017, the Company agreed with Rio Silver to terminate the option agreement, thereby terminating the Company’s option to earn an interest in the Niñobamba Silver/Gold Project and also divested its peruvian subsidiary on the same date. The Company retained its ownership of Rio Silver stock.

Location, History and Geology of our Prospects

Silver District

The property covers the heart of the historic Silver District in La Paz County, approximately 80 kilometers (50 miles) north of Yuma in southwest Arizona. This property is currently without known reserves and our proposed program is exploratory in nature.

Location, Access and Composition

The Silver District is located approximately 50 miles by road north of Yuma, Arizona on the southeast flank of the Trigo Mountains. Access to the property via a 4WD vehicle from Yuma is seasonally good, with 34 miles of paved or well-maintained gravel road and another 14 miles of seasonally maintained unimproved roads to the Red Cloud Mine, in the southwestern corner of the district.

The Silver District Project consists of 87 unpatented lode mining claims, 6 patented lode claims, an Arizona State Exploration Permit of 334.85 acres and 23 unpatented mill site claims, totaling over 2,000 acres in La Paz County, Arizona.

Certain of the underlying claims are subject to third party lease and or purchase obligations and net smelter royalties of varying percentages.

History

The Silver District was discovered in 1862 and supported small but significant silver-lead production, largely from underground operations at the Red Cloud and Clip (Blaine patented claim) mines, during the ten year period from 1883 to 1893. Recorded production is estimated at 1.56 million ounces silver and 2.33 million pounds lead. There have been occasional small scale development activities since that time and in recent years the area has been a site for collection of high value, specimen wulfenite crystals.

Modern exploration, principally shallow drilling, metallurgical test work and a number of scoping studies to evaluate development of the silver and fluorspar deposits, was carried out intermittently from 1973 through 1992, initially by Gulf + Western Industries (no relation to our recently-formed subsidiary) through its New Jersey Zinc subsidiary, and followed by Orbex Resources and its successor companies, Silver Glance Resources and Silverspar Minerals. A total of 465 holes for an aggregate length of 62,866 feet were drilled during this period. The project has been largely inactive since the early 1990’s.

Columbus Silver (US) Corporation acquired the project in 2004 and focused its efforts on re-consolidation of the property position, organization and compilation of technical records and limited field mapping and sampling.

57

Power and Water

There are no modern mine developments or equipment on the property. The Red Cloud Mine patented mining claim has a covered shop and full time watchman with living facilities. It also has a water well and a small diesel generator. There is no commercial water or power available at the site and these would have to be developed with any mining development.

Geology

The Silver District deposits consist of variable silver and lead-zinc mineralization in massive quartz-calcite-fluorspar-barite veins and breccia zones that occur within three major north-northwest trending vein systems having a collective strike length of about eight miles. The veins cut Tertiary volcanic and volcaniclastic rock formations, which overly an older, possibly Pre-Cambrian crystalline to metamorphic basement complex. Potential ore-grade silver (lead-zinc), fluorspar and barite deposits occur as pod-like bodies within all three vein systems. Various historic resource estimates, all pre-dating NI 43-101 reporting standards, have been carried out by past operators in the District.

Exploration Plans

Subject to available funding, the following outlines our exploration plans for the Silver District.

Past explorers identified a number of outcropping ore bodies (some of which saw production in the late 19th and early 20th centuries) and with shallow drilling defined new and larger deposits to open-pit depths. These known occurrences are the exposed portions of three long, through-going district wide fault trends. Potential for the discovery of additional mineralization is excellent at depth below known ore bodies and along the fault trends between known ore bodies. The best method for making new discoveries is by drilling at depth below known ore bodies. Geology, geophysics and geochemistry could prove useful in defining blind targets in non-outcropping areas. We chose the known mineralization at the historic Red Cloud and Papago mines as our initial exploration targets in the exploration drilling carried out in 2014 and for our exploration program in 2016.

Geological mapping, with rock sampling and assaying, will help guide drilling and geophysical surveying over the next twelve months. Geophysical geochemical test surveys to detect sulfide mineralization below known resources at Red Cloud and Papago, if successful, will be used to delineate drill targets under other historic resources and along the unexplored sections of the major mineralized structures.

Subject to securing the necessary funding, we have budgeted $500,000 for exploration work over the next 12 to 24 months, comprising $100,000 for geology, geochemistry and computer modeling, $50,000 for geophysical orientation surveys, and $350,000 for diamond drilling and assaying of approximately 6,000 feet of core.

We anticipate the exploration program will be supervised by Douglas R Bowden, a consulting geologist based in Sparks, Nevada. Mr. Bowden has over 35 years of experience in mining exploration in the United States, Canada and Mexico and is a licensed geologist in the State of Utah.

SDA Mill

Location and Access

The SDA Mill (“SDA”) is located in the town of San Dieguito de Arriba, within the municipality of Acaponeta, in the State of Nayarit, Mexico. It is approximately 15 km east of Acaponeta and easily accessible by paved road. The town, with a population of approximately 300 inhabitants, lies at an elevation of 38 meters asl and is within the ejido of the same name. Acaponeta is about 150 km southeast from Mazatlan, a 1.5 hours drive via a major paved highway. Mazatlan is served by direct flights from several cities in the US and Canada.

58

The SDA plant and tailings area includes approximately 9 hectares (21.6 acres) of land leased from the local ejido and an individual. The largest lease of 6 hectares (14.4 acres), on which the plant is located, was renewed in 2016 and includes the supply of plant make-up water. The facility is fully permitted and the Operating License is valid until 2026.

Ore transport, operating supplies and concentrate shipments are by truck. The majority of employees live in the adjacent town of San Dieguito de Arriba and either walk or bicycle to work.

History

The SDA plant was built and began operating in 2007 by Minerales Vane S.A. de C.V. (“Vane”), and operated more or less continuously until 2017. The plant was originally designed to process ore from Vane’s El Diablito mine. Vane developed and exploited this mine as well as other mines through joint ventures until mining ceased in October 2015 due to lack of ore.

The mill continued to operate until April 2017, processing ore from various operators in the region on a toll basis. The toll ores were tested prior to processing to estimate recoveries and concentrate grades. Typical reported recoveries were in the range 85-92% for gold and 72-77% for silver. The stated objective of SDA was to produce a bulk gold-silver concentrate of the highest grade possible without detrimental impurities.

The SDA plant generally has been operated at the rate of 100 mtpd over the past ten years.

An agitated leach system and precious metals recovery plant (Merrill – Crowe) was installed and operated briefly processing concentrates. The leach system is not currently being operated.

Water and Power

Water is pumped from the Rio Acaponeta, 2.4 km distant to the west using a company owned portable pump and 4-inch piping. The fresh water make-up requirement is estimated at 4-5 m3 per hour. This is equivalent to approximately 1 tonne of fresh water per tonne of ore processed. The plant has two storage tanks totaling approximately 150 m3 of storage.

Power is supplied by an overland power line from the grid by Comision Federal de Electricidad (“CFE”). Rates are set by the CFE. Plant power is 440V with two transformers, one for the plant and a smaller unit for the laboratory.

Workforce

The SDA Mill is operated with a total of 36 employees, which includes 3 in administration (I GM and 2 Engineers), 4 in the laboratory and and 29 operators. The technical support for metallurgy is provided through an external consultant. Overall the workforce is well trained to maintain current operating status, and open to process improvement given external support. Turnover is nil with the advantage of the local workforce, and community relations are in good standing.

Process Plant

The main sections of the SDA process plant include:

•	Crushing – two stage crushing in closed circuit – capacity 25 mtph
•	Grinding – ball mill in closed circuit with cyclone classifier – capacity 150 mtpd
•	Flotation – including conditioner tank, roughers and cleaners – capacity + 150 mtpd
•	Concentrate vats, drying and load out area
•	Tailings facility – contains 250,000 mt – additional capacity 150,000 mt
•	Analytical laboratory
•	Office, warehouse and small maintenance shop
•	Leaching – Merrill Crowe installation – not operating – capacity 300 mtpd concentrate leaching

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The plant historically has operated at 100 mtpd but has the capacity to operate at 150 mtpd or greater without additional capital expenditure.

Exploration Plans

Magellan acquired no ore reserves in connection with the SDA Mill purchase. Resumption of production will depend on the Company’s success in obtaining new sources of ore, for which there is no assurance.

The Company’s strategy is to acquire new sources of ore, to resume mining and processing operations, and to build production and increase cash flow. A key objective will be to secure high-grade feed sources. The mill lies within the rich Sierra Madre Occidental mineralized belt, which historically has yielded millions of ounces of precious metals and offers multiple high-grade gold and silver epithermal vein opportunities.

Subject to securing the necessary funding, we have budgeted $350,000 for exploration work over the next 12 months, comprising $100,000 for geologic mapping and geochemical sampling, and $250,000 for diamond drilling and assaying of approximately 2,000 meters of core.

If exploration and/or acquisition is successful in generating projects with potential for production, then additional funding would be required for mine development. The Company’s objective would be to achieve production as a matter of priority.

The exploration program will be supervised by Pierce Carson, the Company’s president, and by well qualified geologists based in Mexico.

EL DORADO

Location and Access

The El Dorado Gold-Silver Project is located in the Pacific Coastal Plain, near the village of Las Minitas, Municipality of Rosamorada, State of Nayarit, within the Mining Agency of Tepic. It lies 50 kilometers south of the Company’s SDA Mill, 70 kilometers north-northwest of Tepic, the state capital, and 180 kilometers southeast of Mazatlan, Sinaloa. The project has excellent road and rail infrastructure.

The El Dorado Mining Concession consists of a 50-hectare concession held under option by the Company’s wholly-owned subsidiary Minerales Vane 2 S.A. de C.V. from a Mexican private company, Ingenieros Mineros S.A. de C.V.

NAME OF THE MINING CONCESSION	TITLE N°	HA	VALID UNTIL
EL DORADO	166132	50	March 26, 2030

The principal vein system is the El Dorado epithermal vein trend that strikes N50°E and dips steeply to the NW. It forms a continuous reef outcrop 1.5 kilometers in length. Additional discontinuous outcrops both to the NE and SW indicate a strike length of 3.5 kilometers.

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History

The El Dorado vein system has a history of small-scale mining. In the period 1900-1927 a mineralized zone was mined in the Hundido Mine. A historic longitudinal section of this portion of El Dorado vein indicates that it was mined for gold and silver to a maximum depth of 150 meters from the surface. The workings are largely inaccessible and there are no production records available. Based on the extent of old workings and the size of the stopes shown on the historic longitudinal section approximately 50,000 tons of gold-silver mineralization are estimated to have been extracted from the Hundido Mine.

From 1965 to 1975 Rafael Velasco extracted mineralized material from the El Dorado mine, located 250 meters further NE of the El Hundido mine, and from 1975 to 1983 American interests mined direct-to-smelter grade material from the El Dorado mine.

From 1985 to 1990 the company Ingenieros Mineros SA de CV continued operations in the El Dorado Mine in three levels to a depth of 30 meters below the surface and shipped the ore to the "El Venado" processing plant located near Ruiz, Nayarit, for toll treatment to produce a flotation concentrate. Historic metallurgical balance sheets from this plant indicate the grade of the material was on the order of 5 g/t Au and 70 g/t Ag.

In a report dated May 1986 by Compañia Fresnillo, S.A. de C.V., a list of 46 underground samples reported an average grade of 7.88 g/t Au and 55 g/t Ag for the three levels of the El Dorado Mine with vein widths ranging from 1.2 meters to 4.0 meters.

Magellan has not verified available historic data because the underground workings are presently flooded and inaccessible. In due course the Company intends to dewater the underground workings and carry out the work necessary to verify data and define the size and grade of the mineralization.

Drilling Program 2010-2011

Drilling on the El Dorado vein system was conducted by a TSX.V-listed company in 2010-2011 and comprised 28 diamond core holes totaling 4,950 meters. The drilling intersected multiple steeply-dipping silicified mineralized zones extending from near-surface to a drilled depth of 150 meters.

The following longitudinal section shows the drilling pattern along the El Dorado vein in the area of the Hundido and El Dorado mines, and summary drill hole intersection grades and widths.

SW
NE
EL HUNDIDO MINE
EL DORADO MINE
DOR-10-8
3.9
(0.57)
DOR-10-9
6.2
(0.82)
Road
Shaft
Level 15
STOPE
Level 23
DOR-10-4
DOR-10-3
9.1
(1.8)
DOR-10-7
13.9
(1.45)
0 masl
MINERALIZED
ZONE
DOR-10-1
7.6
(1.03)
DOR-10-25
0.5
(8.6)
DOR-10-20
3.0
(2.0)
DOR-10-5
7.2
(1.9)
STOPE
DOR-10-10
8.6
(2.3)
DOR-11-19
49.8
(3.0)
DOR-10-6
5.9
(0.52)
DOR-10-2
.16
(6.0)
DOR-10-26
3.6
(1.2)
DOR-10-14
4.7
(3.8)
DOR-10-11
7.8
(11.2)
DOR-11-17
1.5
(1.26)
DOR-10-13
4.7
(1.84)
-100 masl
DOR-11-27
0.2
(3.2)
OPEN?
OPEN?
-200 masl
DOR-11-18
EL DORADO VEIN
LONGITUDINAL SECTION
NE 50º SW LOOKING NW
LEGEND
● DRILLED HOLES
7.8 Au eq - grams/ton
(11.2) True width - meters
0 50 100
METERS

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The mineralization extends from near surface to a drilled depth of 150 meters and is open at greater depth.

Two veins appear to offer particular promise for mining, namely the Hundido and Intermedia veins. These veins lie adjacent to and along strike from the old Hundido Mine. Polygonal resource calculations for the two veins, based on intersections in 10 core holes are summarized as follows:

MINERALIZATION INDICATED BY DRILLING

Vein	True Width m	Tonnes	Au+Ag Au Equiv g/t
Hundido	2.3	89,000	7.01
Intermedia	8.3	91,000	15.17

Notes:	1. Polygonal resources based on intersections from 10 holes.
2. Tonnage reduced by 25% to allow for mining dilution and recovery loss.
3. Does not constitute ore reserves under SEC Industry Guide 7.

Geology

The stratigraphy of the district consists predominantly of a thick andesitic lithic lapilli tuff, with a dacitic crystal tuff marker horizon within the andesitic pile. The andesitic sequence is overlain by a pre-vein rhyolitic pyroclastic sequence, indicating an andesitic/rhyolitic bimodal composition. In the central part of the district a complex of domes and dikes of rhyolitic composition exhibit a NE-SW orientation similar to the vein system. The pre-vein volcanic stratigraphy shows a general tilt of 8°-15° to the east, exposing the deepest portions of the stratigraphy and hydrothermal system in the SW and central parts of the district, and the higher geologic level of the deposit towards the NE where high level silicification and argillization outcrop.

The vein pattern is interpreted to be the result of a right lateral structural regime that developed a N50°E fault system exhibiting a horizontal component of movement, and a conjugate system of N70°E to E-W faults with dilational and normal movement. The principal mineralized structure in the district is the El Dorado Vein which can be traced on the surface for a distance greater than 3 kilometers, and exhibits structural complexity with numerous conjugate vein splits both in the hangingwall and footwall.

A number of prospective exploration targets have been defined along the El Dorado Vein structure related to old mines, anaomalous geochemical sample results and zones of structural complexity.

Two main stages of vein formation appear to be present consisting of early fine to medium grained crystalline quartz with Pb-Zn-Cu and Ag sulfides (Stage I), and a later Stage II which consists of generally barren coarse-crystalline quartz that is commonly observed cementing breccia fragments of Stage I vein material. In the hangingwall and footwall of the veins it is common to observe quartz stockwork-stringer zones with Pb-Zn-Cu sulfides as well as dissemination of sulfides in permeable zones of coarse-grained tuffs and pyroclastic breccias. In the geologically deeper central part of the El Dorado vein system where the Hundido and El Dorado mineralized zones were mined, quartz with Au-Ag values and base metal sulfides of Stage I are present accompanied by strong propylitization (epidote and chlorite) of the andesitic volcanic, particularly in the footwall portion of El Dorado vein system.

The El Dorado Vein exhibits potential to contain multiple mineralized zones, including higher grade over minable widths for underground mining, or lower-grade open pitable stockwork zones which are observed over tens of meters in width in both the hangingwall and footwall of the El Dorado vein system.

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Exploration and Development Plans

Subject to the availability of financing, Magellan intends to advance El Dorado towards production as a matter of priority. The Company has initiated permitting and is in the process of selecting an underground mining contractor. The project has excellent road and rail infrastructure, and the Company plans to truck the mineralized material from El Dorado to the Company’s SDA Plant for processing, a distance of approximately 50 kilometers.

Commencement of mining will depend on a number of preconditions, the most important of which include obtaining environmental and blasting permits, selecting and mobilizing a mining contractor and procuring financing. An access and land use agreement with the local ejido already is in place. Once development begins, mineralized material will be accessible with a minimal amount of underground development. Mineralized material will be sourced initially from the shallow, upper portions of the mineralized veins.

The Company also has identified and is assessing exploration targets and other acquisition opportunities in the El Dorado district as well as in other districts within trucking distance of the SDA Mill.

Our Exploration Process

Our exploration program is designed to acquire, explore and evaluate exploration properties in an economically efficient manner. We have not at this time identified or delineated any mineral reserves on any of our properties.

Our current focus is primarily on the exploration of our Silver District (Arizona) and exploration opportunities nearby our SDA mill in Nayarit, Mexico, and in particular our El Dorado Gold-Silver Project. We plan to develop a formal sample collection and analysis process in due course; this process will include appropriate quality assurance and quality control procedures.

Subject to our ability to raise the necessary funds, we may acquire additional exploration properties near our existing properties or elsewhere and implement exploration programs that may cover these future properties.

We expect our exploration work on a given property to proceed generally in three phases. Decisions about proceeding to each successive phase will take into consideration the completion of the previous phases and our analysis of the results of those phases.

The first phase is intended to determine whether a prospect warrants further exploration and involves:

•	researching the available geologic literature;
•	interviewing geologists, mining engineers and others familiar with the prospect sites;
•	conducting geologic mapping, geophysical testing and geochemical testing;
•	examining any existing workings, such as trenches, prospect pits, shafts or tunnels;
•	digging trenches that allow for an examination of surface vein structures as well as for efficient reclamation, re-contouring and re-seeding of disturbed areas; and,
•	analyzing samples for minerals that are known to have occurred in the test area.

Subject to obtaining the necessary permits in a timely manner, the first phase can typically be completed on an individual property in several months at a cost of less than $200,000.

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The second phase is intended to identify any mineral deposits of potential economic importance and would involve:

•	examining underground characteristics of mineralization that were previously identified;
•	conducting more detailed geologic mapping;
•	conducting more advanced geochemical and geophysical surveys;
•	conducting more extensive trenching; and
•	conducting exploratory drilling.

Subject to obtaining the necessary permits in a timely manner, the second phase can typically be completed on an individual property in nine to twelve months at a cost of less than $1 million. Our Silver District Project has reached the second phase.

The third phase is intended to precisely define depth, width, length, tonnage and value per ton of any deposit that has been identified and would involve:

•	drilling to develop the mining site;
•	conducting metallurgical testing; and
•	obtaining other pertinent technical information required to define an ore reserve and complete a feasibility study.

Depending upon the nature of the particular deposit, the third phase on any one property could take one to five years or more and cost well in excess of $1 million. None of our properties has reached the third phase.

We intend to explore and develop our properties ourselves, although our plans could change depending on the terms and availability of financing and the terms or merits of any joint venture proposals.

Plan of Exploration

We have two material properties, namely the Silver District Project in southwest Arizona and the SDA Mill in Nayarit State, Mexico. We currently intend to engage in exploration activities on the Silver District Project and, if commercially recoverable deposits are found, to conduct mineral development activities.

We intend to assess and acquire mineral properties in the region of the SDA Mill with the objective of sourcing ore for resumption of processing at the mill. To date, we have only begun preliminary exploration work.

Gold and Silver Prices

Our operating results are substantially dependent upon the world market prices of gold and silver. We have no control over gold or silver prices, which can fluctuate widely. The volatility of such prices is illustrated by the following graphs, which respectively set forth the prices of gold and silver per ounce (as reported by www.kitco.com) during the periods indicated:

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These historical prices are not indicative of future gold or silver prices.

Marketing

All of our mining operations, if successful, will produce precious metals in doré form or contained in a concentrate.

We plan to refine and market our precious metals doré and concentrates using a geographically diverse group of third party smelters and refiners. The loss of any one smelter or refiner may have a material adverse effect if alternate smelters and refiners are not available. We believe there is sufficient global capacity available to address the loss of any one smelter or refiner.

Hedging Activities

Our strategy is to provide shareholders with leverage to changes in gold and silver prices by selling precious metals production at market prices. We may sell precious metals from our future mines, if any, both pursuant to forward contracts and at spot prices prevailing at the time of sale. We may also enter into derivative contracts to protect the selling price for certain anticipated gold and silver production and to manage risks associated with commodities and foreign currencies.

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Government Regulation

General

Our activities are and will be subject to extensive federal, state and local laws governing the protection of the environment, prospecting, mine development, production, taxes, labor standards, occupational health, mine safety, toxic substances and other matters. The costs associated with compliance with such regulatory requirements are substantial and possible future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the development and continued operation of our properties, the extent of which cannot be predicted. In the context of environmental permitting, including the approval of reclamation plans, we must comply with known standards and regulations which may entail significant costs and delays. Although we are committed to environmental responsibility and believe we are in substantial compliance with applicable laws and regulations, amendments to current laws and regulations, more stringent implementation of these laws and regulations through judicial review or administrative action or the adoption of new laws could have a materially adverse effect upon our results of operations.

Federal Environmental Laws

Certain mining wastes from extraction and beneficiation of ores are currently exempt from the extensive set of Environmental Protection Agency (“EPA”) regulations governing hazardous waste, although such wastes may be subject to regulation under state law as a solid or hazardous waste. The EPA has worked on a program to regulate these mining wastes pursuant to its solid waste management authority under the Resource Conservation and Recovery Act (“RCRA”). Certain ore processing and other wastes are currently regulated as hazardous wastes by the EPA under RCRA. If our future mine wastes, if any, were treated as hazardous waste or such wastes resulted in operations being designated as a “Superfund” site under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA” or “Superfund”) for cleanup, material expenditures would be required for the construction of additional waste disposal facilities or for other remediation expenditures. Under CERCLA, any present owner or operator of a Superfund site or an owner or operator at the time of its contamination generally may be held liable and may be forced to undertake remedial cleanup action or to pay for the government’s cleanup efforts. Such owner or operator may also be liable to governmental entities for the cost of damages to natural resources, which may be substantial. Additional regulations or requirements may also be imposed upon our future tailings and waste disposal, if any, in Nevada under the Federal Clean Water Act (“CWA”) and state law counterparts. We have reviewed and considered current federal legislation relating to climate change and we do not believe it to have a material effect on our operations. Additional regulation or requirements under any of these laws and regulations could have a materially adverse effect upon our results of operations.

Employees and Consultants

Effective June 1, 2016, we entered into an Employment Agreement with Dr. Pierce Carson and engaged his services as President and CEO of Magellan for an initial term of one year. Under the terms of the Employment Agreement, Mr. Carson was entitled to a salary of $6,667 per month for the first three months, and $10,000 per month for the following nine months. Effective June 1, 2017, and then again on June 1, 2018, the Employment Agreement was extended for an additional year at a salary $10,000 per month. If the Company is unable to pay the salary, the Company has the right to satisfy its obligation with shares of common stock.

Effective September 18, 2017, Michael P. Martinez was engaged on a consulting basis to serve as the Company’s Chief Financial Officer and Secretary. John C. Power stepped down from these positions, but continued in his role as a director of the Company.

We rely heavily on the services of our consulting geologist and other technical consultants.

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Directors, Executive Officers and Corporate Governance

Directors and Executive Officers

Our current executive officers and directors are:

Name	Age	Position
John C. Power	56	Director
W. Pierce Carson	76	President, CEO and Director
Michael P. Martinez	49	CFO

W. Pierce Carson has served as our President & CEO since June 1, 2016. Mr. Carson has over 40 years of experience in the mining industry and has managed the discovery, financing, development and operation of precious metals, base metals and industrial minerals properties in the United States, Australia, Africa and Papua New Guinea. He has been responsible for or closely involved with a number of mineral deposits that have been developed into mines. Mr. Carson held the positions of Senior Geologist, Overseas Mineral Evaluation, and Exploration Manager, Australia for Exxon Minerals Company; Manager of Precious Metals Exploration, North America for Kennecott Copper Corporation; President and Director of Mining & Exploration Operations in Australia, Papua New Guinea, USA, Canada and Mexico for Nord Pacific Ltd.; President and Vice-President of Exploration for Nord Resources Corporation; and Chief Executive Officer for Santa Fe Gold Corporation. Mr. Carson holds a PhD in Economic and Structural Geology and an MS in Ore Deposits from Stanford University, and a Bachelor’s Degree in Geology from Princeton University.

John C. Power served as President, CFO, Secretary and director from our inception in September 2010 until June 1, 2016 when Dr. Carson became President & CEO. Mr. Power continued to serve as CFO and Secretary until September 2017 when Mr. Martinez was engaged to fulfill those roles. Mr. Power continues to serve as a director.

Mr. Power also serves as a director of Athena Silver Corporation since its inception in December 2003 and has served as Athena’s President from December 2005 to December 2007 and from January 2009 to the present and has served as Athena’s Secretary since January 2007.

Mr. Power is also a co-managing member since 2011 of Silver Saddle Resources, LLC a private company that owns mining claims in Nevada.

From March 2010 to present, Mr. Power has served as co-Managing Member of Ryan Air Exposition, LLC, a private California holding company that invests in antique airplanes. Mr. Power served as President and director of Alta California Broadcasting, Inc., which operated radio stations, from December 1993 to March 2007; and President and director of Four Rivers Broadcasting, Inc., also a radio broadcaster, from May 1997 to March 2005 and Vice President from March 2005 until December 2013. Mr. Power also has served as Co-Managing Member of Wyoming Resorts, LLC, which owns and operates an historic hotel in Thermopolis, Wyoming, since June 1997; and Mr. Power has served as President of Power Curve, Inc., a private investment company, since 1986. Mr. Power has also been the managing member of Best of Sea Ranch, LLC since December 2004 which operated through a joint venture a vacation home rental business in The Sea Ranch California. Mr. Power has been a general partner of Power Vacaville, LP a real estate investment firm since January 2008. Mr. Power also has served as the vice-president and director of The Tide Community Broadcasting, Inc. since July 2012.

From September 2008 to March 2012, Mr. Power served as an officer and director of Hungry Hunter, Inc., a private California-based restaurant enterprise.  From March 2008 until February 2010, Mr. Power served as a director of Reserve Energy Corporation, a small private oil and gas exploration and production company; and was Managing Member of Montana Resorts, LLC, which is a holding company for Yellowstone Gateway Resorts, LLC, from May 2002 until May 2008; and was Managing Member of Yellowstone Gateway Resorts, LLC, which owned and operated the Gallatin Gateway Inn, from May 2002 until May 2008. On November 16, 2004, Yellowstone Gateway Resorts, LLC filed a voluntary petition in bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in response to an adverse arbitration award in favor of a former employee. Yellowstone Gateway Resorts, LLC was successfully reorganized under Chapter 11.

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Mr. Power attended, but did not receive a degree from, Occidental College and University of California at Davis.

Michael P. Martinez has served as the Company’ Chief Financial Officer, Secretary and Treasurer since September 18, 2017.

He also is employed as the Chief Financial Officer for a company that operates in heavy construction including excavation and earthwork. Mr. Martinez served as Financial Reporting Manager at Ernest Healthcare which operates twenty-six hospitals in 11 states for inpatient rehabilitation and long-term acute care. At Ernest Healthcare Mr. Martinez was responsible for monitoring and providing oversight of financial reporting requirements and covenant compliance, and consolidation of financial statements for the twenty-six hospitals. Mr. Martinez was also a principal of Martinez Financial Group, providing merchant banking services including capital formation and corporate finance advisory functions for commercial enterprises.

Mr. Martinez graduated Cum Laude from the University of Arizona with a B.S. in Business Administration. He is a certified public accountant and a member of the New Mexico Society of CPA’s

Mr. Martinez was paid $11,000 for the initial 3-month period of consultancy services. Thereafter, Mr. Martinez’s status may change from a consultant to an employee at the sole discretion of the Company. He will receive no additional compensation for his service as Secretary and Treasurer of the Company.

Involvement in Certain Legal Proceedings

During the last 10 years, except as disclosed herein, none of our directors or officers has:

a.	had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c.	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.	been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Family Relationships

No family relationships exist among our directors. Additionally, there do not exist any arrangements or understandings between any director and any other person pursuant to which any director was elected as such.

Conflicts of Interest

Athena Silver Corporation is a company under common control. Mr. Power is a director and is also a director and CEO of Athena. Mr. Power and Mr. Gibbs are significant investors in both Magellan and Athena.

Silver Saddle Resources, LLC (“Silver Saddle”) is a private company under common control. Mr. Power and Mr. Gibbs are significant investors and managing members of Silver Saddle.

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Magellan, Athena and Silver Saddle are exploration stage companies and each is involved in the business of acquisition and exploration of mineral resources.

The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Magellan, Athena and Silver Saddle been autonomous. In addition, the common ownership could result in significant conflicts of interest both in terms of the allocation of working capital as well as under the doctrine of corporate opportunity, inasmuch as all three entities are engaged in mineral exploration in the United States. Messr. Power and Gibbs have not adopted any policy or guidelines to mitigate the potential adverse effects of their conflicting interests between and among, Magellan, Athena and Silver Saddle.

While the foregoing may mitigate the conflicts of interest inherent in the interlocking interests, it will not eliminate all potential future conflicts. Investors in Magellan should be cognizant that the interests of Magellan may, in the future, be in conflict with the other activities of Magellan’s control persons.

Director Independence

Our common stock is listed on the OTC.QB of the OTC Markets Group, Inc. inter-dealer quotation systems, which does not have director independence requirements. Nevertheless, for purposes of determining director independence, we have applied the definition set forth in NASDAQ Rule 4200(a)(15). Our two directors are both officers of the corporation and are not considered independent.

Board Meetings

During the year ended December 31, 2017 and nine months ended September 30, 2018, our Board members engaged in frequent informal discussions; and all Board actions have been undertaken by unanimous written consent.

Committees of the Board of Directors

We currently do not have standing audit, compensation or nominating committees of the Board of Directors. We plan to form audit, compensation and nominating committees when it is necessary to do so to comply with federal securities laws or to meet listing requirements of a stock exchange or the Nasdaq Capital Market.

Code of Ethics

We have adopted a Code of Ethics that apples to, among other persons, our company’s principal executive officer, as well as persons performing similar functions. As adopted, our Code of Ethics sets forth written guidelines to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in all reports and documents that we file with, or submit to, the SEC and in other public communications made by us that are within the executive officer’s area of responsibility;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the Code; and
•	accountability for adherence to the Code.

Our Code of Ethics is on file with the SEC. We will provide a copy of the Code of Ethics to any person without charge, upon request. Requests can be sent to: Magellan Gold Corporation, 500 Marquette Avenue NW, Ste. 1200, Albuquerque, New Mexico 87102.

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Executive Compensation

Director Compensation

Our directors receive no compensation for their services as director.

Executive Compensation

The following table sets forth all compensation paid to our Named Executive Officers for the years ended December 31, 2017 and 2016:

Summary compensation table
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Options Awards ($)	Non equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John C. Power, President	2017 2016	0 0		0 0	0 0		39,901 0	0 0	0 0	20,000 30,000	(2)	59,901 30,000
W. Pierce Carson, President	2017 2016 (partial)	120,000 60,000	(1)	0	160,000	(1)	79,801	0	0	0		359,801 60,000
Michael P. Martinez	2017 (partial)						9,975			11,000		20,975

(1)	When he was first engaged as President, CEO and Director of G+W in June 2015, W. Pierce Carson was granted shares of G+W representing 15% of the total issued and outstanding shares of G+W.

In July 2016, we completed a reverse triangular merger pursuant to which a newly formed merger subsidiary was merged into Gulf + Western, and the 15% equity interest in Gulf + Western owned by Mr. Carson was converted into 8,623,957 shares of Magellan common stock. As a result of the merger, Gulf + Western became a wholly-owned subsidiary of Magellan.

Effective June 1, 2016, we entered into an Employment Agreement with Mr. Carson and engaged his services as President and CEO of Magellan for an initial term of one year. Under the terms of the Employment Agreement, Mr. Carson is entitled to a salary of $6,667 per month for the first three months, and $10,000 per month for the following nine months. If the Company is unable to pay the salary, the Company has the right to satisfy its obligation with shares of common stock.

The initial term of the agreement covered the period from June 1, 2016 to May 31, 2017. On June 1, 2017, Dr. Carson and the Company agreed to extend the term of the agreement to May 31, 2018, with all terms of the original agreement remaining unchanged. On June 1, 2018, Dr. Carson and the Company agreed to extend the term of the agreement to May 31, 2019, with all terms of the original agreement remaining unchanged.

Dr. Carson shall have the right to voluntarily terminate his employment with Magellan during the term. To effect such voluntary termination, Dr. Carson shall provide Magellan at least 60 days advanced written notice of such termination. Upon termination, Dr. Carson shall be paid his base salary through the date of termination, including any amount that may have been deferred and accrued.

On October 26, 2017, Dr. Carson agreed to waive payment of accrued but unpaid salary obligations from June 1, 2016 through September 30, 2017 in the aggregate amount of $150,000, including $60,000 earned in 2016. The waiver of accrued wages is recorded as a capital contribution to the Company. Dr. Carson was subsequently issued 4,000,000 shares of the Company’s restricted common stock.

(2)	We entered into a consulting agreement with Mr. Power at the rate of $30,000 per year for his part-time service as our CFO. Mr. Power resigned as our CFO on August 31, 2017 and no longer receives consulting fees.

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Employment Agreements

Gulf + Western entered into an employment agreement with W. Pierce Carson to serve as President and CEO for a period of one year ending May 31, 2016. Mr. Carson’s compensation was in the form of a transfer of a 15% equity interest in Gulf + Western.

Effective June 1, 2016, we entered into an Employment Agreement with Mr. Carson and engaged his services as President and CEO of Magellan for an initial term of one year. Under the terms of the Employment Agreement, Mr. Carson was entitled to a salary of $6,667 per month for the first three months, and $10,000 per month for the following nine months. Effective June 1, 2017, the Employment Agreement was extended for an additional year at a salary of $10,000 per month. If the Company is unable to pay the salary, the Company has the right to satisfy its obligation with shares of common stock.

The initial term of the agreement covered the period from June 1, 2016 to May 31, 2017. On June 1, 2018, Dr. Carson and the Company agreed to extend the term of the agreement to May 31, 2019 with all terms of the original agreement remaining unchanged.

Dr. Carson shall have the right to voluntarily terminate his employment with Magellan during the term. To effect such voluntary termination, Dr. Carson shall provide Magellan at least 60 days advanced written notice of such termination. Upon termination, Dr. Carson shall be paid his base salary through the date of termination, including any amount that may have been deferred and accrued.

On October 26, 2017, Dr. Carson agreed to waive payment of accrued but unpaid salary obligations from June 1, 2016 through September 30, 2017 in the aggregate amount of $150,000. The waiver of accrued wages was recorded as a capital contribution to the Company. Dr. Carson was subsequently issued 4,000,000 shares of the Company’s restricted common stock.

At December 31, 2017 a total of $30,000 and $2,796 of salary and associated payroll tax obligations, respectively, is accrued in connection with the agreement and included in accrued liabilities on the accompanying consolidated balance sheets.

At September 30, 2018 a total of $30,000 and $11,110 of salary and associated payroll tax obligations, respectively, is accrued in connection with the agreement and included in accrued liabilities on the accompanying consolidated balance sheets.

2017 Equity Incentive Plan

We have not adopted any equity compensation or stock option plans, except as follows:

The Board of Directors of the Company concluded, in order to attract and hire key technical personnel and management as our Company grows, it will be necessary to offer option packages in order to compete effectively with other companies seeking the support of these highly qualified individuals. After careful consideration, the Board recommended the approval of the Company’s 2017 Equity Incentive Plan as being in the best interests of Stockholders.

Effective September 1, 2017, the 2017 Equity Incentive Plan was approved by written consent of stockholders holding 75% of the Company’s outstanding common stock, and was adopted by the Board of Directors. The Company is authorized to grant rights to acquire up to a maximum of 10,000,000 shares of common stock under the Plan. The Plan is authorized to grant incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended.

The 2017 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights (collectively, "Stock Awards"). Incentive stock options granted under the 2017 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2017 Plan are intended not to qualify as incentive stock options under the Code.

As of the date of this prospectus, there have been no grants made under the Plan.

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Indemnification of Directors and Officers

Nevada Revised Statutes provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada Revised Statutes also provide that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize us to indemnify our directors and officers to the fullest extent permitted under Nevada Revised Statutes. Our bylaws set forth the procedures that must be followed in order for directors and officers to receive indemnity payments from us.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information with respect to beneficial ownership of our common stock by:

*	each person who beneficially owns more than 5% of our common stock;
*	each of our executive officers named in the Management section;
*	each of our directors; and
*	all executive officers and directors as a group.

The following table shows the number of shares owned and the percentage of outstanding common stock owned as of December 17, 2018. Each person has sole voting and investment power with respect to the shares shown, except as noted.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Ownership as a Percentage of Outstanding Common Shares(3)

John Gibbs 807 Wood N Creek Ardmore, OK 73041	68,188,988	(4)	42.2%

John C. Power	10,984,006	(5)	8.0%

W. Pierce Carson	23,528,957	(6)	15.5%

Dennis Bell 47 Lisle Street, Mt Claremont Western Australia 6010	9,000,000	(8)	6.0%

Michael P. Martinez	250,000	(7)	nil

Rose Petroleum, plc 1st Floor Newmarket House, Market St. Newbury, Berkshire England RG14 5DP	14,200,834		9.5%

All officers and directors as a group (three persons)	35,791,287		23.4%

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(1)	Unless otherwise stated, address is 500 Marquette Avenue NW, Ste. 1200, Albuquerque, New Mexico 87102.

(2)	Under SEC Rules, we include in the number of shares owned by each person, the number of shares issuable under outstanding options or warrants if those options or warrants are exercisable within 60 days of the date of this Annual Report. In calculating percentage ownership, we calculate the ownership of each person who owns exercisable options by adding (i) the number of exercisable options for that person only to (ii) the number of total shares outstanding and dividing that result into (iii) the total number of shares and exercisable options owned by that person.

(3)	Shares and percentages beneficially owned are based upon 149,799,417 shares outstanding on December 17, 2018.

(4)

Includes 56,188,988 shares owned individually, a Warrant to purchase 4,500,000 shares of Common Stock at an exercise price of $0.02 per share, a Promissory Note convertible into 7,500,000 shares of Common Stock (excluding any future accrued interest that may be convertible) and 516,500 shares owned by Tri Power Resources, Inc., controlled by Mr. Gibbs.  .

(5)	Includes options exercisable to purchase 1,000,000 shares at $0.04 per share.

(6)	Includes options exercisable to purchase 2,000,000 shares at $0.04 per share, and 3,000,000 shares under a restricted stock award subject to future vesting.

(7)	Mr. Martinez’s ownership consists entirely of options exercisable to purchase 250,000 shares at $0.04

(8)	Includes warrants exercisable to purchase 1,500,000 shares at $0.10 per share expiring December 30, 2018

Certain Relationships and Related Party Transactions

Except as disclosed herein, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Conflicts of Interests

Athena Silver Corporation (“Athena”) is a company under common control. Mr. Power is also a director and CEO of Athena. Mr. Gibbs is a significant investor in both Magellan and Athena. Magellan and Athena are both exploration stage companies involved in the business of acquisition and exploration of mineral resources.

Silver Saddle Resources, LLC is also a company under common control. Mr. Power and Mr. Gibbs are significant investors and managing members of Silver Saddle. Magellan and Silver Saddle are both exploration stage companies involved in the business of acquisition and exploration of mineral resources.

The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Magellan, Athena and Silver Saddle been autonomous.

Management Fees

The Company previously maintained a month-to-month management agreement with Mr. Power requiring a monthly payment, in advance, of $2,500 as consideration for his services as CFO to Magellan. Effective August 31, 2017, Mr. Power resigned as CFO and Secretary of the Company and was replaced by Michael P. Martinez on September 18, 2017 to serve as CFO, Secretary and Treasurer. Mr. Power continues to serve as a member of the Board of Directors.

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Management fees to Mr. Power for the three months ended September 30, 2018 and 2017, are $-0- and $7,500, respectively. Management fees to Mr. Power for the nine months ended September 30, 2018 and 2017, are $-0- and $15,000, respectively. These fees are included in general and administrative expenses in our statement of operations. At September 30, 2018 and December 31, 2017, $27,500 of the fees had not been paid and are included in accrued liabilities on the accompanying consolidated balance sheets.

Accrued Interest - Related Parties

Accrued interest due to related parties is included in our consolidated balance sheets as follows:

	September 30, 2018	December 31, 2017
Accrued interest payable - Mr. Gibbs	$299,811	$221,103
Accrued interest payable - Mr. Power	58,281	16,562
Accrued interest payable - Dr. Carson	3,042	986

	$361,134	$238,651

During the nine months ended September 30, 2018, we paid a total of $12,357 to Mr. Power representing unpaid accrued interest on notes payable. During the year ended December 31, 2017, we paid a total of $382 to Mr. Power representing unpaid accrued interest on notes payable.

Advances Payable – Related Party

We borrowed and repaid non-interest bearing advances from/to related parties as follows:

	Nine Months Ended September 30, 2018
	Advances	Repayments/Conversion
Mr. Power	$116,185	$71,037
Mr. Carson	–	8,100
Totals	$116,185	$79,137

	Year Ended December 31, 2017
	Advances	Repayments
Mr. Power	$26,050	$26,050
Mr. Carson	8,100	–
Totals	$34,150	$26,050

At September 30, 2018 and December 31, 2017 a total of $45,148 and $8,100 of short-term advances from related parties were outstanding and are included in advances payable, related party on the accompanying consolidated balance sheets.

No related party advances were outstanding at December 31, 2016.

The Company also utilizes a credit card owned by Mr. Power to pay travel and other obligations when the availability of cash is limited or the timing of the payments is considered critical. No amounts were outstanding on this credit card at September 30, 2018.

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Notes Payable – Related Parties

In August 2011, we entered into an unsecured loan from John Power, the Company’s Director, evidenced by a $20,000 promissory note. The promissory note bears interest at 6% per annum and is payable on demand with thirty days’ notice from the lender. During 2014, the Company made payments totaling $5,000 to pay down the principal balance of the note. Effective December 31, 2017, the interest rate on the note increased to 12% per annum. At both September 30, 2018 and December 31, 2017, the note balance was $15,000. At September 30, 2018 and December 31, 2017, interest totaling $1,346 and $1,576, respectively, was accrued on this note payable and is included in Accrued interest – related parties on the accompanying consolidated balance sheets.

In January 2014, we entered into an additional unsecured loan from Mr. Power, evidenced by a $50,000 promissory note. The promissory note bears interest at 6.75% per annum and is payable on demand with thirty days’ notice from the lender. Effective December 31, 2017, the interest rate on the note increased to 12% per annum. At September 30, 2018 and December 31, 2017, interest totaling $4,488 and $6,249, respectively, was accrued on this note payable and is included in Accrued interest – related parties on the accompanying consolidated balance sheets. At both September 30, 2018 and December 31, 2017, the note balance was $50,000.

During the year ended December 31, 2017, Mr. Power loaned the Company $25,000 in a short term note that was subsequently transferred into the Series 2017 Notes.

On May 31, 2017 we entered into three short-term notes with Mr. Gibbs, Dr. Carson and Mr. Power in the principal amounts of $100,000, $25,000 and $25,000, respectively. The notes bear interest at 6% and matured on November 15, 2017. The notes were subsequently rolled into the Series 2017 Notes described below. As of September 30, 2018 a total of $3,760 of interest is accrued on these notes.

On June 30, 2017 we entered into an additional secured loan for advances from Mr. Power and evidenced by a $125,000 promissory note. The promissory note bears interest at 6% per annum and matured on December 31, 2017. The maturity date of the promissory note was not extended and therefore the promissory note is currently in default. The outstanding balance on the note at September 30, 2018 was $125,000. As of September 30, 2018, accrued interest on the note was $11,219.

On November 30, 2017 we entered into a series of secured promissory notes (“Series 2017 Notes”) with related parties in the aggregate amount of $1,155,000, including financing fees of $105,000 recorded as a discount to the notes. Mr. Gibbs, Dr. Carson, and Mr. Power transferred $100,000, $25,000, and $25,000, respectively, from the May 31, 2017 short term related party notes into the Series 2017 Notes. Net proceeds on the issuance after reducing for the transfers listed total $900,000. The notes are secured by a stock pledge agreement covering 100% of the outstanding common stock of Magellan Acquisition Corporation, bear interest at 10% and mature on December 31, 2018. As of September 30, 2018 the balance on the notes, net of unamortized discount of $22,071, was $1,022,929 with accrued interest of $87,036.

Deferred Compensation

On June 1, 2015, the Company appointed W. Pierce Carson to the positions of President, Chief Executive Officer and a Director of G+W. In connection with his appointment, the Company assigned to Mr. Carson restricted shares of G+W common stock representing 15% of the total issued and outstanding shares of G+W in return for one year of his services. The Company determined the value of the transaction at $50,000, which was recorded as deferred compensation which was fully amortized at June 1, 2016.

On June 1, 2016 we executed an employment agreement with Dr. Carson in which he assumed the positions of President and Chief Executive Officer of Magellan Gold Corporation. The agreement also provided that Dr. Carson be appointed a Director of Magellan Gold Corporation, and effective June 30, 2016, Dr. Carson was appointed a Director of Magellan. The term of the agreement covered the period from June 1, 2016 to May 31, 2017 and is subject to annual renewal. The agreement has subsequently been renewed each year and is currently effective from June 1, 2018 to May 31, 2019, with all terms of the original agreement remaining unchanged.

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During the term of the agreement, Magellan agreed to pay Dr. Carson a base salary in equal semi-monthly installments less required withholding and other applicable taxes. Dr. Carson’s salary was set at $6,667 per month during the three-month period from June 1, 2016 through August 31, 2016, and thereafter at $10,000 per month. Until such time as Magellan is properly funded, Magellan may defer and accrue salary owed. If not properly funded before the end of the term, Magellan may at its option issue shares of Magellan common stock as settlement of the accrued salary liability.

Dr. Carson shall have the right to voluntarily terminate his employment with Magellan during the term. To effect such voluntary termination, Dr. Carson shall provide Magellan at least 60 days advanced written notice of such termination. Upon termination, Dr. Carson shall be paid his base salary through the date of termination, including any amount that may have been deferred and accrued.

At September 30, 2018 a total of $30,000 and $11,110 of salary and associated payroll tax obligations, respectively, is accrued in connection with the agreement and included in accrued liabilities on the accompanying consolidated balance sheets.

At December 31, 2017 a total of $30,000 and $2,796 of salary and associated payroll tax obligations, respectively, is accrued in connection with the agreement and included in accrued liabilities on the accompanying consolidated balance sheets.

Director Independence

Our common stock is not listed on a national securities exchange or inter-dealer quotation system. Under NASDAQ Rule 5605(a)(2) and Item 407(a) of Regulation S-K, a director is not considered to be independent if he or she is also an executive officer of the corporation. Our director is considered an executive officer under Rule 3b-7 of the Exchange Act. Therefore, our director is not independent.

As a result of our limited operating history and minimal resources, we believe that we will have difficulty in attracting independent directors. In addition, we would likely be required to obtain directors’ and officers’ insurance coverage in order to attract and retain independent directors. We believe that the costs associated with maintaining such insurance is prohibitive at this time.

Description of Capital Stock

The authorized share capital of the Company consists of 1,000,000,000 shares of Common Stock with a par value of $0.001 and 25,000,000 shares of preferred stock with a par value of $0.001. As at December 17, 2018, there were 149,799,417 shares of Common Stock issued and outstanding and no preferred stock issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law, the holders of Common Stock exclusively possess all voting power. The holders of Common Stock are entitled to dividends as may be declared from time to time by our board of directors from funds available for distribution to holders. No holder of Common Stock has any pre-emptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding shares of Common Stock are, and the shares, upon issuance and sale as contemplated will be, duly authorized, validly issued, fully paid and non-assessable.

Anti-Takeover Effects of Various Provisions of Nevada Law and Our Articles of Incorporation and By-laws

The Nevada Corporation Law, our certificate of incorporation and our by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

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Nevada Anti-Takeover Statute

We are subject to Section 78.411 et.seq. of the Nevada Revised Statutes (“Section 78.411”). Subject to specific exceptions, Section 78.411 prohibits a publicly held Nevada corporation from engaging in a “business combination” with an “interested stockholder” for a period of two years after the time the stockholder becomes an interested stockholder, unless:

•	the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	at or after the time a stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general, an “interested stockholder” is a stockholder who, together with his, her or its affiliates and associates, owns, or within two years did own, 10% or more of the shares of our outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change of control attempts with respect to us and, therefore, may discourage attempts to acquire us.

Outstanding Warrants to Purchase Common Stock

As at December 17, 2018, in addition to the Warrants, we have outstanding warrants to purchase an aggregate of 36,350,000 shares of our Common Stock at weighted average exercise price of $0.05.

Preferred Stock

Our board of directors is authorized to issue all and any of the shares of preferred stock in one or more series, fix the number of shares, determine or alter for each such series voting powers or other rights, qualifications, limitations or restrictions thereof. As of the date of this prospectus, there are no shares of preferred stock outstanding.

Bridge Notes

The Company issued an aggregate of $160,700 of 36% Unsecured Subordinated Promissory Notes (the “Bridge Notes”) to two related parties. The Bridge Notes mature on December 31, 2018 and bear interest at annual rate of 36% per annum payable at maturity.

Senior Secured Notes

During the year ended December 31, 2017, the Company borrowed $1,155,000 from certain related parties which was primarily represented by a series of promissory notes ("Series 2017 Notes"). The proceeds were generally used to fund the purchase of the SDA Mill in Mexico. The Series 2017 Notes accrue interest at the rate of 10% per annum and are secured by a pledge of all the outstanding shares of Magellan Acquisition Corporation, a wholly-owned subsidiary that owns the SDA Mill through Minerales Vane 2. Minerales Vane 2 also holds the Company’s rights to the El Dorado concession in Mexico which is in proximity to the SDA Mill. The Series 2017 Notes mature on December 31, 2018. The stock pledge is held by John Gibbs as Collateral Agent for the various holders of the Series 2017 Notes, of which his in the largest.

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Series 2018A Convertible Notes

The Company has an aggregate of $205,000 of 10% Unsecured Convertible Promissory Notes (the “Series 2018A Convertible Notes”) due October 31, 2019. Interest at the rate of 10% per annum is payable quarterly in arrears either in cash, or at the option of the Company, in shares of Common Stock valued at the 20 day VWAP immediately preceding the end of the quarter. The Series 2018A Convertible Notes may be prepaid at any time without penalty.

Conversion

The Series 2018A Convertible Notes are convertible at the option of the holders at any time at a conversion price of $0.02 (the “Conversion Price”) per common share, subject to adjustment in certain events. The Conversion Amount shall automatically be converted into Conversion Shares in the event (i) there exists a public market for the Company’s common stock, (ii) the closing price of the common stock in the principal trading market has been $0.25 per share or higher for the preceding ten (10) trading days, and (iii) either (A) there is an effective registration statement registering for resale under the Securities Act of 1933, as amended (“Securities Act”) the Conversion Shares or (B) the Conversion Shares are eligible to be resold by non-affiliates of the Company without restriction under Rule 144 under the Securities Act. The holder of Convertible Notess does not have the right to convert any portion of the Note if the holder would beneficially own in excess of 4.99% of the shares of our Common Stock outstanding immediately after giving effect to such conversion.

Subordination

The payment of the principal of, and interest on, the Series 2018A Convertible Notes is unsecured and, as a result, is subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company, including indebtedness under the Company’s present and future bank credit facilities and any other secured creditors. “Senior Indebtedness” of the Company is defined as the principal of and premium, if any, and interest on and other amounts in respect of all indebtedness of the Company which is secured by assets of the Company. Subject to statutory or preferred exceptions or as may be specified by the terms of any particular securities, each Series 2018A Convertible Note ranks pari passu with each other Series 2018A Convertible Note, and with all other present and future subordinated and unsecured indebtedness of the Company. The Series 2018A Convertible Note will not limit the ability of the Company to incur additional indebtedness, including indebtedness that ranks senior to the Series 2018A Convertible Note, or from mortgaging, pledging or charging its properties to secure any indebtedness.

The Series 2018A Convertible Notes are also effectively subordinated to claims of creditors of the Company’s subsidiaries, except to the extent the Company is a creditor of such subsidiaries ranking at least pari passu with such other creditors.

Default

Under the terms of the Series 2018A Convertible Notes, an event of default in respect of the Notes will occur if any one or more of the following described events has occurred and is continuing with respect to the Notes: (a) failure to pay principal or premium, if any, when due on the Notes, whether at maturity, upon redemption, by declaration or otherwise; (b) certain events of bankruptcy, insolvency or reorganization of the Company under bankruptcy or insolvency laws; or (c) the Company breaches any representation or covenant in the Note that could reasonably be expected to have a material adverse effect. If an Event of Default has occurred and is continuing, an investor may, with the written consent of the holders of more than 50% of the principal amount of the Notes then outstanding, by written notice to the Company, declare all outstanding Notes to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which will be expressly waived by the Company.

Agreement Among Lenders

All holders of the Series 2018A Convertible Notes have executed an Agreement Among Lenders pursuant to which such holders have agreed to act in concert with respect to the Series 2018A Convertible Notes in accordance with the determination of the holders of a Majority in Interest in such Series 2018A Convertible Notes.

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Registration Rights Agreement

All holders of the Series 2018A Convertible Notes have executed a Registration Rights Agreement pursuant to which the Company has agreed to register under the Securities Act the resale of the shares of Common Stock issuable upon conversion of the Series 2018A Convertible Notes. The Registration Rights Agreement has customary liquidated damages provisions if the Company fails to file and have declared effective the Registration Statement on or before certain deadlines, and customary indemnification provisions under federal securities laws. The Registration Statement of which this prospectus forms a part has been prepared and filed by the Company pursuant to the provisions of the Registration Rights Agreement.

Series 2018B Convertible Notes

The Company has an aggregate of $150,000 of 10% Unsecured Convertible Promissory Notes (the “Series 2018B Convertible Notes”) due December 15, 2019. Interest at the rate of 10% per annum is payable quarterly in arrears either in cash, or at the option of the Company, in shares of Common Stock valued at the 20 day VWAP immediately preceding the end of the quarter. The Series 2018B Convertible Notes may be prepaid at any time without penalty.

Conversion

The Series 2018B Convertible Notes are convertible at the option of the holders at any time at a conversion price of $0.025 (the “Conversion Price”) per common share, subject to adjustment in certain events. The Conversion Amount shall automatically be converted into Conversion Shares in the event (i) there exists a public market for the Company’s common stock, (ii) the closing price of the common stock in the principal trading market has been $0.25 per share or higher for the preceding ten (10) trading days, and (iii) either (A) there is an effective registration statement registering for resale under the Securities Act of 1933, as amended (“Securities Act”) the Conversion Shares or (B) the Conversion Shares are eligible to be resold by non-affiliates of the Company without restriction under Rule 144 under the Securities Act. The holder of Convertible Notes does not have the right to convert any portion of the Note if the holder would beneficially own in excess of 4.99% of the shares of our Common Stock outstanding immediately after giving effect to such conversion.

Subordination

The payment of the principal of, and interest on, the Series 2018B Convertible Notes is unsecured and, as a result, is subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company, including indebtedness under the Company’s present and future bank credit facilities and any other secured creditors. “Senior Indebtedness” of the Company is defined as the principal of and premium, if any, and interest on and other amounts in respect of all indebtedness of the Company which is secured by assets of the Company. Subject to statutory or preferred exceptions or as may be specified by the terms of any particular securities, each Series 2018B Convertible Note ranks pari passu with each other Series 2018B Convertible Note, and with all other present and future subordinated and unsecured indebtedness of the Company. The Series 2018B Convertible Note will not limit the ability of the Company to incur additional indebtedness, including indebtedness that ranks senior to the Series 2018B Convertible Note, or from mortgaging, pledging or charging its properties to secure any indebtedness.

The Series 2018B Convertible Notes are also effectively subordinated to claims of creditors of the Company’s subsidiaries, except to the extent the Company is a creditor of such subsidiaries ranking at least pari passu with such other creditors.

Default

Under the terms of the Series 2018B Convertible Notes, an event of default in respect of the Notes will occur if any one or more of the following described events has occurred and is continuing with respect to the Notes: (a) failure to pay principal or premium, if any, when due on the Notes, whether at maturity, upon redemption, by declaration or otherwise; (b) certain events of bankruptcy, insolvency or reorganization of the Company under bankruptcy or insolvency laws; or (c) the Company breaches any representation or covenant in the Note that could reasonably be expected to have a material adverse effect. If an Event of Default has occurred and is continuing, an investor may, with the written consent of the holders of more than 50% of the principal amount of the Notes then outstanding, by written notice to the Company, declare all outstanding Notes to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which will be expressly waived by the Company.

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Agreement Among Lenders

All holders of the Series 2018B Convertible Notes have executed an Agreement Among Lenders pursuant to which such holders have agreed to act in concert with respect to the Series 2018B Convertible Notes in accordance with the determination of the holders of a Majority in Interest in such Series 2018B Convertible Notes.

Registration Rights Agreement

All holders of the Series 2018B Convertible Notes have executed a Registration Rights Agreement pursuant to which the Company has agreed to register under the Securities Act the resale of the shares of Common Stock issuable upon conversion of the Series 2018B Convertible Notes. The Registration Rights Agreement has customary liquidated damages provisions if the Company fails to file and have declared effective the Registration Statement on or before certain deadlines, and customary indemnification provisions under federal securities laws. The Registration Statement of which this prospectus forms a part has been prepared and filed by the Company pursuant to the provisions of the Registration Rights Agreement.

Warrants

As of the date of this prospectus, in connection with the Offerings, we had outstanding Warrants to purchase an aggregate of 15,000,000 shares of our Common Stock at an exercise price of $0.04 (the “A Warrants”) and Warrants exercisable to purchase an additional 15,000,000 shares of Common Stock at an exercise price of $0.06 per Share (the “B Warrants”).

Exercisability

Holders may exercise the A Warrants at any time up to 5:00 p.m., San Francisco time, on _______, 201_.[three months from the date of this prospectus]; and holders may exercise the B Warrants at any time up to 5:00 p.m. San Francisco time on _______, 201_ [six months from the date of this prospectus]. The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. The holder of Warrants does not have the right to exercise any portion of the Warrant if the holder would beneficially own in excess of 4.99% of the shares of our Common Stock outstanding immediately after giving effect to such exercise.

Exercise Price

The exercise price of Common Stock purchasable upon exercise of the Warrants is $0.02 per share. The exercise price and the number of shares issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of stock combinations, reclassifications stock splits, rights offerings, special distributions of cash, securities, rights or any other properties or assets, or similar events affecting our Common Stock.

Capital Reorganization

In the event of a capital reorganization, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities with cash or other property that the holders would have received had they exercised the Warrants immediately prior to such capital reorganization.

Transferability

The Warrants may be transferred at the option of the holder upon surrender of the Warrants with the appropriate instruments of transfer.

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Rights as Stockholder

Except as otherwise provided in the Warrants (such as the rights described above of a Warrant to receive consideration upon a capital reorganization) or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the Company will deliver the holder an amount of cash equal to the value of the fractional interest on the basis of the closing price of the Company’s Common Stock on the OTC.QB (or, if the Company no longer trades on the OTC.QB, the Company’s primary trading market) on the trading day prior to the date of exercise.

Selling Securityholders

The Common Stock being offered by the Selling Securityholders are those previously issued to the Selling Securityholders in the Offerings. For additional information regarding the issuances of the Securities, see “Description of Private Placements” above. We are registering the Common Stock to permit the Selling Securityholders to offer the Securities for resale from time to time. Except for the ownership of the Securities and as otherwise noted in the table below, the Selling Securityholders have not had any material relationship with us within the past three years.

The following table sets forth the name of each person who is offering for resale Common Stock, covered by this prospectus, the beneficial ownership of each such Selling Securityholder, the number of shares of Common Stock that may be sold in this offering and the number of shares of Common Stock each will own after the offering, assuming they sell all of the Common Stock offered. The term “Selling Securityholder” includes the securityholders listed below and their transferees. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, Common Stock subject to convertible notes, warrants, options and other convertible securities held by that person that are currently convertible or exercisable, or convertible or exercisable within 60 days of the date of this prospectus are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership for the shares of Common Stock is based on 149,799,417 shares of Common Stock outstanding on the date of this prospectus.

In accordance with the terms of a registration rights agreement with the Selling Securityholders, this prospectus generally covers the resale of the number of shares of Common Stock issued to the Selling Securityholders in the private placements and the maximum number of shares of Common Stock issuable upon exercise of the related Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement. The fourth column assumes the sale of all of the shares offered by the Selling Securityholders pursuant to this prospectus.

Under the terms of the Warrants and Notes, a Selling Securityholder may not exercise the Warrants or convert the Notes to the extent such exercise or conversion would cause such Selling Securityholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the Warrants which have not been exercised or Notes which have not been converted. The number of shares in the second column does not reflect this limitation. The Selling Securityholder may sell all, some or none of their Securities in this offering. See “Plan of Distribution.”

There is no assurance that the Selling Securityholders will sell the shares offered by this prospectus.

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The following table sets forth:

•	The name of the Selling Securityholders;

•	The number of shares of our common stock owned by the Selling Securityholders, including the number of shares that may be acquired upon conversion of notes and the exercise of the warrants held by the Selling Securityholders;

•	The number of shares offered by this prospectus that may be sold from time to time by the Selling Securityholders;

•	The number of shares of our common stock that will be beneficially owned by the Selling Securityholders if all of the shares offered by the Selling Securityholders are sold;

•	The percentage of the total shares outstanding that will be owned by the Selling Securityholders at the completion of this offering, if the Selling Securityholders sell all of the shares included in this prospectus.

Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership. Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Shares Beneficially Owned Prior to the Offering(1)			Shares Offered	Shares Beneficially Owned After Offering(3)
Name of Beneficial Owner	Number		Percent	Number	Number	Percent(2)
Michael E. Donnelly	1,250,000	(4)	*	1,250,000	-0-	*
Steven M. Bathgate	625,000	(4)	*	625,000	-0-	*
Susan K. Huebner	625,000	(4)	*	625,000	-0-	*
Norman Raoul Clark	250,000	(4)	*	250,000	-0-	*
John D. Gibbs	68,188,988	(5)	42.2%	7,500,000	60,688,988	29.2%
Philip Grey	15,000,000	(6)	4.99%	15,000,000	-0-	*
Joseph Lavigne	15,000,000	(6)	4.99%	15,000,000	-0-	*
Kevin Curtis	7,500,000	(7)	4.8%	7,500,000	-0-	*
Stephen Calandrella	5,954,892	(8)	3.9%	2,000,000	3,954,892	2.0%
Ron Lavigne	4,000,000	(9)	2.8%	4,000,000	-0-	*

_____________________

*       Represents less than 1%

(1)       Assumes all principal underlying outstanding notes in the October Convertible Note Offering are converted into common stock at a conversion price of $0.02 per share; the principal underlying notes in the November Convertible Note Offering are converted into common stock a conversion price of $0.025 per share and all outstanding warrants issued in the Unit Offering are exercised, of which there can be no assurance.

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(2)       Based on 196,049,417 shares outstanding, including 30,000,000 shares issuable upon exercise of the A and B Warrants, if all of the warrants in the Unit Offering were exercised; 10,250,000 shares issuable upon conversion of the 2018 A Convertible Notes; and 6,000,000 shares issuable upon conversion of the 2018B Convertible Notes.

(3)       Assumes all conversion stock underlying the notes and all warrant stock underlying the warrants are resold by the Selling Securityholder in this offering. Actual number of shares sold by each Selling Securityholder may vary.

(4)       Consists of a 2018A Convertible Note convertible into shares of Common Stock at an exercise price of $0.02 per share.

(5)       Includes 56,188,988 shares owned individually, a Warrant to purchase 4,500,000 shares of Common Stock at an exercise price of $0.02 per share, a Promissory Note convertible into 7,500,000 shares of Common Stock (excluding any future accrued interest that may be convertible) and 516,500 shares owned by Tri Power Resources, Inc., controlled by Mr. Gibbs.

(6)       Includes A and B Warrants exercisable to purchase an aggregate of 12,000,000 shares of Common Stock. The A and B Warrants include a “blocker” provision that limits the ability of the holders of those Warrants to exercise them if such exercise would result in such holder becoming the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of more than 4.99% of the total issued and outstanding shares of the Company. Without giving effect to the blocker, the percentage owned, within the meaning of Rule 13d-3, would be 9.3%.

(7)       Includes A and B Warrants exercisable to purchase an aggregate of 6,000,000 shares of Common Stock.

(8)       Of the 5,954,892 beneficial shares held by the Selling Securityholder, 2,000,000 shares are issuable upon conversion of a Series 2018B Convertible Note, 84,600 shares are held by the Stephen G. Calandrella Traditional IRA and 6,200 shares are held by the Calandrella Family Foundation, of which Mr. Calandrella is a principal.

(9)       Consists of shares of Common Stock issuable upon conversion of 2018B Convertible Note at a conversion price of $0.025 per share.

We have agreed to indemnify the Selling Securityholders against specified liabilities including liabilities under the Securities Act in connection with its offering. The Selling Securityholders have agreed to indemnify us and our directors and officers, as well as any persons controlling us, against certain liabilities, including liabilities under the Securities Act.

We will pay all expenses to register the shares, except that the Selling Securityholders will pay any underwriting and brokerage discounts, fees and commissions, specified attorneys' fees and other expenses to the extent applicable to them.

The Selling Securityholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices, if a public trading market continues to exist, or negotiated prices, in one or more of the following kinds of transactions:

•	Transactions in the over-the-counter market;
•	A block trade in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchases by a broker or dealer as principal and resale by a broker or dealer for its account;
•	Ordinary brokerage transactions and transactions in which a broker solicits a buyer; or
•	In privately negotiated transactions not involving a broker or dealer.

Broker-dealers or agents may purchase shares directly from the Selling Securityholders or sell shares to someone else on behalf of the Selling Securityholders. Broker-dealers may charge commissions to both the Selling Securityholders selling common stock, and purchasers buying shares sold by the Selling Securityholders. If a broker buys shares directly from a Selling Securityholder, the broker may resell the shares through another broker, and the other broker may receive compensation from the Selling Securityholder for the resale.

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To the extent required by laws, regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the Selling Securityholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

In addition to any other applicable laws or regulations, Selling Securityholders must comply with regulations relating to distributions by Selling Securityholders, including Regulation M under the Securities Exchange Act of 1934, as amended. Regulation M prohibits Selling Securityholders from offering to purchase or purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

The Selling Securityholders may be deemed to be underwriters within the meaning of the Securities Act. If a Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer, he will be an underwriter.

Some states may require that registration, exemption from registration or notification requirements be met before the Selling Securityholders may sell their common stock. Some states may also require the Selling Securityholders to sell their common stock only through broker-dealers.

Relationships With Selling Securityholders

None of the Selling Securityholders has any material relationship with the Company except for Mr. John Gibbs. As described elsewhere in this prospectus, Mr. Gibbs is the largest shareholder of the Company, beneficially owning, within the meaning of Rule 13d-3 under the Exchange Act, of more than 42% of the total issued and outstanding shares of the Company. Historically, Mr. Gibbs has also provided the Company with most of its working capital requirements, including underwriting a Credit Agreement with a current outstanding balance of approximately $1,100,000, principal and accrued interest. Mr. Gibbs is also a holder of a majority of the outstanding 2017 Notes that are secured by a pledge of all of the outstanding shares of Magellan Gold Corporation, which, through Minerales Vane2, owns the SDA Mill and El Dorado prospect in Mexico. Mr. Gibbs serves as Collateral Agent for the holders of the 2017 Notes.

Plan of Distribution

Each Selling Securityholder of the Securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling Securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such Securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell Securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

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Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of Securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The Selling Securityholders may also sell Securities short and deliver these Securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Securities may be resold by the Selling Securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale Securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Securityholders or any other person. Because the Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

Legal Matters

The validity of the Common Stock offered hereby will be passed upon by Clifford L. Neuman, PC. Mr. Neuman is the beneficial owner of an aggregate of 2,082,353 shares of Common Stock of the Company.

Experts

Magellan Gold Corporation’s consolidated financial statements for the years ended December 31, 2017 and 2016 included in this registration statement have been audited by MaloneBailey, LLP, Houston, Texas, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and have been so included in reliance upon the report of said firm and their authority as experts in accounting and auditing.

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Where You Can Find Additional Information

We file reports and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our Common Stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement and other reports we file with the Securities and Exchange Commission without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

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MAGELLAN GOLD CORPORATION

\FINANCIAL INFORMATION TABLE OF CONTENTS

Financial Statements as of and for the Nine Months Ended September 30, 2018 and 2017

F-1

MAGELLAN GOLD CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets
Cash	$2,114	$421
Due from Rose Petroleum	–	27,147
Investment in Rio Silver equities	85,213	109,532
Prepaid expenses & other current assets	59,103	121,283

Total current assets	146,430	258,383

Mineral rights, net of impairment	373,713	323,200

Property, plant & equipment net of accumulated depreciation of $105,574 and $11,822, respectively	1,137,261	1,155,811

Other Assets:
Prepaid expenses and other assets	301,158	216,151

Total other assets	301,158	216,151

Total assets	$1,958,562	$1,953,545

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$485,222	$270,424
Accrued liabilities	121,670	60,296
Line of credit - related party	832,500	932,500
Notes payable - related parties	1,212,929	1,197,437
Note payable	107,677	100,783
Accrued interest - related parties	361,134	238,651
Convertible note payable	347,010	271,697
Accrued interest	23,063	5,750
Advances payable, related party	45,148	8,100

Total current liabilities	3,536,353	3,085,638

Long term liabilities:
Asset Retirement Obligation	121,815	115,914

Total liabilities	3,658,168	3,201,552

Shareholders' deficit:
Preferred shares, $.001 par value, 25,000,000 shares authorized, no shares issued and outstanding	–	–
Common shares - $0.001 par value; 1,000,000,000 shares authorized, 138,099,417 and 95,581,382 shares issued and outstanding, respectively	138,099	95,581
Additional paid-in capital	3,611,635	2,803,870
Accumulated other comprehensive loss	(12,288)	(87,570)
Accumulated deficit	(5,437,052)	(4,059,888)
Shareholders' deficit	(1,699,606)	(1,248,007)

Total liabilities and shareholders' deficit	$1,958,562	$1,953,545

See accompanying notes to the unaudited consolidated financial statements

F-2

MAGELLAN GOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenues, net	$2,418	$–	$125,247	$–

Operating costs and expenses:
Cost of sales	121,014	–	436,241	–
Exploration costs	10,000	10,872	20,035	53,733
General and administrative expenses	243,359	194,356	668,689	480,871

Total operating costs and expenses	374,373	205,228	1,124,965	534,604

Operating loss	(371,955)	(205,228)	(999,718)	(534,604)

Other income (expense):
Interest expense	(83,490)	(19,356)	(561,440)	(50,349)
Foreign currency exchange gain	2,819	–	3,162	–
Loss on extinguishment of debt	–	–	(73,250)	–
Unrealized gain (loss) on available-for-sale securities	1,557	–	(24,319)	–
Gain (loss) on change in derivative liability	–	(1,900)	286,919	(657,776)

Net loss	(451,069)	(226,484)	(1,368,646)	(1,242,729)

Other comprehensive income (loss):
Foreign currency translation	105,359	(342)	66,764	(862)

Net comprehensive loss	$(345,710)	$(226,826)	$(1,301,882)	$(1,243,591)

Basic and diluted net loss per common share	$(0.00)	$(0.00)	(0.01)	$(0.02)

Basic and diluted weighted-average common shares outstanding	125,783,150	73,184,898	111,634,710	69,673,771

See accompanying notes to the unaudited consolidated financial statements

F-3

MAGELLAN GOLD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2018	2017
Operating activities:
Net loss	$(1,368,646)	$(1,242,729)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of discounts on notes payable	392,069	–
Amortization of service contracts	119,167	43,428
Depreciation expense	91,703	–
Loss on extinguishment of debt	73,250	–
Unrealized gain (loss) on available-for-sale securities	24,319	–
Gain (loss) on change in derivative liability	(286,919)	657,776
Loss on impairment of investment	–	7,862
Stock based compensation	26,667	–
Changes in operating assets and liabilities:
Due from Rose Petroleum	27,147	–
Prepaid expenses and other assets	(38,752)	(20,199)
Accounts payable and accrued liabilities	366,172	202,899
Accrued interest	155,627	49,964
Net cash used in operating activities	(418,196)	(300,999)

Investing activities:
Purchase of plant, property and equipment	(15,760)	–
Payment of installment on El Dorado acquisition	(50,513)	–
Purchase of Rio Silver equity securities	–	(58,297)
Payment of option to acquire SDA mill	–	(150,000)
Net cash used in investing activities	(66,273)	(208,297)

Financing activities:
Proceeds from advances from related parties	116,185	86,150
Payments on advances from related parties	(71,037)	(25,050)
Proceeds from notes payable - related parties	–	275,000
Payments of notes payable - related parties	(50,000)	–
Proceeds from convertible notes	95,000	–
Proceeds from sale of common stock and warrants	340,000	175,000
Proceeds from the exercise of warrants	120,000	–
Net cash provided by financing activities	550,148	511,100

Effect of foreign currency exchange	(63,986)	(862)

Net increase in cash	1,693	942
Cash at beginning of period	421	485

Cash at end of period	$2,114	$1,427

Supplemental disclosure of cash flow information
Cash paid for interest	$12,357	$382
Cash paid for income taxes	$–	$–

Non-cash financing and investing activities:
Conversion of line of credit to common stock	$100,000	$–
Conversion of advances - related party to common stock	$8,100	$–
Conversion of accrued wages to common stock	$90,000	$–
Conversion of convertible debt and accrued interest to common stock	$139,200	$–
Common stock issued for other assets	$18,235	$–
Conversion of notes payable and accrued interest to common stock	$–	$26,055
Reclassifications of derivative liability to additional paid-in capital	$8,081	$777,276
Common stock issued for prepaid services contracts	–	1,500
Reclassifications of convertible note payable and accrued interest to accounts payable	$–	$8,850

See accompanying notes to the unaudited consolidated financial statements

F-4

MAGELLAN GOLD CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Organization, Basis of Presentation, and Nature of Operations

Magellan Gold Corporation (“we” “our”, “us”, the “Company” or “Magellan”) was incorporated on September 28, 2010, under the laws of the State of Nevada. Our principal business is the acquisition and exploration of mineral resources. We have not presently determined whether the properties to which we have mining rights contain mineral reserves that are economically recoverable.

On November 30, 2017, the Company purchased from Rose Petroleum plc (“Rose”) a mineral processing mill operation located in the state of Navarit, Mexico (the “SDA Mill”) as well as its associated assets, licenses and agreements.

On October 17, 2017, the Company amended the agreement to include the acquisition of Minerales Vane Operaciones ("MVO") (the entity that provides labor to the Mill) for $2,500. In January 2018 the Company paid the purchase price and obtained legal control of MVO. MVO is the sister entity which was organized for the purpose of employing all personnel of the SDA mill. The acquisition of MVO did not result in the acquisition of any additional assets or liabilities.

Our primary focus with the acquisition of the SDA Mill in Mexico is to transform Magellan into a production company, to continue to advance our Arizona silver project towards resource definition and eventual development, and possibly to acquire additional mineral rights and conduct additional exploration, development and permitting activities. Our mineral lease payments, permitting applications and exploration and development efforts will require additional capital. We rely upon the sale of our securities as well as advances and loans from executive management and significant shareholders to fund our operations as we have not generated any significant revenue.

Basis of Presentation

We prepare our financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The accompanying unaudited interim consolidated financial statements have been prepared in accordance with GAAP for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine-months ended September 30, 2018 are not necessarily indicative of the results for the full year. While we believe that the disclosures presented herein are adequate and not misleading, these interim financial statements should be read in conjunction with the audited financial statements and the footnotes thereto contained in our annual report on Form 10-K for the year ended December 31, 2017.

Our consolidated financial statements include our accounts and the accounts of our 100% owned subsidiaries, Gulf + Western Industries, Inc., Magellan Acquisition Corporation, Minerales Vane 2, S.A. de C.V., and Minerales Vane Operaciones, S.A de C.V. All intercompany transactions and balances have been eliminated. Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Reclassification

Certain reclassifications have been made to the prior periods to conform to the current period presentation.

Recent Accounting Pronouncements

In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities,” which addresses the recognition, measurement, presentation and disclosure of financial assets and liabilities. This ASU primarily affects the accounting for equity investments, financial liabilities under the fair value option and the presentation and disclosure requirements for financial instruments. In addition, this ASU clarifies the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. This standard became effective on January 1, 2018. At the adoption of this standard the Company reclassified $8,518 from Accumulated Other Comprehensive Loss to Accumulated Deficit which represented the cumulative impact of the new standard.

F-5

Accounting Standards Update No. 2014-09—Revenue from Contracts with Customers (Topic 606). On May 28, 2014, the FASB issued guidance that requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This ASU was further amended by ASU No. 2015-14, No. 2016-08, No. 2016-10, No. 2016-12 and No. 2016-20. The guidance provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. The Company has performed an assessment of the revised guidance and the impacts on the Company’s Consolidated Financial Statements and disclosures and has determined that the adoption of this guidance did not have an impact. The Company adopted the new guidance effective January 1, 2018 using the modified retrospective approach.

Liquidity and Going Concern

Our unaudited consolidated financial statements have been prepared on a going concern basis, which assumes that we will be able to meet our obligations and continue our operations during the next fiscal year. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern. At September 30, 2018, we have not yet generated substantial revenues or achieved profitable operations and we have accumulated losses of $5,437,052. We expect to incur further losses in the development of our business, all of which raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due.

During the nine months ended September 30, 2018, we sold 17,000,000 units consisting of common stock and warrants and realized net proceeds of $340,000. Additionally, 6,000,000 warrants were exercised during the same period and net proceeds of $120,000 were realized. Proceeds from these transactions were generally used to fund working capital.

Additionally through various transactions with related parties during the year ended December 31, 2017, the Company realized approximately $1,075,000 which is primarily reflected in a series of promissory notes ("Series 2017 Notes"). The proceeds were generally used to fund the purchase of the SDA Mill in Mexico. The Series 2017 Notes are secured by a pledge of all the outstanding shares of Magellan Acquisition Corporation, a wholly-owned subsidiary that owns the SDA Mill through Minerales Vane 2.

We anticipate that additional funding will be in the form of additional loans from officers, directors or significant shareholders, or equity financing from the sale of our common stock but cannot assure than any future financings will occur.

Note 2 – Mineral Rights and Properties

El Dorado

The Company entered into an agreement giving it the right to acquire the El Dorado Gold-Silver Property, a 50 hectare mining concession located near the village of Las Minitas, which lies 50 kilometers south of Magellan’s SDA Flotation Plant at Acaponeta, Nayarit State. The Company has initiated permitting and is in the process of selecting an underground mining contractor. The Company plans to truck the ore from El Dorado to the SDA Plant for processing.

Magellan has concluded an agreement with Ingenieros Mineros, S.A. de C.V., the owner of the El Dorado mining concession giving the Company the right to acquire the concession by making staged six-monthly option payments over two years towards an end purchase price of $800,000 (plus 16% IVA). No royalties are payable. Magellan has the right to begin production during the term of the agreement. The Company has made the initial option payment of $50,000 (plus 16% IVA).

In addition, the Company entered into an agreement to purchase a comprehensive El Dorado data package including diamond drill core and technical information for a price of $120,000, payable in cash and Magellan common stock. As of September 30, 2018, $10,000 of cash and 1,013,035 shares of common stock, with an issuance day fair value of $18,235, have been issued.

F-6

Silver District

In August 2012, we entered into an option agreement with Columbus Exploration f/k/a Columbus Silver Corporation, which granted us the right to acquire all of Columbus’ interest in its Silver District properties located in La Paz County, Arizona. The properties acquired from Columbus were assigned into our subsidiary Gulf+Western Industries, Inc. and our total acquisition cost capitalized was $323,200.

The Silver District property consists of 110 unpatented lode and mill site mining claims, six patented lode claims, and an Arizona State Exploration Permit, all of which are held directly or under lease agreements, totaling over 2,000 acres. Certain of the claims are subject to third party net smelter royalties and/or net profits of varying percentages.

In August 2017, we renewed the BLM lode and mill site claims in La Paz County, Arizona with the Bureau of Land Management and these claims will remain in good standing through August 31, 2019. Additionally, in both 2017 and 2016, we made advance minimum royalty payments of $10,000 to a third party landowner on the Red Cloud lease, which includes the Red Cloud Patented claim and two BLM lode claims. In 2018, we continued to make such payments. We also expanded the Arizona State Exploration Permit to approximately 334.85 acres on the Arizona State section that comprises part of our Silver District land package and are current on our obligations under this permit.

On July 9, 2015, G+W entered into two Lease and Purchase Agreements (“Agreements”) with an individual that grant the Company certain exploration and mining rights for two patented lode claims located in the Silver District, La Paz County, Arizona. The Agreements provide for scheduled variable annual advance minimum royalty payments to the lessor. In addition, the Agreements have an initial term of 20 years, and provide for the purchase of the properties for $125,000 each during the term of the lease, net of any advance royalty payments made up to the date of the purchase. The Company paid the initial advance royalty payments totaling $3,000 and advance royalty payments of $1,000 in July 2016 to maintain these Agreements. Due to an uncertainty associated with the clarification of the legal title for these two patented lode claims, these payments have not been capitalized as mining rights, and therefore are included in exploration costs during the period in which the obligation was due.

Note 3 – Mining Option Agreement

On June 30, 2016 the Company signed a non-binding Letter of Intent (“LOI”) with Rio Silver Inc., and on October 24, 2016 the Company executed a definitive Mining Option Agreement (“Option Agreement), pursuant to which Magellan is granted the option to earn an undivided 50% interest in the Niñobamba Silver-Gold Property (“Property”), located 330 kilometers southeast of Lima in the Department of Ayacucho, Peru.

As a condition of the LOI, the Company had paid a refundable $12,000 deposit. This payment was recorded as a deposit and was subsequently used to maintain certain mining concessions on the property.

In addition to the deposit, the Company was obliged to subscribe to two private placement unit financings in Rio Silver, each for aggregate proceeds of Cdn$75,000. The Company completed the first unit private placement on August 23, 2016. The first placement included 1,500,000 units priced at Cdn$0.05, which included one share of Rio Silver common stock and one warrant to purchase one share of Rio Silver common stock for Cdn$0.05 preliminarily set to expire on February 23, 2018. The cost of the units in the first private placement totaled USD $59,753. The second placement included 1,250,000 units priced at Cdn$0.06, which was completed on January 19, 2017, and included one share of Rio Silver common stock and one warrant to purchase one share of Rio Silver common stock for Cdn$0.06 preliminarily set to expire on July 19, 2018. The cost of the units in the second private placement totaled USD $58,297. Each of these transactions were recorded as an investment in Rio Silver equity securities and included on the accompanying consolidated balance sheets at September 30, 2018 and December 31, 2017. During the nine months ended September 30, 2018, we have recorded an unrealized loss of $24,319 to write-down the investment. The shares of common stock and warrants of Rio Silver have been pledged by the Company to John Power to secure repayment of a $125,000 loan.

F-7

Under the terms of the Agreement, the Company had the right to earn an undivided 50% interest in the Niñobamba Silver/Gold Project in central Peru. To earn its 50% interest, the Company was required to spend $2.0 million in exploration over three years. The Niñobamba project is comprised of five concessions that total 36.5 square kilometers (9,026 acres). The concessions include the original Rio Silver concession, three concessions recently acquired from a Peruvian company owned jointly by Newmont Mining Corporation and Southern Peru Copper Corporation, and one concession for which application was made, and which was granted in 2017.

On January 5, 2018, Magellan entered into a Termination Agreement, effective December 31, 2017, with Rio Silver Inc. to mutually terminate the Company’s option to earn an interest in Rio Silver’s Niñobamba exploration property in Peru. In connection with the termination of the agreement, Rio Silver agreed to apply to the TSX Venture Exchange for an 18-month extension of 2,750,000 warrants that Magellan holds in Rio Silver stock, which otherwise would expire in February and July 2018. The TSX Venture Exchange subsequently approved the extensions.

In connection with the termination of the agreement, Magellan agreed to grant Rio Silver a right of first refusal on any sale of the 2,750,000 shares of Rio Silver stock that Magellan currently holds.

Additionally effective in 2018, the Company sold its interest in Magellan Gold Peru S.A.C. for consideration of $1.00. The Company realized a loss on disposition of $567.

Note 4 – Acquisition of SDA Mill

On March 3, 2017 the Company entered into a Memorandum of Understanding (“MOU”) with Rose Petroleum plc (“Rose”), a multi-asset natural resource business, to purchase an operating flotation plant that also includes a precious metals leach circuit and associated assets, licenses and agreements (together, the “SDA Mill”) located in the State of Nayarit, Mexico.

Prior to closing, all of the assets and operations related to the SDA Mill were transferred to a newly incorporated entity, Minerales Vane 2 S.A. de C.V. (“Minerales Vane 2”). Effective November 30, 2017, the Company’s newly incorporated wholly-owned subsidiary, Magellan Acquisition Corporation (“MAC”), acquired 100% of the issued and outstanding shares of Minerales Vane 2.

The total purchase price for the SDA Mill was determined to be $1,476,025 which consisted of $850,000 cash, a $50,000 promissory note, the $50,000 non-refundable option payment, the $100,000 paid for the option-to-purchase extension, and 14,200,834 shares of common stock (the “Shares”) with a fair value of $426,025. The note was non-interest bearing and was paid in full April 12, 2018. This note was grouped with Notes Payable Related Party due to Rose’s share ownership in the Company. The Shares will be held in escrow for a period of 12 months and the Company has the option to repurchase the Shares from Rose for the sum of $500,000 in the first six months and $550,000 in months 7 to 12.

On April 12, 2018, the Company satisfied its note payable in the amount of $50,000 in favor of Rose Petroleum, plc in respect of the purchase of the SDA Mill, as required under terms of the Stock Purchase Agreement.

Subsequent to the purchase of the SDA Mill, the Company and Rose Petroleum executed an IVA Agreement which implemented the provisions of the Stock Purchase Agreement with respect to the payment of the IVA Tax assessed by the Mexican taxing authorities on the sale and purchase of the IVA Mill. Under the terms of the IVA Agreement, Rose Petroleum advanced the IVA tax, in Mexican Pesos, for the payment of the IVA tax, approximately $260,000. The Company has agreed that all future tax credits or refunds that it receives from the Mexican taxing authority will be paid over to Rose until such time as Rose has recouped the advance, in full. Mr. Carson executed a Guaranty of the Company's obligations under the IVA Agreement effective March 8, 2018.

In March 2018, the Company and Rose Petroleum, plc satisfied their respective obligations for payment of Mexican VAT on purchase of the SDA Mill, as required under terms of the Stock Purchase Agreement.

F-8

Pro forma results of operations for the nine months ended 2017 as though the Company had acquired the SDA Mill on the first day of the fiscal year of 2017 are set forth below:

September 30,
2017
Pro Forma

Net Sales	$234,856

Operating Expenses	2,238,594

Net Loss	$(2,003,738)

Note 5 – Interim Toll Milling Agreement

On November 7, 2017 the Company and Rose executed an Interim Milling Agreement (the “Agreement”), with an effective date of November 1, 2017, whereby, pending closing of the SDA Mill acquisition, Rose shall cause its subsidiary, Minerales Vane S.A. de C.V., a Mexico corporation (“Vane”), to reopen the SDA Mill and recommence operations on a toll milling basis for a third-party. Under the Agreement, the Company is required to provide the working capital to fund the operations and is entitled to all the positive cash flow after covering the related expenses.

The Agreement was completed and terminated during November 2017. The Company has an outstanding receivable from Rose of $-0- as of September 30, 2018 and $27,147 as of December 31, 2017, respectively.

Note 6 - Fair Value of Financial Instruments

Financial assets and liabilities recorded at fair value in our consolidated balance sheets are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level 1— Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2— Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3— Inputs reflecting management’s best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Financial assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value at September 30, 2018	Fair Value Measurement at September 30, 2018
		Level 1	Level 2	Level 3

Investment in Rio Silver equities	$85,213	$85,213	$–	$–

F-9

	Fair Value at December 31, 2017	Fair Value Measurement at December 31, 2017
		Level 1	Level 2	Level 3

Investment in Rio Silver equities	$109,532	$109,532	$–	$–

The carrying values for cash and cash equivalents, prepaid assets, accounts payable and accrued liabilities, related party line of credit and notes payable approximate their fair value due to their short-term maturities.

Note 7 – Line of Credit – Related Party

Effective December 31, 2012, we entered into a line of credit arrangement with John D. Gibbs, a significant investor, to facilitate timely cash flows for the Company’s operations. The line of credit originally provided for a maximum balance of $250,000, accrued interest at 6% annually, and matured on December 31, 2014.

On December 31, 2013 we amended our credit agreement with Mr. Gibbs to increase the borrowing limit under the line of credit to $750,000. All other terms of the credit agreement, including the interest rate and maturity date remained unchanged.

On December 31, 2014, we again amended the credit agreement to increase the borrowing limit to $900,000 and extend the maturity date to December 31, 2015. As part of the 2014 amendment and the subsequent appointment of Dr. Pierce Carson as the President, CEO and Director of G+W effective June 1, 2015, we had pledged all of our 85% equity interest in G+W, which owns the Silver District properties, as security for all amounts outstanding under the credit agreement. In July 2016, we completed a share exchange with Dr. Carson to reacquire the 15% interest in G+W, and therefore at September 30, 2017 our entire 100% interest in G+W remains pledged as security for outstanding amounts under this credit agreement.

On December 31, 2015 we again amended the credit agreement to increase the borrowing limit to $1,000,000 and extended the maturity date to December 31, 2016. Finally, on March 31, 2017 with an effective date of December 31, 2016 we again amended the credit agreement to extend the maturity date to December 31, 2018. All other terms of the agreement were unchanged. At September 30, 2018 the Company has $167,500 available under the credit line.

No draws were made during the nine months ended September 30, 2018. During the same period Mr. Gibbs converted $100,000 of the outstanding balance on the line of credit into 5,000,000 shares of common stock at $0.02 per share. The outstanding balance under the line of credit was $832,500 and $932,500 at September 30, 2018 and December 31, 2017, respectively. In addition, a total of $253,285 and $213,657 of interest has been accrued on this obligation and is included in Accrued interest - related parties on the accompanying consolidated balance sheets at September 30, 2018 and December 31, 2017, respectively.

Note 8 – Notes Payable – Related Parties

In August 2011, we entered into an unsecured loan from John Power, the Company’s Director, evidenced by a $20,000 promissory note. The promissory note bears interest at 6% per annum and is payable on demand with thirty days’ notice from the lender. During 2014, the Company made payments totaling $5,000 to pay down the principal balance of the note. Effective December 31, 2017, the interest rate on the note increased to 12% per annum. At both September 30, 2018 and December 31, 2017, the note balance was $15,000. At September 30, 2018 and December 31, 2017, interest totaling $1,346 and $1,576, respectively, was accrued on this note payable and is included in Accrued interest – related parties on the accompanying consolidated balance sheets.

In January 2014, we entered into an additional unsecured loan from Mr. Power, evidenced by a $50,000 promissory note. The promissory note bears interest at 6.75% per annum and is payable on demand with thirty days’ notice from the lender. Effective December 31, 2017, the interest rate on the note increased to 12% per annum. At September 30, 2018 and December 31, 2017, interest totaling $4,488 and $6,249, respectively, was accrued on this note payable and is included in Accrued interest – related parties on the accompanying consolidated balance sheets. At both September 30, 2018 and December 31, 2017, the note balance was $50,000.

F-10

On May 31, 2017 we entered into three short-term notes with Mr. Gibbs, Dr. Carson and Mr. Power in the principal amounts of $100,000, $25,000 and $25,000, respectively. The notes bear interest at 6% and matured on November 15, 2017. A total of $3,760 and $4,512 of interest is accrued on these notes as of September 30, 2018 and December 31, 2017, respectively. The note balances were subsequently rolled into the Series 2017 Notes.

On June 30, 2017 we entered into an additional secured loan for advances from Mr. Power and evidenced by a $125,000 promissory note. The promissory note bears interest at 6% per annum and matured on December 31, 2017 and is currently in default. Effective December 31, 2017, the interest rate on the note increased to 12% per annum. The note is collateralized by our investment in Rio Silver shares and warrants. At both September 30, 2018 and December 31, 2017, the note balance was $125,000. A total of $11,219 and $3,781 of interest is accrued on these notes as of September 30, 2018 and December 31, 2017, respectively and is included in Accrued interest – related parties on the accompanying consolidated balance sheets.

On November 30, 2017 we entered into a series of secured promissory notes (“Series 2017 Notes”) with both related and unrelated parties in the aggregate amount of $1,155,000, including financing fees of $105,000 recorded as a discount to the notes.

Net proceeds on the issuance after reducing for the transfers previously listed total $900,000. The notes are secured by a stock pledge agreement covering 100% of the outstanding common stock of Magellan Acquisition Corporation, bear interest at 10% and mature on December 31, 2018.

The total of portion of the Series 2017 Notes from related parties totaled $1,045,000, including financing fees of $95,000 recorded as discount to the notes. Mr. Gibbs, Dr. Carson, and Mr. Power transferred $100,000, $25,000, and $25,000, respectively, from the May 31, 2017 short term related party notes into the Series 2017 Notes. As of September 30, 2018 the balance on the Series 2017 Notes from related parties, net of unamortized discount of $22,071, is $1,022,929 with accrued interest of $87,036. As of December 31, 2017, the balance on the Series 2017 Notes from related parties, net of unamortized discount of $87,563, is $957,437 with accrued interest of $8,875.

During the nine months ended September 30, 2018 $65,492 of debt discount related to the above notes was amortized to interest expense.

Note 9 – Notes payable

As discussed in Note 8 – Notes Payable – Related Parties, on November 30, 2017 we entered into a series of secured promissory notes (“Series 2017 Notes”) with both related and unrelated parties in the aggregate amount of $1,155,000, including financing fees of $105,000 recorded as a discount to the notes.

The total of portion of the Series 2017 Notes from non-related parties totaled $110,000, including financing fees of $10,000 recorded as discount to the notes. As of September 30, 2018 the balance on the notes from non-related parties, net of unamortized discount of $2,323, is $107,677 with accrued interest of $9,161. As of December 31, 2017, the balance on the notes from non-related parties, net of unamortized discount of $9,217 is $100,783 with accrued interest of $934.

During the nine months ended September 30, 2018 $6,894 of debt discount related to the above notes was amortized to interest expense.

Note 10 – Convertible Note Payable

On November 1, 2017, the Company sold a 10% Convertible Promissory Note (“Auctus Note”) in a principal amount of $170,000. After deducting the investor’s discount and legal fees, net proceeds to the Company were $153,650. The Note matures on November 1, 2018 and can be converted into the Company’s common stock after 180 days from the date the Note is issued. In early May 2018 when the note became convertible at a variable price the conversion feature was valued and recorded as a derivative liability. The conversion option continued to qualify for derivative treatment until the note was amended on June 8, 2018 (see below) and a minimum conversion price was added to the instrument. The derivative was initially valued at $176,860 which was allocated $170,000 as a debt discount and $6,860 as a loss on derivative liability. The debt discount was fully amortized and the derivative liability was adjusted to $0 as June 8, 2018 when the debt was amended. The result was $170,000 of amortization of debt discount included in interest expense and $176,860 of gain on change in derivative liability.

F-11

Effective June 8, 2018 the Company and Auctus Fund, LLC (“Auctus”) signed an Amendment No. 1 to the Convertible Promissory Noted (the “Auctus Note”) dated November 1, 2017 (the “Auctus Amendment”). Under the terms of the Auctus Amendment, the principal outstanding balance of the Auctus Note has been increased from $170,000, to $212,500. Also, Auctus agreed to forbear from exercising rights arising from certain Events of Default (as defined in the Note) unless a new Event of Default occurs or the Company fails to become current in its required SEC filings by June 30, 2018. Auctus also agreed not to exercise its conversion privileges under the Auctus Note at prices below $0.02 per share until September 30, 2018. The Company evaluated this conversion feature and determined that it did not qualify for derivative accounting. It was then determined that no beneficial conversion feature existed at the time of debt issuance. The Company recorded the change in the debt instrument as an extinguishment and recorded the increase in principal balance of $42,500 as a loss on extinguishment of debt. On August 16, 2018 the Auctus Note was again amended to decrease the minimum conversion price to $0.018. The amendment was not considered to be a substantial modification. The Company re-evaluated the conversion feature and determined that no beneficial conversion feature existed at the time of the amendment.

During the nine months ended September 30, 2018, 6,000,000 shares were related to the conversion of $91,070 of notes and $19,330 of interest and fees. As of September 30, 2018, $121,430 remains outstanding on the Auctus Notes.

On November 2, 2017, the Company sold a 10% Convertible Promissory Note (“EMA Note”) in principal amount of $125,000. After deducting the investor’s discount and legal fees, net proceeds to the Company were $113,500. The Note originally matured on November 2, 2018 but was amended to be November 2, 2019 and can be converted into the Company’s common stock after 180 days from the date the Note is issued. In early May 2018 when the note became convertible at a variable price the conversion feature was valued and recorded as a derivative liability. The conversion option continued to qualify for derivative treatment until the note was amended on June 8, 2018 (see below) and a minimum conversion price was added to the instrument. The derivative was initially valued at $225,711 which was allocated $125,000 as a debt discount and $100,711 as a loss on derivative liability. The debt discount was fully amortized and the derivative liability was adjusted to $0 as June 8, 2018 when the debt was amended. The result was $125,000 of amortization of debt discount included in interest expense and $225,711 of gain on change in derivative liability.

Effective June 8, 2018 the Company and EMA Financial, LLC (“EMA”) signed an Amendment No. 1 to the Convertible Promissory Noted (the “EMA Note”) dated November 2, 2017 (the “EMA Amendment”). Under the terms of the EMA Amendment, the principal outstanding balance of the EMA Note has been increased from $125,000, to $156,250. Also, EMA agreed to forbear from exercising rights arising from certain Events of Default (as defined in the Note) unless a new Event of Default occurs or the Company fails to become current in its required SEC filings by June 30, 2018. EMA also agreed not to exercise its conversion privileges under the EMA Note at prices below $0.02 per share until September 30, 2018. The Company evaluated this conversion feature and determined that it did not qualify for derivative accounting. It was then determined that no beneficial conversion feature existed at the time of debt issuance. The Company recorded the change in the debt instrument as an extinguishment and recorded the increase in principal balance of $31,250 as a loss on extinguishment of debt. On August 16, 2018 the EMA Note was again amended to decrease the minimum conversion price to $0.018. The amendment was not considered to be a substantial modification. The Company re-evaluated the conversion feature and determined that no beneficial conversion feature existed at the time of the amendment.

The Company evaluated other convertible instruments and determined that the outstanding common stock warrants were required to be treated as a derivative during the period from May 1, 2018 through June 8, 2018 as a result of the variable conversion feature on the above notes. As a result an initial derivative liability of $62,569 was recorded and reclassified out of equity and a final derivative liability of $70,650 was reclassified back into equity at the point the common stock warrants no longer qualified as a derivative. The impact was the recording of a loss on derivative liability of $8,081.

During the nine months ended September 30, 2018, 1,600,000 shares were related to the conversion of $26,550 of notes and $2,250 of interest and fees. As of September 30, 2018, $129,700 remains outstanding on the EMA Notes.

On July 26, 2018, the Company sold a 10% Convertible Promissory Note to Power Up Lending Group Ltd. (“July Power Up Note”) in a principal amount of $63,000. After deducting the investor’s discount and legal fees, net proceeds to the Company were $60,000. The Note matures on July 26, 2019 and can be converted into the Company’s common stock after 180 days from the date the Note is issued.

F-12

On August 20, 2018, the Company sold a 10% Convertible Promissory Note to Power Up Lending Group Ltd. (“August Power Up Note”) in a principal amount of $38,000. After deducting the investor’s discount and legal fees, net proceeds to the Company were $35,000. The Note matures on August 20, 2019 and can be converted into the Company’s common stock after 180 days from the date the Note is issued.

As of September 30, 2018, the balance on the convertible notes, net of unamortized discount of $5,121, is $347,010 with accrued interest of $13,902. As of December 31, 2017, the balance on the notes, net of unamortized discount of $23,303 is $271,697 with accrued interest of $4,815. During the three and nine months ended September 30, 2018, $879 and $24,183 of debt discount related to the above notes, respectively, was amortized to interest expense.

Note 11 – Stockholders’ Deficit

Sales of common stock and warrants:

During the nine months ended September 30, 2018, the Company raised $340,000 through the sale of 17,000,000 common stock and warrants (“Units”) at a price of $0.02 per Unit, each Unit consisting of one share of common stock and one warrant to purchase one additional share of common stock at an exercise price of $0.02 per share. The expiration date of the warrants varies from August 31, 2018 to December 31, 2018. Of this raise $330,000 was purchased by directors or significant shareholders. A price protection feature of the offering provides that if at December 31, 2018, the Company has issued common stock at a price less than $0.02 per share, then the number of Units issuable to each investor shall be increased so as to reduce the Unit price to the lower price. The allocation of relative fair values of the equity instruments at the dates of the sale transactions was as follows: common stock at 63% and the warrants at 37%.

During the nine months ended September 30, 2018, the Company received net proceeds of $120,000 from the exercise of 6,000,000 warrants at $0.02 per share.

During the nine months ended September 30, 2018, Convertible Note holders converted $21,580 of accrued interest and fees and $117,620 of principal into 7,600,000 shares of common stock in accordance with the note agreements.

During the nine months ended September 30, 2018, the Company issued 1,013,035 shares of common stock as part of the acquisition of a data package related to the El Dorado project. The shares were valued at $18,235 and recorded as an asset.

Effective July 24, 2018, the Company and W. Pierce Carson, President, executed an Agreement to Convert Debt, pursuant to which Carson agreed to convert $90,000 in accrued but unpaid executive compensation for the fiscal quarters ended December 31, 2017, March 31, 2018 and June 30, 2018 and a cash advance of $8,100 made to the Company into an aggregate of 4,905,000 shares of Common Stock, valued at $0.02 per share.

Effective July 24, 2018, the Company and W. Pierce Carson executed a Restricted Stock Award Agreement pursuant to which the Company granted to Carson a restricted stock award consisting of 4,000,000 shares of Common Stock, valued at $0.02 per share. 1,000,000 of the shares will vest upon the Company completing a milestone, and the remaining 3,000,000 shares are subject to ratable vesting over an 18-month period. During the nine months ended September 30, 2018 the Company recognized an expense of $26,667 related to this issuance.

Stock Options and the 2017 Equity Incentive Plan:

Under the 2017 Equity Incentive Plan, the Company is authorized to grant rights to acquire up to a maximum of 10,000,000 shares of common stock. The 2017 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights.

During the year ended December 31, 2017, the Company granted ten-year options to purchase 3,600,000 shares of common stock at an option exercise price of $0.04 per share, the closing price on the date of grant. As of September 30, 2018 the Company had 6,400,000 shares available for future grant.

F-13

Stock option activity within the 2017 Equity Incentive Plan and warrant activity outside the plan, for the nine-months ended September 30, 2018 is as follows:

	Stock Options		Stock Warrants
		Weighted Average		Weighted Average
	Shares	Exercise Price	Shares	Exercise Price
Outstanding at December 31, 2017	3,600,000	$0.04	1,850,000	$0.10
Granted	–	–	17,000,000	$0.02
Cancelled	–	–	–	–
Expired	–	–	(6,500,000)	$0.02
Exercised	–	–	(6,000,000)	$0.02
Outstanding at September 30, 2018	3,600,000	$0.04	6,350,000	$0.04
Exercisable at September 30, 2018	3,600,000	$0.04	6,350,000	$0.04

As of September 30, 2018 the outstanding stock options have a weighted average remaining term of 9.08 years and no intrinsic value, and the outstanding stock warrants have a weighted average remaining term of 0.25 years and no intrinsic value.

Note 12 - Commitments and Contingencies

Mining Claims

As part of our acquisition of the Silver District properties from Columbus Exploration, we assumed the Red Cloud lease whose initial term expires in August 2026. The lease requires annual advance minimum royalty payments of $10,000 through the term of the lease due on the annual anniversary of the agreement. The lease is also subject to a 2% net production royalty to be paid to the lessor from the sale of precious metals extracted from the leased property. In order to maintain the BLM lode and mill site claims, annual payments are required before the end of August of each year. Payments are also due annually on two patented claims we leased in July 2015 and on our Arizona State Minerals Exploration Permit. As of September 30, 2018, all of these claims and leases are in good standing except for the two patented claims leased in 2015.

Leases

As part of our acquisition of MV2 in Mexico, we assumed the following leases payable in local currency as follows:

a)	Ejido S.D.A, 10 year lease, 6 hectares, executed January 2016, expires December 2025. Annual payments 25,000 MX pesos. Renewable for 10 years.

b)	Silverio Medina Ozuna, 3 year lease, 1 hectare, executed May 2017, expires April 2020. Annual payments 15,000 MX pesos. Renewable for 3 year periods.

c)	Silverio Medina Ozuna, 10 year lease, 2 hectares, executed May 2010, expires April 2020. Payment $100,000 MX pesos paid in advance at lease execution. Renewable for 10 years.

F-14

The minimum future payments due on these leases are as follows for the next five years and thereafter and have been translated to US dollars using an exchange rate at September 30, 2018 of 18.72 MX pesos to US dollars:

Payment Due Date	Minimum Due ($)

2019	2,137
2020	1,336
2021	1,336
2022 and thereafter	9,349

Other contractual arrangements

On November 1, 2016 the Company executed a Finder’s Agreement (“Agreement”), with a third party consultant to introduce the Company to potential investors beginning with its November 2016 private placement offering. The term of the Agreement is six months, or until the Company informs the consultant it has located investors to purchase the securities. The consultant is to be compensated for the services by cash payments totaling $30,000, payable at or before the termination of the Agreement. As of September 30, 2018, the Company paid approximately $23,500 in total to the consultant pursuant to the Agreement, including $12,500 paid during year ended December 31, 2017 and $11,000 during the year ended December 31, 2016.

On October 24, 2016, the Company entered into an agreement with Rio Silver, discussed in Note 3 – Mining Option Agreement, requiring the Company to spend $2,000,000 in exploration costs over the three-year period commencing with the execution of the Agreement. Effective December 31, 2017, the Company agreed with Rio Silver to terminate the option agreement, thereby terminating the requirement for exploration cost expenditures and the Company’s option to earn an interest in the Niñobamba Silver/Gold Project.

Note 13 – Executive Employment Agreement

On June 1, 2016 we executed an employment agreement with Dr. Carson in which he assumed the positions of President and Chief Executive Officer of Magellan Gold Corporation. The agreement also provided that Dr. Carson be appointed a Director of Magellan Gold Corporation, and effective June 30, 2016, Dr. Carson was appointed a Director of Magellan. The term of the agreement covered the period from June 1, 2016 to May 31, 2017 and is subject to annual renewal. The agreement has subsequently been renewed each year and is currently effective from June 1, 2018 to May 31, 2019, with all terms of the original agreement remaining unchanged.

During the term of the agreement, Magellan agreed to pay Dr. Carson a base salary in equal semi-monthly installments less required withholding and other applicable taxes. Dr. Carson’s salary was set at $6,667 per month during the three-month period from June 1, 2016 through August 31, 2016, and thereafter at $10,000 per month. Until such time as Magellan is properly funded, Magellan may defer and accrue salary owed. If not properly funded before the end of the term, Magellan may at its option issue shares of Magellan common stock as settlement of the accrued salary liability.

Dr. Carson shall have the right to voluntarily terminate his employment with Magellan during the term. To effect such voluntary termination, Dr. Carson shall provide Magellan at least 60 days advanced written notice of such termination. Upon termination, Dr. Carson shall be paid his base salary through the date of termination, including any amount that may have been deferred and accrued.

At September 30, 2018 a total of $30,000 and $11,110 of salary and associated payroll tax obligations, respectively, is accrued in connection with the agreement and included in accrued liabilities on the accompanying consolidated balance sheets.

At December 31, 2017 a total of $30,000 and $2,796 of salary and associated payroll tax obligations, respectively, is accrued in connection with the agreement and included in accrued liabilities on the accompanying consolidated balance sheets.

F-15

Note 14- Related Party Transactions

Conflicts of Interests

Athena Silver Corporation (“Athena”) is a company under common control. Mr. Power is also a director and CEO of Athena. Mr. Gibbs is a significant investor in both Magellan and Athena. Magellan and Athena are both exploration stage companies involved in the business of acquisition and exploration of mineral resources.

Silver Saddle Resources, LLC is also a company under common control. Mr. Power and Mr. Gibbs are significant investors and managing members of Silver Saddle. Magellan and Silver Saddle are both exploration stage companies involved in the business of acquisition and exploration of mineral resources.

The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Magellan, Athena and Silver Saddle been autonomous.

Management Fees

The Company previously maintained a month-to-month management agreement with Mr. Power requiring a monthly payment, in advance, of $2,500 as consideration for his services as CFO to Magellan. Effective August 31, 2017, Mr. Power resigned as CFO and Secretary of the Company and was replaced by Michael P. Martinez on September 18, 2017 to serve as CFO, Secretary and Treasurer. Mr. Power continues to serve as a member of the Board of Directors.

Management fees to Mr. Power for the three months ended September 30, 2018 and 2017, are $-0- and $7,500, respectively. Management fees to Mr. Power for the nine months ended September 30, 2018 and 2017, are $-0- and $15,000, respectively. These fees are included in general and administrative expenses in our statement of operations. At September 30, 2018 and December 31, 2017, $27,500 of the fees had not been paid and are included in accrued liabilities on the accompanying consolidated balance sheets.

Accrued Interest - Related Parties

Accrued interest due to related parties is included in our consolidated balance sheets as follows:

	September 30, 2018	December 31, 2017
Accrued interest payable - Mr. Gibbs	$299,811	$221,103
Accrued interest payable - Mr. Power	58,281	16,562
Accrued interest payable - Dr. Carson	3,042	986

	$361,134	$238,651

During the nine months ended September 30, 2018, we paid a total of $12,357 to Mr. Power representing unpaid accrued interest on notes payable. During the year ended December 31, 2017, we paid a total of $382 to Mr. Power representing unpaid accrued interest on notes payable.

F-16

Advances Payable – Related Party

We borrowed and repaid non-interest bearing advances from/to related parties as follows:

	Nine Months Ended September 30, 2018
	Advances	Repayments/Conversion
Mr. Power	$116,185	$71,037
Mr. Carson	–	8,100
Totals	$116,185	$79,137

	Year Ended December 31, 2017
	Advances	Repayments
Mr. Power	$26,050	$26,050
Mr. Carson	8,100	–
Totals	$34,150	$26,050

At September 30, 2018 and December 31, 2017  a total of $45,148 and $8,100 of short-term advances from related parties were outstanding and are included in advances payable, related party on the accompanying consolidated balance sheets.

In addition to the above, during the year ended December 31, 2017, Mr. Power loaned the Company $25,000 in a short term note that was subsequently transferred into the Series 2017 Notes.

Note 15 – Subsequent Events

Subsequent to September 30, 2018, the Auctus Note holders converted $2,814 of accrued interest and fees and $45,234 of principal into 4,200,000 shares of common stock in accordance with the note agreements. On October 31, 2018, the Company repaid in full the remaining balance of the Auctus note with a payment of $86,217.

In October 2018, the Company sold $205,000 of Series 2018A 10% Unsecured Convertible Notes. The purchase price of the Note is equal to the principal amount of the Note. The Notes are convertible into shares of Common Stock at a conversion price of $0.02 during the life of the Note. The Notes will accrue interest at the rate of 10% per annum, payable quarterly in arrears. The Notes mature twelve (12) months from the Date of Issue. Maturity Date can be extended at the option of the Company for an additional one (1) year. Within thirty (30) days following the closing of the Offering, the Company has agreed to prepare and file a Registration Statement on Form S-1 registering the resale of the shares of Common Stock issuable upon conversion of the Notes. Funds from this financing was used to repay in full the EMA Note.

In October 2018 the Company sold $160,700 of Series 2018 36% Unsecured Promissory Notes (“Notes”) (“Bridge Note Offering”). The purchase price of the Note is equal to the principal amount of the Note. The Maturity Date of the Notes is December 31, 2018.

F-17

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Magellan Gold Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Magellan Gold Corporation and its subsidiaries (collectively, the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2011.

Houston, Texas

May 16, 2018

F-18

MAGELLAN GOLD CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash	$421	$485
Due from Rose Petroleum	27,147	–
Investment in Rio Silver equities	109,532	59,753
Prepaid expenses & other current assets	121,283	25,729
Total current assets	258,383	85,967
Mineral Rights, Net of Impairment	323,200	323,200
Property, plant & equipment net of accumulated depreciation of $11,822 and $-0-, respectively	1,155,811	–
Other Assets:
Prepaid expenses and other assets	216,151	29,792
Total other assets	216,151	29,792

Total assets	$1,953,545	$438,959
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$270,424	$50,868
Accrued liabilities	60,296	75,592
Line of credit - related party	932,500	932,500
Notes payable - related parties	1,197,437	65,000
Note payable	100,783	–
Accrued interest - related parties	239,585	161,639
Convertible note payable	271,697	33,020
Accrued Interest	4,816	1,316
Advances payable, related party	8,100	–
Derivative liability	–	119,500
Total current liabilities	3,085,638	1,439,435
Long term liabilities:
Asset Retirement Obligation	115,914	–
Total liabilities	3,201,552	1,439,435
Shareholders' deficit:
Preferred shares, $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding	–	–
Common shares - $0.001 par value; 1,000,000,000 shares authorized, 95,581,382 and 64,630,548 shares issued and outstanding	95,581	64,631
Additional paid-in capital	2,803,870	856,822
Accumulated other comprehensive loss	(87,570)	–
Accumulated deficit	(4,059,888)	(1,921,929)
Shareholders' deficit	(1,248,007)	(1,000,476)
Total liabilities and shareholders' deficit	$1,953,545	$438,959

See accompanying notes to financial statements

F-19

MAGELLAN GOLD CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2017	2016
Operating expenses:
Exploration costs	61,233	70,599
General and administrative expenses	964,302	353,666
Depreciation and amortization	12,104	–
Accretion of asset retirement obligation	367	–
Impairment loss	345,697	–

Total operating expenses	1,383,703	424,265

Operating loss	(1,383,703)	(424,265)

Other income (expense):
Interest expense	(96,480)	(62,303)
Loss on change in derivative liability	(657,776)	(73,604)

Net loss	(2,137,959)	(560,172)

Net loss attributable to noncontrolling interest	–	(7,346)

Net loss attributable to common shareholders	(2,137,959)	(552,826)

Basic and diluted net loss per common share	$(0.03)	$(0.01)

Basic and diluted weighted-average common shares outstanding	73,262,126	56,733,426

Comprehensive loss:

Net loss	(2,137,959)	(552,826)
Other comprehensive loss
Foreign currency translation adjustments	(79,052)	–
Unrealized loss on available-for-sale securities	(8,518)	–

Net comprehensive loss	$(2,225,529)	$(552,826)

See accompanying notes to financial statements

F-20

MAGELLAN GOLD CORPORATION

Consolidated Statements of Shareholders' Deficit

For the years ended December 31, 2016 and December 31, 2017

					Additional	Accumulated Other
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Noncontrolling
	Shares	Amount	Shares	Par Value	Capital	Gain (Loss)	Deficit	Interest	Total
Balance, December 31, 2015	-	-	48,869,091	48,869	424,292	-	(1,369,103)	34,744	(861,198)
Sales of common stock and warrants	-	-	5,975,000	5,975	298,350	-	-	-	304,325
Conversion of notes payable	-	-	600,000	600	22,800	-	-	-	23,400
Resolution of derivative liability	-	-	-	-	20,044	-	-	-	20,044
Purchase of non-controlling interest	-	-	8,623,957	8,624	18,774	-	-	(27,398)	-
Stock issued for consulting services	-	-	562,500	563	72,562	-	-	-	73,125
Net loss	-	-	-	-	-	-	(552,826)	(7,346)	(560,172)
Balance, December 31, 2016	-	$ -	64,630,548	$ 64,631	$ 856,822	$ -	$ (1,921,929)	$ -	$ (1,000,476)
Sales of common stock and warrants	-	-	1,750,000	1,750	173,250	-	-	-	175,000
Conversion of notes payable	-	-	8,000,000	8,000	18,055	-	-	-	26,055
Reclassification of derivative liability	-	-	-	-	777,276	-	-	-	777,276
Stock issued for prepaid services	-	-	3,000,000	3,000	117,000	-	-	-	120,000
Stock Based Compensation	-	-	4,000,000	4,000	299,642	-	-	-	303,642
Stock issued for acquisition of SDA Mill	-	-	14,200,834	14,200	411,825	-	-	-	426,025
Capital contribution	-	-	-	-	150,000	-	-	-	150,000
Net loss	-	-		-	-	-	(2,137,959)	-	(2,137,959)
Other comprehensive loss	-	-	-	-	-	(87,570)	-	-	(87,570)

Balance, December 31, 2017	-	$ -	95,581,382	$ 95,581	$ 2,803,870	$ (87,570)	$ (4,059,888)	$ -	$ (1,248,007)

See accompanying notes to financial statements

F-21

MAGELLAN GOLD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2017	2016
Cash Flows from operating activities:
Net loss	$(2,137,959)	$(560,172)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of asset retirement obligation	367	–
Accretion of discounts on notes payable	12,766	–
Amortization of deferred compensation	–	20,833
Amortization of service contracts	52,884	28,629
Depreciation and amortization	12,104	–
Loss on change in derivative liability	657,776	73,604
Stock based compensation	303,642	–
Impairment loss	345,697	–
Changes in operating assets and liabilities:
Due from Rose Petroleum	(27,147)	–
Prepaid expenses and other assets	1,354	10,173
Accounts payable and accrued expenses	229,259	89,176
Accrued interest	83,331	59,803
Net cash used in operating activities	(465,926)	(277,954)
Cash flows from investing activities:
Purchase of Rio Silver equity securities	(58,297)	(59,753)
Purchase of SDA mill	(1,000,000)	–
Payment of deposit on investment in mineral properties	–	(12,000)
Net cash used in investing activities	(1,058,297)	(71,753)
Cash flows from financing activities:
Advances on line of credit - related party	–	45,000
Proceeds on advances from related parties	34,150	16,200
Payments on advances from related parties	(26,050)	(16,200)
Proceeds from notes payable - related parties	1,075,000	35,000
Payments on notes payable - related parties	–	(35,000)
Proceeds from convertible notes	267,150	–
Proceeds from sale of common stock and warrants	175,000	304,325
Net cash provided by financing activities	1,525,250	349,325
Effect of foreign currency exchange	(1,091)	–
Net change in cash	(64)	(382)
Cash at beginning of period	485	867
Cash at end of period	$421	$485
Supplemental disclosure of cash flow information
Cash paid for interest	$382	$2,500
Cash paid for income taxes	$–	$–
Supplemental disclosure of non-cash investing and financing activities:
Conversion of notes payable and accrued interest to common stock	$26,055	$23,400
Reclassifications of derivative liability to APIC	$777,276	$20,044
Common stock issued for prepaid services contracts	$120,000	$73,125
Common stock issued for purchase of SDA Mill	$426,025	$–
Conversion of accounts payable - related party to note payable	$100,000	$–
Note payable - Rose Petroleum, purchase of SDA Mill	$50,000	$–
Common stock issued for buyout of non-controlling interest	$–	$27,398
Dr. Carson capital contribution for waiver of accrued wages	$150,000	$–
Unrealized loss on available-for-sale securities	$8,518	$–

See accompanying notes to financial statements

F-22

MAGELLAN GOLD CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Organization, Basis of Presentation, and Continuance of Operations

Organization and Nature of Operations

Magellan Gold Corporation (“we” “our”, “us”, the “Company” or “Magellan”) was incorporated on September 28, 2010, under the laws of the State of Nevada. Our principal business is the acquisition and exploration of mineral resources. We have not presently determined whether the properties to which we have mining rights contain mineral reserves that are economically recoverable.

On December 31, 2014, we formed and organized a new wholly-owned subsidiary, Gulf+Western Industries, Inc., a Nevada corporation (“Gulf+Western” or “G+W”), to own and operate our Silver District mining interests.  On October 1, 2014 we completed the transfer of those assets from Magellan to G+W.  Effective December 31, 2014 Magellan pledged all its ownership interest in G+W to Mr. John D. Gibbs, a significant shareholder in the Company, as security for outstanding amounts under a line of credit agreement between Magellan and Mr. Gibbs.

On June 1, 2015, we transferred 15% of our ownership interest in G+W to Dr. W. Pierce Carson (Dr. Carson), in exchange for one year of service as President, Chief Executive Officer and Director of G+W.  As a result of the transaction, Magellan’s ownership interest in G+W was reduced to 85%.  The transaction was valued at $50,000 representing compensation for the one-year period from 2015 through May 2016. On June 1, 2016 we executed an employment agreement with Dr. Carson in which he assumed the positions of President and Chief Executive Officer of Magellan Gold Corporation. The agreement also provided that Dr. Carson be appointed a Director of Magellan Gold Corporation, effective June 30, 2016.  As a result, Mr. John Power resigned his positions as President and Chief Executive Officer and retained the position of Chief Financial Officer until December 31, 2017 upon his replacement by Michael P. Martinez as CFO. Mr. Power and Dr. Carson currently serve as Directors of Magellan.

In July 2016, the Company completed a share exchange with Dr. Carson in which Dr. Carson surrendered his 15% interest in G+W in exchange for 8,623,957 shares of Magellan Gold Corporation. As a result of this transaction, G+W became a wholly owned subsidiary of Magellan Gold Corporation.

On October 24, 2016, the Company entered into a Mining Option Agreement (“Option Agreement”) between and among Rio Silver Inc., a Canadian company (“Rio Silver”), Minera Rio Plata S.A.C. (“Minera”), a Peruvian company and subsidiary of Rio Silver, and Magellan Gold Peru S.A.C. (“Magellan Peru”), a Peruvian company and wholly owned subsidiary of the Company pursuant to which Rio Silver through Minera granted to the Company a sole and exclusive option to acquire an undivided 50% interest in and to property located in central Peru. Effective December 31, 2017, the Company agreed with Rio Silver to terminate the option agreement, thereby terminating the Company’s option to earn an interest in the Niñobamba Silver/Gold Project. The Company retained its ownership of Rio Silver stock. Further information regarding the Option Agreement is included in Note 3– Mining Option Agreement.

On November 30, 2017, the Company purchased from Rose Petroleum plc (“Rose”) a mineral processing mill operation located in the state of Navarit, Mexico (the “SDA Mill”) as well as its associated assets, licenses and agreements.  Magellan previously paid a $50,000 option payment, and an additional $100,000 option-to-purchase extension. The $100,000 option extension payment was applied against the cash portion of the purchase price.

F-23

The purchase price for the SDA Mill consisted of $850,000 cash, a $50,000 promissory note, the $50,000 non-refundable option payment, the $100,000 previously paid for the option-to-purchase extension, and 14,200,834 shares of common stock (the “Shares”) with a fair value of $426,025 at the closing date. The note is non-interest bearing and due on March 10, 2018.  The Shares will be held in escrow for a period of 12 months and the Company has the option to repurchase the Shares from Rose for the sum of $500,000 in the first six months and $550,000 in months 7 to 12.

Rose owned 1 share of Series A capital stock of Minerales Vane S.A. de C.V. (“Minerales Vane 1”) and Vane Minerals (UK) Limited (“Vane UK”) owned 49,999 shares of Series A capital stock and 26,524,000 shares of Series B capital stock of Minerales Vane 1.

Prior to closing, all of the assets and operations related to the SDA Mill were transferred to a newly incorporated entity, Minerales Vane 2 S.A. de C.V. (“Minerales Vane 2”).  Magellan purchased 100% of the issued and outstanding shares of Minerales Vane 2. Effective November 30, 2017, the Company’s newly incorporated wholly-owned subsidiary, Magellan Acquisition Corporation (“MAC”), acquired Minerales Vane 2.

On October 17, 2017, the Company amended the agreement to include the acquisition of Minerales VANE Operaciones ("MVO") (the entity that provides labor to the Mill) for $2,500 as soon as practicable following the closing of the acquisition of the SDA Mill.  At December 31, 2017, the Company had not obtained control of MVO. Magellan had not paid the purchase price of $2,500, had not received the outstanding shares of MVO and had not legally acquired the assets and liabilities. The purpose of acquiring MVO is that it is the sister entity that employs all employees of the SDA mill. The acquisition of MVO will not result in the acquisition of any additional assets or liabilities.

Our primary focus with the acquisition of the SDA Mill in Mexico is to transform Magellan into a production company, to continue to advance our Arizona and Peru silver projects towards resource definition and eventual development, and possibly to acquire additional mineral rights and conduct additional exploration, development and permitting activities. Our mineral lease payments, permitting applications and exploration and development efforts will require additional capital. We rely upon the sale of our securities as well as advances and loans from executive management and significant shareholders to fund our operations as we have not generated any significant revenue.

Liquidity and Going Concern

Our unaudited consolidated financial statements have been prepared on a going concern basis, which assumes that we will be able to meet our obligations and continue our operations during the next fiscal year. Asset realization values may be significantly different from carrying values as shown in our consolidated financial statements and do not give effect to adjustments that would be necessary to the carrying values of assets and liabilities should we be unable to continue as a going concern. At December 31, 2017, we had not yet generated any significant revenues or achieved profitable operations and we have accumulated losses of $4,059,888. We expect to incur further losses in the development of our business, all of which raises substantial doubt as to our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to generate future profits and/or to obtain the necessary financing to meet our obligations arising from normal business operations when they come due.

During the year ended December 31, 2017 we realized $175,000 from sales of our common stock and exercise of warrants. The Company also issued convertible promissory notes to two investors and realized net proceeds of $267,150. Proceeds from these transactions were generally used to fund certain investing activities and for general working capital.

F-24

Additionally through various transactions with related parties during the year ended December 31, 2017, the Company realized approximately $1,075,000 which is primarily reflected in a series of promissory notes ("Series 2017 Notes"). The proceeds were generally used to fund the purchase of the SDA Mill in Mexico. The Series 2017 Notes are secured by a pledge of all the outstanding shares of Magellan Acquisition Corporation, a wholly-owned subsidiary that owns the SDA Mill through Minerales Vane 2.

We anticipate that additional funding will be in the form of additional loans from officers, directors or significant shareholders, or equity financing from the sale of our common stock but cannot assure than any future financings will occur.

Note 2 – Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

Our consolidated financial statements include our accounts and the accounts of our 100% owned subsidiaries, Gulf + Western Industries, Inc., Magellan Acquistion Corporation, Minerales Vane 2, S.A. de C.V., and Magellan Gold Peru S.A.C. All intercompany transactions and balances have been eliminated.  Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates, assumptions and judgments that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of expenses during the period presented.

We make our estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. We believe that our significant estimates, assumptions and judgments are reasonable, based upon information available at the time they were made. Actual results could differ from these estimates, making it possible that a change in these estimates could occur in the near term.

Reclassifications

Certain items in these consolidated financial statements have been reclassified to conform to the current year's presentation.

Foreign Currency Translations

The Company maintains its accounting records in US Dollars. Our operating subsidiary, Minerales Vane 2, S.A. de C.V is located in Mexico and maintains its accounting records in the Mexican Peso, which is its functional currency. Magellan Gold Peru S.A.C., another of our operating subsidiaries, is located in Peru and maintains its accounting records in the Peruvian Sol, which is its functional currency. Assets and liabilities of the subsidiaries are translated into the U.S. dollars at exchange rates at the balance sheet date, equity accounts are translated at historical exchange rate and revenues and expenses are translated by using the average exchange rates. Translation adjustments are reported as a separate component of other comprehensive loss in the consolidated statements of operations and comprehensive loss. Foreign currency denominated transactions are translated at exchange rates approximating those ruling at the transaction dates. Exchange gains and losses are recognized in income.

F-25

Fair Value of Financial Instruments

We value our financial assets and liabilities using fair value measurements. Our financial instruments primarily consist of cash and cash equivalents, investments in available for sale securities, accounts payable, accrued liabilities, derivative liabilities, amounts due to related parties and notes payable to related parties. Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The carrying amount of cash and cash equivalents, accounts payable, accrued liabilities, notes payable to related parties and other amounts due to related parties approximates fair value because of the short-term nature of these financial instruments.

Concentrations of Credit Risk

Our financial instruments which potentially subject us to credit risk are our cash and cash equivalents. We maintain our cash and cash equivalents at reputable financial institutions and currently, we are not exposed to significant credit risk.

Cash and Cash Equivalents

We consider all amounts on deposit with financial institutions and highly liquid investments with an original maturity of three months or less to be cash equivalents at the date of purchase.

Investment Securities

We report investments in marketable equity securities at fair value. Unrealized gains and losses on available-for-sale investment securities are included in shareholders' equity, net of applicable taxes and other adjustments. We regularly review investment securities for impairment using both quantitative and qualitative criteria.

Mineral Rights

We have determined that our mineral rights meet the definition of mineral rights, as defined by accounting standards, and are tangible assets. As a result, our direct costs to acquire or lease mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with: leasing or acquiring patented and unpatented mining claims; leasing mining rights including lease signature bonuses, lease rental payments and advance minimum royalty payments; and options to purchase or lease mineral properties.

If we establish proven and probable reserves for a mineral property and establish that the mineral property can be economically developed, mineral rights will be amortized over the estimated useful life of the property following the commencement of commercial production or expensed if it is determined that the mineral property has no future economic value or if the property is sold or abandoned. For mineral rights in which proven and probable reserves have not yet been established, we assess the carrying values for impairment at the end of each reporting period and whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

The net carrying value of our mineral rights represents the fair value at the time the mineral rights were acquired less accumulated depletion and any abandonment or impairment losses. Proven and probable reserves have not been established for mineral rights as of December 31, 2017.  At December 31, 2017 mineral rights totaling $323,200 were net of $117,857 of impairment and abandonment charges.  No impairment charges were recognized for either the of the years ended December 31, 2017 or 2016.

F-26

Impairment of Long-lived Assets and Mining Rights

We continually monitor events and changes in circumstances that could indicate that our carrying amounts of long-lived assets, including mineral rights, may not be recoverable. When such events or changes in circumstances occur, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flow. If the future undiscounted cash flow is less than the carrying amount of these assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation. Property and equipment is amortized on a straight-line basis over its estimated life:

•	SDA Mill – 10 years
•	Mill equipment – 10 years
•	Tailings Dam – 10 years
•	Office and Warehouse – 10 years

Goodwill

Goodwill was generated through the acquisition of the SDA Mill in fiscal 2017 as the total consideration paid exceeded the fair value of the net assets acquired.

The Company tests its goodwill for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and the Company’s consolidated financial results. There was an impairment charge of $345,697 and $0 during the years ended December 31, 2017 and 2016 respectively.

Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with ASC 410-20, Asset Retirement Obligations. ASC 410-20 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs an obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets. Asset retirement obligations consists of estimated final mill closure and associated ground reclamation costs to be incurred by the Company in the future once the economical life of its SDA Mill is reached. The estimated fair value of the asset retirement obligation is based on the current cost escalated at an inflation rate and discounted at a credit adjusted risk-free rate. This liability is capitalized as part of the cost of the related asset and amortized over its useful life. The liability accretes until the Company settles the obligation.

Comprehensive Income/Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive income/loss and its components in the financial statements. As of December 31, 2017 and 2016, the Company’s component of comprehensive income was foreign currency translation adjustments and unrealized gain or loss on available-for-sale securities.

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Notes Payable – Related Parties

Notes payable to related parties are classified as current liabilities as either the note holders have the ability to control the repayment dates of the notes or maturity dates are within one year of the reported balance sheet date.

Exploration Costs

Mineral exploration costs are expensed as incurred. When it has been determined that it is economically feasible to extract minerals and the permitting process has been initiated, exploration costs incurred to further delineate and develop the property are considered pre-commercial production costs and will be capitalized and included as mine development costs in our balance sheets.

Income Taxes

We recognize deferred tax assets and liabilities for temporary differences between the tax basis of assets and liabilities and the amounts at which they are carried in the financial statements and the effect of net operating losses based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. At December 31, 2017 and 2016, the Company had no uncertain tax positions.

Net Loss per Common Share

We compute basic net loss per common share by dividing our net loss attributable to common shareholders by our weighted-average number of common shares outstanding during the period. Computation of diluted net loss per common share adds the weighted-average number of potential common shares outstanding to the weighted-average common shares outstanding, as calculated for basic net loss per share, except for instances in which there is a net loss. For the years ended December 31, 2017 and 2016, potential common shares associated with convertible notes payable and outstanding warrants to purchase common stock have been omitted from the net loss per common share computation as they are anti-dilutive due to the net loss for these periods.

Stock-based Compensation

The Company determines the fair value of stock option awards granted to employees in accordance with FASB ASC Topic 718 – 10 and to non-employees in accordance with FASB ASC Topic 505 – 50. Compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

New Accounting Standards

From time to time, the Financial Accounting Standards Board (“FASB”) or other standards setting bodies issue new accounting pronouncements. Updates to the FASB Accounting Standards Codification are communicated through issuance of an Accounting Standards Update. Unless otherwise discussed, we believe that the impact of recently issued guidance, whether adopted or to be adopted in the future, is not expected to have a material impact on our financial statements upon adoption.

In February 2016, the Financial Accounting Standards Board issued ASU No. 2016-02, "Leases: Topic 842 (ASU 2016-02)", to supersede nearly all existing lease guidance under GAAP. The guidance would require lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets. ASU 2016-02 is effective for the Company in the first quarter of our fiscal year ending December 31, 2019 using a modified retrospective approach with the option to elect certain practical expedients. The Company is currently evaluating the impact of its pending adoption of ASU 2016-02 on its consolidated financial statements.

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Recently Adopted Accounting Standards

Recently issued Financial Accounting Standards Board Accounting Standards Codification guidance has either been implemented or is not significant to us.

Note 3 – Mineral Rights and Properties

At both December 31, 2017 and December 31, 2016, our mineral rights and properties were $323,200 associated with our Silver District claims. We updated our impairment analysis as of December 31, 2017, and concluded that the carrying value is not impaired.

Silver District

In August 2012, we entered into an option agreement with Columbus Exploration f/k/a Columbus Silver Corporation, which granted us the right to acquire all of Columbus’ interest in its Silver District properties located in La Paz County, Arizona. We paid Columbus an initial $63,200 on signing of the option and a further $50,000 in December 2012.  We paid other patented and unpatented mining claim purchase and lease obligations in 2013 and 2014 to maintain the project claims and leases in good standing.  On December 31, 2014, we paid an additional $100,000 to Columbus Exploration to acquire all of Columbus’ interest in its Silver District properties located in La Paz County, Arizona. The properties acquired from Columbus were assigned into our subsidiary Gulf+Western Industries, Inc. and our total acquisition cost capitalized was $323,200.

The Silver District property consists of 110 unpatented lode and mill site mining claims, six patented lode claims, and an Arizona State Exploration Permit, all of which are held directly or under lease agreements, totaling over 2,000 acres. Certain of the claims are subject to third party net smelter royalties and/or net profits of varying percentages.

In August 2017, we renewed the BLM lode and mill site claims in La Paz County, Arizona with the Bureau of Land Management and these claims will remain in good standing through August 31, 2018.   Additionally, in both August 2016 and 2015, we made advance minimum royalty payments of $10,000 to a third party landowner on the Red Cloud lease, which includes the Red Cloud Patented claim and two BLM lode claims.  In 2017, we continued to make such payment. We also expanded the Arizona State Exploration Permit to approximately 334.85 acres on the Arizona State section that comprises part of our Silver District land package and are current on our obligations under this permit.

On July 9, 2015, G+W entered into two Lease and Purchase Agreements (“Agreements”) with an individual that grant the Company certain exploration and mining rights for two patented lode claims located in the Silver District, La Paz County, Arizona. The Agreements provide for scheduled variable annual advance minimum royalty payments to the lessor. In addition, the Agreements have an initial term of 20 years, and provide for the purchase of the properties for $125,000 each during the term of the lease, net of any advance royalty payments made up to the date of the purchase. The Company paid the initial advance royalty payments totaling $3,000 and advance royalty payments of $1,000 in July 2016 to maintain these Agreements. Due to an uncertainty associated with the clarification of the legal title for these two patented lode claims, these payments have not been capitalized as mining rights, and therefore are included in exploration costs during the period in which the obligation was due.

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Note 4 – Mining Option Agreement

On June 30, 2016 the Company signed a non-binding Letter of Intent (“LOI”) with Rio Silver Inc., and on October 24, 2016 the Company executed a definitive Mining Option Agreement (“Option Agreement), pursuant to which Magellan is granted the option to earn an undivided 50% interest in the Niñobamba Silver-Gold Property (“Property”), located 330 kilometers southeast of Lima in the Department of Ayacucho, Peru.

As a condition of the LOI, the Company paid a refundable $12,000 deposit. This payment was recorded as a deposit and subsequently used to maintain certain mining concessions on the property.

In addition to the deposit, the Company was obliged to subscribe to two private placement unit financings in Rio Silver, each for aggregate proceeds of Cdn$75,000. The Company completed the first unit private placement on August 23, 2016. The first placement included 1,500,000 units priced at Cdn$0.05, which included one share of Rio Silver common stock and one warrant to purchase one share of Rio Silver common stock for Cdn$0.05 which expire on February 23, 2018. The cost of the units in the first private placement totaled USD $59,753. The second placement included 1,250,000 units priced at Cdn$0.06, which was completed on January 19, 2017, and included one share of Rio Silver common stock and one warrant to purchase one share of Rio Silver common stock for Cdn$0.06 which expire on July 19, 2018. The cost of the units in the second private placement totaled USD $58,297. Each of these transactions were recorded as an investment in Rio Silver equity securities and included on the accompanying consolidated balance sheets at December 31, 2017 and December 31, 2016.

Under the terms of the Agreement, the Company acquired the right to earn an undivided 50% interest in the Niñobamba Silver/Gold Project in central Peru. To earn its 50% interest, the Company must spend $2.0 million in exploration over three years. The Niñobamba project is comprised of five concessions that total 36.5 square kilometers (9,026 acres). Effective December 31, 2017, the Company agreed with Rio Silver to terminate the option agreement, thereby terminating the Company’s option to earn an interest in the Niñobamba Silver/Gold Project. The Company retained its ownership of Rio Silver stock, which has been pledged to secure Mr. Power's note in the principal amount of $125,000.

In connection with the termination of the agreement, Rio Silver agreed, subject to regulatory approval and under certain conditions, to apply to the TSX Venture Exchange for an 18-month extension of 2,750,000 warrants that Magellan holds in Rio Silver stock, which otherwise would expire in February and July 2018. The TSX Venture Exchange subsequently approved the extensions. Those Rio Silver warrants have been pledged to secure Mr. Power's note in the principal amount of $125,000.

Also in connection with the termination of the agreement, Magellan agreed to grant Rio Silver a right of first refusal on any sale of the 2,750,000 shares of Rio Silver stock that Magellan currently holds.

Note 5 – Acquisition of SDA Mill

On March 3, 2017 the Company entered into a Memorandum of Understanding (“MOU”) with Rose Petroleum plc (“Rose”), a multi-asset natural resource business, to purchase an operating floatation plant that also includes a precious metals leach circuit and associated assets, licenses and agreements (together, the “SDA Mill”) located in the State of Nayarit, Mexico, for a total consideration at closing of US$1.5 million, payable in $1,000,000 in cash and $500,000 in restricted common stock of Magellan. Under the terms of the MOU, in consideration of a non-refundable $50,000 option payment, the Company was granted an option until June 3, 2017 to purchase the SDA Mill. The option period was extended for an additional 60 days with another $100,000 option payment to be applied towards the cash component of the purchase price.

On July 31, 2017, the Company executed Amendment No. 1 to the Memorandum of Understanding (“MOU”) dated March 3, 2017. The amendment provides that on or before August 15, 2017, the Company shall provide the seller executed irrevocable bridge loan commitments representing an aggregate of not less than $900,000 in commitments available to fund the purchase transaction. In addition, the agreement requires the Company to reimburse the seller for certain employee holding and mill maintenance costs for the months of August and September 2017 at a total of $25,300 for each month. The Company paid both the August and September reimbursements as agreed upon and the payments are included in General and Administrative expenses for the year ended December 31, 2017.

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On August 14, 2017, as required by Amendment No. 1 to the “MOU”, the Company provided the seller executed bridge loan commitments aggregating $900,000 available to fund the purchase transaction. The Company’s provision of the commitment letters effectively resulted in the extension of the purchase option until the transaction closed.

On October 17, 2017, the Company amended the agreement to include the acquisition of Minerales VANE Operaciones (“MVO”) for $2,500 as soon as practicable following the Closing Date, rather than prior to the Closing Date. At December 31, 2017, the Company had not obtained control of MVO. Magellan subsequently acquired control of MVO in January 2018 and paid for it in April 2018.

Prior to closing, all of the assets and operations related to the SDA Mill were transferred to a newly incorporated entity, Minerales Vane 2 S.A. de C.V.  (“Minerales Vane 2”). Magellan purchased 100% of the issued and outstanding shares of Minerales Vane 2. Effective November 30, 2017, the Company’s newly incorporated wholly-owned subsidiary, Magellan Acquisition Corporation (“MAC”), acquired Minerales Vane 2.

On November 30, 2017, as disclosed above, the transaction closed for the agreed upon price of approximately US$1.5 million, consisting of $1,000,000 in cash, $50,000 non-refundable option payment, including the $100,000 option extension payment, and $500,000 in restricted common stock of Magellan. Based upon the volume weighted average price per share of Magellan Gold stock for the 30 calendar days preceeding the closing date, 14,200,834 shares of stock were issued in connection with the transaction.

The total purchase price for the SDA Mill was determined to be $1,476,025 which consisted of $850,000 cash, a $50,000 promissory note, the $50,000 non-refundable option payment, the $100,000 previously paid for the option-to-purchase extension, and 14,200,834 shares of common stock (the “Shares”) with a fair value of $426,025. The note is non-interest bearing and due on March 10, 2018. The Shares will be held in escrow for a period of 12 months and the Company has the option to repurchase the Shares from Rose for the sum of $500,000 in the first six months and $550,000 in months 7 to 12.

The acquisition of Minerales Vane 2 has been accounted for as a business combination whereby the purchase price was allocated to assets acquired and liabilities assumed. The Company performed a valuation analysis of the fair market value the SDA Mill’s assets and liabilities. The following table summarizes the preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the acquisition date:

Purchase Price
Cash	$850,000
Note payable	50,000
Option payments	150,000
Common stock	426,025
Total Purchase Price	$1,476,025

Allocation of Purchase Price
Crushing equipment	$254,000
Grinding equipment	272,000
Flotation equipment	156,000
Tailings machinery	6,000
Concentrate machinery	17,000
Water machinery	12,000
Feed	14,000
Grinding machinery	218,000
Leaching machinery	54,000
Precipitation plant	130,000
Lab equipment	15,000
Tailings dam	50,000
Office and warehouse assets	35,000
Asset retirement obligation	(122,024)
Goodwill	365,049
Net assets acquired	$1,476,025

F-31

Unaudited pro forma results of operations for the years ended December 31, 2017 and 2016 as though the Company had acquired the SDA Mill on the first day of each fiscal year are set forth below:

	December 31, 2017	December 31, 2016
	Pro Forma	Pro Forma

Net Sales	$305,272	$840,961

Operating Expenses	2,995,145	2,208,286

Net Loss	$(2,689,873)	$(1,367,325)

Note 6 – Interim Toll Milling Agreement

On November 7, 2017 the Company and Rose executed an Interim Milling Agreement (the “Agreement”), with an effective date of November 1, 2017, whereby, pending closing of the SDA Mill acquisition, Rose shall cause its subsidiary, Minerales Vane S.A. de C.V., a Mexico corporation (“Vane”), to reopen the SDA Mill and recommence operations on a toll milling basis for a third-party. Under the Agreement, the Company is required to provide the working capital to fund the operations and is entitled to all the positive cash flow after covering the related expenses.

The Agreement was completed during November 2017. As of December 31, 2017 the Company has an outstanding receivable from Rose of $27,147.

Note 7 - Fair Value of Financial Instruments

Financial assets and liabilities recorded at fair value in our condensed consolidated balance sheets are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level 1— Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2— Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3— Inputs reflecting management’s best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

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A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Financial assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value at	Fair Value Measurement at December 31, 2017
	December 31, 2017	Level 1	Level 2	Level 3
Derivative conversion option liability	$–	$–	$–	$–
Investment in Rio Silver equities	109,532	109,532	–	–

	Fair Value at	Fair Value Measurement at December 31, 2016
	December 31, 2016	Level 1	Level 2	Level 3
Derivative conversion option liability	$119,500	$–	$–	$119,500
Investment in Rio Silver equities	59,753	59,753	–	–

A summary of the activity of the derivative liability is shown below:

Balance December 31, 2016	$119,500
Total losses (unrealized, realized) included in net loss	657,776
Reclassifications of derivative liability to APIC	(777,276)
Balance December 31, 2017	$–

A summary of the activity of the Investment in Rio Silver equities is shown below:

Balance December 31, 2016	$59,753
Total unrealized losses included in Other comprehensive loss	(8,518)
Purchases of Rio Silver equities	58,297
Balance December 31, 2017	$109,532

The carrying values for cash and cash equivalents, prepaid assets, accounts payable and accrued liabilities, related party line of credit and notes payable approximate their fair value due to their short-term maturities.

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Note 8 – Line of Credit – Related Party

Effective December 31, 2012, we entered into a line of credit arrangement with John D. Gibbs, a significant investor, to facilitate timely cash flows for the Company’s operations. The line of credit originally provided for a maximum balance of $250,000, accrued interest at 6% annually, and matured on December 31, 2014.

On December 31, 2013 we amended our credit agreement with Mr. Gibbs to increase the borrowing limit under the line of credit to $750,000.  All other terms of the credit agreement, including the interest rate and maturity date remained unchanged.

On December 31, 2014, we again amended the credit agreement to increase the borrowing limit to $900,000 and extend the maturity date to December 31, 2015. As part of the 2014 amendment and the subsequent appointment of Dr. Pierce Carson as the President, CEO and Director of G+W effective June 1, 2015, we had pledged all of our 85% equity interest in G+W, which owns the Silver District properties, as security for all amounts outstanding under the credit agreement. In July 2016, we completed a share exchange with Dr. Carson to re-acquire the 15% interest in G+W, and therefore at December 31, 2017 our entire 100% interest in G+W remains pledged as security for outstanding amounts under this credit agreement.

On December 31, 2015 we again amended the credit agreement to increase the borrowing limit to $1,000,000 and extended the maturity date to December 31, 2016.

Finally, on March 31, 2017 with an effective date of December 31, 2016 we again amended the credit agreement to extend the maturity date to December 31, 2018.  All other terms of the agreement were unchanged. At December 31, 2017 the Company has an additional $67,500 available under the credit line.

No draws were made during the year ended December 31, 2017. During the year ended December 31, 2016, draws totaling $45,000 were made and were primarily used to fund working capital and certain obligations due to maintain our mining rights and properties.  At both December 31, 2017 and December 31, 2016, a total of $932,500 was outstanding under this line of credit.  In addition, a total of $213,657 and $157,707 of interest has been accrued on this obligation and is included in Accrued interest - related parties on the accompanying consolidated balance sheets at December 31, 2017 and December 31, 2016, respectively.

Note 9 – Notes Payable – Related Parties

In August 2011, we entered into an unsecured loan from John Power, the Company’s Chief Financial Officer, evidenced by a $20,000 promissory note. The promissory note bears interest at 6% per annum and is payable on demand with thirty days’ notice from the lender. During 2014, the Company made payments totaling $5,000 to pay down the principal balance of the note.  At both December 31, 2017 and December 31, 2016, the note balance was $15,000. At December 31, 2017 and December 31, 2016, interest totaling $1,576 and $676, respectively, was accrued on this note payable and is included in Accrued interest – related parties on the accompanying consolidated balance sheets.

F-34

In January 2014, we entered into an additional unsecured loan from Mr. Power, evidenced by a $50,000 promissory note. The promissory note bears interest at 6.75% per annum and is payable on demand with thirty days’ notice from the lender. At December 31, 2017 and December 31, 2016, interest totaling $6,249 and $2,874, respectively, was accrued on this note payable and is included in Accrued interest – related parties on the accompanying consolidated balance sheets. At both December 31, 2017 and December 31, 2016, the note balance was $50,000.

During the third quarter of 2016, we entered into an additional unsecured loan from Mr. Power, evidenced by a $35,000 promissory note that was subsequently paid in full during the fourth quarter of 2016. At December 31, 2016, unpaid accrued interest of $382 remained on this note and was included in Accrued interest – related parties on the accompanying consolidated balance sheet at December 31, 2016. The remaining accrued interest of $382 was paid to Mr. Power during 2017.

On May 31, 2017 we entered into three short-term notes with Mr. Gibbs, Dr. Carson and Mr. Power in the principal amounts of $100,000, $25,000 and $25,000, respectively. The notes bear interest at 6% and matured on November 15, 2017. The notes were subsequently rolled into the Series 2017 Notes described below. As of December 31, 2017 a total of $3,008 of interest is accrued on these notes.

On June 30, 2017 we entered into an additional secured loan for advances from Mr. Power and evidenced by a $125,000 promissory note. The promissory note bears interest at 6% per annum and matured on December 31, 2017. The maturity date of the promissory note was not extended and therefore the promissory note is currently in default. The outstanding balance on the note at December 31, 2017 is $125,000. As of December 31, 2017, accrued interest on the note is $3,781. The note is secured by a pledge of the Company's portfolio of Rio Silver Common Stock and Warrants.

On November 30, 2017 we entered into a series of secured promissory notes (“Series 2017 Notes”) with related parties in the aggregate amount of $1,155,000, including financing fees of $105,000 recorded as a discount to the notes. Mr. Gibbs, Dr. Carson, and Mr. Power transferred $100,000, $25,000, and $25,000, respectively, from the May 31, 2017 short term related party notes into the Series 2017 Notes. Additionally, Mr. Power transferred $53,000 from related party advances. Net proceeds on the issuance after reducing for the transfers listed total $847,000. The notes are secured by a stock pledge agreement covering 100% of the outstanding common stock of Magellan Acquisition Corporation, bear interest at 10% and mature on December 31, 2018. As of December 31, 2017 the balance on the notes and accrued interest is $1,058,220 and $9,810, respectively.

F-35

Note 10 – Convertible Note Payable and Derivative Liability

On October 1, 2014, we issued a convertible promissory note to a provider of legal services in the original principal amount of $51,532. The note was issued to evidence the Company’s indebtedness for legal services previously rendered. Interest accrues quarterly on the outstanding principal and interest balance of the Note at 6% per annum. The principal plus accrued and unpaid interest was due upon five days’ written demand of the note holder. The note is unsecured.

The note principal and accrued interest was convertible at any time into shares of common stock at a conversion price of $0.039, which represented the closing bid price of the common stock on the OTC Bulletin Board on the date of issuance.

In April 2016 the note holder elected to convert a total of $23,400, consisting of $18,512 of principal and $4,888 of accrued interest. The conversion resulted in the issuance of 600,000 shares of the Company’s common stock. As a result of the conversion, a total of $20,044 of the derivative liability associated with the note was reclassified to additional paid in capital on the conversion date. At December 31, 2016 the remaining note balance was $33,020.

On April 14, 2017 the Company and the note holder agreed to modify the terms of the note to reduce the conversion rate from $0.039 to $0.01, and the maturity terms from five days written demand to 180 days. Immediately subsequent to the modifications, the note holder converted $20,000 of the principal into 2,000,000 shares of common stock. This transaction resulted in a total of $173,146 of the derivative liability reclassified to additional paid-in capital. Immediately following the conversion, the note principal balance was $13,020 together with accrued interest of $1,830. The Company agreed to pay the note holder $8,850 in cash consisting of a partial principal payment of $7,020 and the $1,830 accrued interest. This resulted in a $76,621 reduction of the derivative liability, which was recorded as a gain on change of the derivative liability. Following these transactions the note had a remaining principal balance of $6,000 and no accrued interest.

Immediately following the modifications and conversion, the note holder agreed to sell the note to a third party, Bright Star International, Inc. (“Bright Star”), with which the Company subsequently entered into an investor and public relations consulting agreement effective May 22, 2017. Upon the sale of the note to Bright Star, the Company again agreed to further reduce the conversion rate from $0.01 to $0.001. All other provisions of the note remained unchanged. Bright Star elected to convert $3,000 of the remaining principal into 3,000,000 shares of the Company’s common stock. This transaction resulted in a total of $268,930 of the derivative liability transferred to Additional paid-in capital.

On August 3, 2017, Brightstar converted the remaining $3,000 of the note into an additional 3,000,000 shares of the Company’s stock. Accrued interest on the note of $55 was also converted. This transaction resulted in a total of $335,200 of the derivative liability and $55 of accrued interest transferred to Additional paid-in-capital. As of December 31, 2017, there are no additional principal or accrued interest amounts owed on the note.

F-36

The note contained certain anti-dilution provisions that would reduce the conversion price should the Company issue common stock equivalents at a price less than the note conversion price.  Accordingly, the conversion features of the note are considered a discount to the note.  However, since the note is payable upon demand by the note holder, the value of the discount was considered interest expense at the time of its inception.

The note was evaluated quarterly or upon a triggering event, and upon any valuations in which the value of the discount changes we recognized a gain or loss due to a decrease or increase, respectively, in the fair value of the derivative liability.  We estimated the fair value of the derivative using the Black-Scholes option pricing model, which includes assumptions for expected dividends, expected share price volatility, risk-free interest rate, and expected life of the note. Our expected volatility assumption is based on our historical weekly closing price of our stock over a period equivalent to the expected remaining life of the note.

Based upon the above, the note was evaluated upon the initial change in the conversion rate on April 14, 2017 from $0.039 to $0.01. This evaluation resulted in an increase of the liability and a loss on change of the derivative liability of $239,640. The note was again evaluated upon the subsequent reduction of the conversion rate from $0.01 to $0.001. This evaluation resulted in an increase of the liability and a loss on change of the derivative liability of $485,917.

The following table summarizes the assumptions used to value the derivative liability on April 14 for each change in the conversion rate:

Fair value assumptions – derivative:	April 14, 2017
Risk free interest rate	1.03%
Expected term (years)	1.0
Expected volatility	154%
Expected dividends	0%

On August 3, 2017, in accordance with the final conversion of the remaining $3,000 principal of the note, the fair value of the derivative liability was determined to be $335,200 resulting in an additional loss on change of the derivative liability of $1,900

The following table summarizes the assumptions used to value the derivative liability at August 3, 2017:

Fair value assumptions – derivative:	August 3, 2017
Risk free interest rate	1.22%
Expected term (years)	1.0
Expected volatility	137%
Expected dividends	0%

The quarterly and special evaluations combined with the gain resulting from the agreement to pay a portion of the principal and interest to the original note holder have resulted in a total loss on changes of the derivative liability of $1,900 and $657,776 for the three and nine-months ended December 31, 2017, respectively. For the three and year ended December 31, 2016, we recorded a gain on the change in the derivative liability of $70,680 and a loss of $75,854, respectively.

F-37

The following table summarizes the assumptions used to value the derivative liability at December 31, 2016:

Fair value assumptions – derivative:	December 31, 2016
Risk free interest rate	0.85%
Expected term (years)	1.0
Expected volatility	158%
Expected dividends	0%

A total of $-0- and $1,316 of interest is accrued on the note at December 31, 2017 and December 31, 2016, respectively, and is included in Accrued interest on the accompanying consolidated balance sheets.

On November 1, 2017, the Company sold a 10% Convertible Promissory Note (“Note”) in a principal amount of $170,000 for a purchase price equal to the principal amount of the Note pursuant to the terms a of Securities Purchase Agreement dated November 1, 2017. After deducting the investor’s discount and legal fees, net proceeds to the Company were $153,650. The Note matures on November 1, 2018 and can be converted into the Company’s common stock after 180 days from the date the Note is issued.

On November 2, 2017, the Company sold a 10% Convertible Promissory Note (“Note”) in principal amount of $125,000 for a purchase price equal to the principal amount of the Note pursuant to the terms of a of Securities Purchase Agreement dated November 2, 2017. After deducting the investor’s discount and legal fees, net proceeds to the Company were $113,500. The Note matures on November 2, 2018 and can be converted into the Company’s common stock after 180 days from the date the Note is issued.

Note 11 – Stockholders’ Deficit

Sales of common stock and warrants:

During the year ended December 31, 2017 we completed private placements of equity securities in which we sold a total of 1,250,000 units priced at $0.10 per unit, resulting in total proceeds of $125,000. Each unit consisted of one share of common stock, and one warrant entitling the holder to purchase one share of common stock at a price of $0.10 per share in cash. The expiration date of the warrants was initially December 30, 2017 but was subsequently extended to December 30, 2018 and include anti-dilution rights for stock splits, stock dividends and the sale of substantially all the Company’s assets.

During the year ended December 31, 2017, the Company issued 500,000 shares from the exercise of 500,000 warrants resulting in net proceeds of $50,000.

F-38

In June 2016, we completed a private placement of equity securities in which we sold 4,875,000 units priced at $0.04 per unit. Each unit consisted of one share of common stock, one Class A warrant and one Class B warrant, each with original expiration dates of December 30, 2016. The sale resulted in net proceeds of $194,325, which were net of $675 of direct offering costs. Each Class A warrant entitled the holder to purchase one share of common stock at a price of $0.07 per share in cash. Each Class B warrant entitled the holder to purchase one share of common stock at a price of $0.10 per share, exercisable in either cash or pursuant to a cashless exercise. All warrants included anti-dilution rights for stock splits, stock dividends and the sale of substantially all the Company’s assets. Both the Class A and Class B warrants were to expire December 30, 2016, but were extended by the Company to February 28, 2017. The Company further extended the expiration date of the Class B warrants to June 30, 2017 for any warrant holders who exercised their Class A warrants in entirety prior to the February 28, 2017 expiration date. None of the Class A warrants were exercised prior to expiration, and subsequently all the Class A and Class B warrants expired unexercised on February 28, 2017, in accordance with the original warrant agreements.

In November 2016, in a private placement of equity securities with two investors we sold 1,100,000 units priced at $0.10 per unit, resulting in net proceeds of $110,000. Each unit consisted of one share of common stock, and one warrant entitling the holder to purchase one share of common stock at a price of $0.10 per share in cash, and expire December 30, 2017.  The warrants include anti-dilution rights for stock splits, stock dividends and the sale of substantially all the Company’s assets.

Issuance of share-based awards for services:

On November 1, 2017, the Company entered into a Consulting Agreement with Life Sciences Journeys, Inc. (“Life Sciences”). Pursuant to the terms of the Agreement, the Company agreed to issue to Life Sciences, as its sole compensation, an aggregate of 3,000,000 shares of the Company’s restricted common stock. The stock was valued at $120,000 at the date of grant and recorded as prepaid expense. During 2017, $20,384 was recognized as consulting expense.

On October 26, 2017, the Company issued 4,000,000 shares of restricted common stock to its CEO and President. The stock was valued at $160,000 at the date of grant. Stock based compensation of $160,000 was recognized during the year ended December 31, 2017.

On October 26, 2017, the Company granted stock options to four persons pursuant to the Company’s 2017 Equity Incentive Plan.  The Company granted options to purchase an aggregate of 3,600,000 shares having an exercise price of $0.04 per share, the closing price on the date of grant.  The options have a term of ten years from the date of grant and are immediately exercisable on the date of grant. Using the Black-Scholes option pricing model, the options were valued at $143,642 with the following significant assumptions: risk-free interest rate 2.07% , expected life of 5 years, stock price volatility of 269.11%, and expected dividend yield of zero. Stock based compensation of $143,642 was recognized during the year ended December 31, 2017.

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On September 25, 2017, the Company entered into an advertising agreement (“Agreement”) with Bright Star International, Inc. (“Bright Star”). Pursuant to the terms of the Agreement, the Company issued Bright Star, as its sole compensation, an aggregate of 1,500,000 shares of the Company’s restricted common stock. The Agreement was subsequently cancelled and the shares were returned to the Company.

On October 15, 2016 the Company executed a letter agreement with Mining Clips LLC, to provide marketing, public relations and outreach management services. The initial term of the agreement was three months and would rollover for additional three month periods until such time a mutually agreed upon change is made, or it is terminated by the Company with thirty days’ notice prior to the end of the three month period in which the agreement is active. The initial compensation for the services included cash payments totaling $11,250, payable in equal monthly installments during the term of the agreement. As of December 31, 2017 all the monthly installments due have been paid. In addition to the cash payments, a total of 62,500 shares of the Company’s common stock were issued as compensation for the initial three-month service period. The shares issued were valued at $8,125, which was amortized over the three-month service period. The agreement was not renewed after the initial three-month period. No additional shares of the Company’s common stock have been issued under this agreement and the original agreement has been terminated. However, Mining Clips has continued to perform services on an at-will basis for a fee $1,750 per month.

Issuance of stock for convertible debt:

See Note 10 - Convertible Note Payable and Derivative Liability for details regarding issuance of 8,000,000 shares of the Company’s common stock for the conversion of debt.

Issuance of stock for the purchase of SDA Mill:

On November 30, 2017, the purchase of the SDA Mill closed for the agreed upon price of US$1.5 million, consisting of $1,000,000 in cash and restricted common stock of the Company with a fair value of $426,025 on the date of issuance. Based upon the volume weighted average price per share of Magellan Gold stock for the 30 calendar days preceding the closing date, 14,200,834 shares of stock were issued in connection with the transaction.

Stock Options and the 2017 Equity Incentive Plan:

Under the 2017 Equity Incentive Plan, the Company is authorized to grant rights to acquire up to a maximum of 10,000,000 shares of common stock. The 2017 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights.

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During the year ended December 31, 2017, the Company granted ten-year options to purchase 3,600,000 shares of common stock at an option exercise price of $0.04 per share, the closing price on the date of grant. The options are fully vested and have a fair value of $143,642 using the Black-Scholes option pricing model.

The options were valued using the following significant assumptions:

Year ended
December 31,
2017
Expected Term	10.0 Years
Expected Volatility	269%
Expected Dividends	0.00
Risk-free rates	2.07%

The Company recognized stock-based compensation expense from stock options of $143,642 for the year ended December 31, 2017. As of December 31, 2017 the Company had 6,400,000 shares available for future grant.

Stock option activity within the 2017 Equity Incentive Plan and warrant activity outside the plan, for the year ended December 31, 2017 is as follows:

	Stock Options		Stock Warrants
		Weighted Average		Weighted Average
	Shares	Exercise Price	Shares	Exercise Price
Outstanding at December 31, 2016	–	–	10,850,000	$0.10
Granted	3,600,000	$0.04	1,250,000	$0.10
Cancelled	–	–	–	–
Expired	–	–	(9,750,000)	$0.10
Exercised	–	–	(500,000)	$0.10
Outstanding at December 31, 2017	3,600,000	$0.04	1,850,000	$0.10
Exercisable at December 31, 2017	3,600,000	$0.04	1,850,000	$0.10

As of December 31, 2017 the outstanding stock options have a weighted average remaining term of 9.82 years and no intrinsic value, and the outstanding stock warrants have a weighted average remaining term of 0.99 years and no intrinsic value.

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Note 12 - Commitments and Contingencies

Leases

As part of our acquisition of the Silver District properties from Columbus Exploration, we assumed the Red Cloud lease whose initial term expires in August 2026. The lease requires annual advance minimum royalty payments of $10,000 through the term of the lease due on the annual anniversary of the agreement. The lease is also subject to a 2% net production royalty to be paid to the lessor from the sale of precious metals extracted from the leased property. In order to maintain the BLM lode and mill site claims, annual payments are required before the end of August of each year. Payments are also due annually on two patented claims we leased in July 2015 and on our Arizona State Minerals Exploration Permit. As of December 31, 2017, all of these claims and leases are in good standing except for the two patented claims leased in 2015.

As part of our acquisition of MV2 in Mexico, we assumed the following leases payable in local currency as follows:

a)	Ejido S.D.A, 10 year lease, 6 hectares, executed January 2016, expires December 2025. Annual payments 25,000 MX pesos. Renewable for 10 years.
b)	Silverio Medina Ozuna, 3 year lease, 1 hectare, executed May 2017, expires April 2020. Annual payments 15,000 MX pesos. Renewable for 3 year periods.
c)	Silverio Medina Ozuna, 10 year lease, 2 hectares, executed May 2010, expires April 2020. Payment $100,000 MX pesos paid in advance at lease execution. Renewable for 10 years.

The minimum future payments due on these leases are as follows for the next five years and thereafter and have been translated to US dollars using an exchange rate at December 31, 2017 of 19.67 MX pesos to US dollars:

Payment Due Date	Minimum Due ($)
2018	2,033
2019	2,033
2020	1,271
2021	1,271
2022 and thereafter	5,084

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Other contractual arrangements

On November 1, 2016 the Company executed a Finder’s Agreement (“Agreement”), with a third party consultant to introduce the Company to potential investors beginning with its November 2016 private placement offering. The term of the Agreement is six months, or until the Company informs the consultant it has located investors to purchase the securities. The consultant is to be compensated for the services by cash payments totaling $30,000, payable at or before the termination of the Agreement. As of December 31, 2017 the Company paid approximately $23,500 in total to the consultant pursuant to the Agreement, including $12,500 paid during year ended December 31, 2017 and $11,000 during the year ended December 31, 2016.

On October 24, 2016, the Company entered into an agreement with Rio Silver, discussed in Note 3 – Mining Option Agreement, requiring the Company to spend $2,000,000 in exploration costs over the three-year period commencing with the execution of the Agreement. Effective December 31, 2017, the Company agreed with Rio Silver to terminate the option agreement, thereby terminating the requirement for exploration cost expenditures and the Company’s option to earn an interest in the Niñobamba Silver/Gold Project.

Note 13 – Executive Employment Agreement:

On June 1, 2016 we executed an employment agreement with Dr. Carson in which he assumed the positions of President and Chief Executive Officer of Magellan Gold Corporation. The agreement also provided that Dr. Carson be appointed a Director of Magellan Gold Corporation, and effective June 30, 2016, Dr. Carson was appointed a Director of Magellan.

During the term of the agreement, Magellan agreed to pay Dr. Carson a base salary in equal semi-monthly installments less required withholding and other applicable taxes. Dr. Carson’s salary was set at $6,667 per month during the three-month period from June 1, 2016 through August 31, 2016, and thereafter at $10,000 per month. Until such time as Magellan is properly funded, Magellan may defer and accrue salary owed. If not properly funded before the end of the term, Magellan may at its option issue shares of Magellan common stock as settlement of the accrued salary liability. The initial term of the agreement covered the period from June 1, 2016 to May 31, 2017. On June 1, 2017, Dr. Carson and the Company agreed to extend the term of the agreement to May 31, 2018, with all terms of the original agreement remaining unchanged.

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Dr. Carson shall have the right to voluntarily terminate his employment with Magellan during the term. To effect such voluntary termination, Dr. Carson shall provide Magellan at least 60 days advanced written notice of such termination. Upon termination, Dr. Carson shall be paid his base salary through the date of termination, including any amount that may have been deferred and accrued.

On October 26, 2017, Dr. Carson agreed to waive payment of accrued but unpaid salary obligations from June 1, 2016 through December 31, 2017 in the aggregate amount of $150,000. Dr. Carson was subsequently issued 4,000,000 shares of the Company’s restricted common stock.

At December 31, 2017 a total of $30,000 and $2,796 of salary and associated payroll tax obligations, respectively, is accrued in connection with the agreement and included in accrued liabilities on the accompanying consolidated balance sheets.

At December 31, 2016 a total of $60,001 and $5,951 of salary and associated payroll tax obligations, respectively, is accrued in connection with the agreement and included in accrued liabilities on the accompanying consolidated balance sheets.

Note 14 – Related Party Transactions

Conflicts of Interests

Athena Silver Corporation (“Athena”) is a company under common control. Mr. Power is also a director and CEO of Athena. Mr. Gibbs is a significant investor in both Magellan and Athena. Magellan and Athena are both exploration stage companies involved in the business of acquisition and exploration of mineral resources.

Silver Saddle Resources, LLC is also a company under common control. Mr. Power and Mr. Gibbs are significant investors and managing members of Silver Saddle. Magellan and Silver Saddle are both exploration stage companies involved in the business of acquisition and exploration of mineral resources.

The existence of common ownership and common management could result in significantly different operating results or financial position from those that could have resulted had Magellan, Athena and Silver Saddle been autonomous.

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Management Fees

The Company maintained a month-to-month management agreement with Mr. Power requiring a monthly payment, in advance, of $2,500 as consideration for his services as CFO to Magellan. Effective August 31, 2017, Mr. Power resigned as CFO and Secretary of the Company and was replaced by Michael P. Martinez on September 18, 2017 to serve as CFO, Secretary and Treasurer. Mr. Power continues to serve as a member of the Board of Directors.

Management fees to Mr. Power for year ended December 31, 2017, are $20,000. For the year ended December 31, 2016, management fees to Mr. Power were $30,000. These fees are included in general and administrative expenses in our statement of operations.  At December 31, 2017 and December 31, 2016, $27,500 and $10,000, respectively, of the fees had not been paid and are included in accrued liabilities on the accompanying consolidated balance sheets.

Accrued Interest - Related Parties

Accrued interest due to related parties is included in our consolidated balance sheets as follows:

	December 31, 2017	December 31, 2016
Accrued interest payable – Mr. Gibbs	$221,103	$157,707
Accrued interest payable – Mr. Power	16,562	3,932
Accrued interest payable – Dr. Carson	986	–
Accrued interest payable – Mr. Neuman	934	–

	$239,585	$161,639

During the year ended December 31, 2017, we paid a total of $382 to Mr. Power representing unpaid accrued interest on a note payable. During the year ended December 31, 2016, we paid a total of $2,500 to Mr. Power representing unpaid accrued interest on notes payable.

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Advances Payable – Related Party

We borrowed and repaid non-interest bearing advances from/to related parties as follows:

	Year Ended December 31, 2017
	Advances	Repayments (including transfers)
Mr. Power	$26,050	$26,050
Mr. Carson	8,100	–
Totals	$34,150	$26,050

	Year Ended December 31, 2016
	Advances	Repayments
Mr. Power	$16,200	$16,200

At December 31, 2017 a total of $8,100 of short-term advances from related parties were outstanding and are included in advances payable, related party on the accompanying consolidated balance sheet. No related party advances were outstanding at December 31, 2016.

In addition to the above, during the year ended December 31, 2017, Mr. Power loaned the Company $25,000 in a short term note that was subsequently transferred into the Series 2017 Notes. Mr. Power also transferred an additional $53,000 of short-term advances made to the Company in 2017 into the Series 2017 Notes. See additional details in Note 8 – Notes Payable – Related Parties.

The Company also utilizes a credit card owned by Mr. Power to pay travel and other obligations when the availability of cash is limited or the timing of the payments is considered critical. No amounts were outstanding on this credit card at either December 31, 2017 or December 31, 2016.

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Note 15 – Income Taxes

Our net operating loss carry forward as of December 31, 2017 was $5,162,768, which may be used to offset future income taxes through 2038.  Included in these numbers are loss carry-forwards of $2,320,171 that were obtained through the acquisition of Minerales Vane 2, S.A. de C.V. Our net operating loss carry forward as of December 31, 2016 was $1,938,987.  Our reconciliation between the expected federal income tax benefit computed by applying the federal statutory rate to our net loss and the actual benefit for taxes on net loss for 2017 and 2016 is as follows:

	Years Ended December 31,
	2017	2016
Expected federal income tax benefit at statutory rate	$458,525	$148,616
State taxes	31,627	15,299
Change in valuation allowance	(490,153)	(163,915)
Income tax benefit	$–	$–

Our deferred tax assets as of December 31, 2017 and 2016 were as follows:

	December 31,
	2017	2016
Deferred tax asset	$1,241,207	$681,376
Valuation allowance	(1,241,207)	(681,376)
Deferred tax assets, net of allowance	$–	$–

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. We have provided a valuation allowance of 100% of our net deferred tax asset due to the uncertainty of generating future profits that would allow us to realize our deferred tax assets.

On December 22, 2017, the U.S. Tax Cuts and Jobs Act (the "Tax Reform Act") was signed into law by President Trump. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. Under ASC 740, the tax effects of changes in tax laws must be recognized in the period in which the law was enacted. ASC 740 also requires deferred tax assets and liabilities to be measured at the enacted tax rate expected to apply when temporary differences are to be realized or settled. The Company re-measured its deferred tax assets and liabilities at the 21% federal corporate tax rate.

Note 16 – Subsequent Events

On January 5, 2018, Magellan entered into a Termination Agreement, effective December 31, 2017, with Rio Silver Inc. to mutually terminate the Company's option to earn an interest in Rio Silver's Niobamba exploration property in Peru. In connection with the termination of the agreement, Rio Silver agreed to apply to the TSX Venture Exchange for an 18-month extension of 2,750,000 warrants that Magellan holds in Rio Silver stock, which otherwise would expire in February and July 2018. The TSX Venture Exchange subsequently approved the extensions.

In February, March and April 2018, the Company raised $231,500 through the sale of common stock and warrants ("Units") at a price of $0.02 per Unit, each Unit consisting of one share of common stock and one warrant exercisable until June 30, 2018 to purchase one additional share of common stock at an exercise price of $0.02 per share.  A price protection feature of the offering provides that if at December 31, 2018, the Company has issued common stock at a price less than $0.02 per share, then the number of Units issuable to each investor shall be increased so as to reduce the Unit price to the lower price. The Company is obligated to issue 11,575,000 shares of common stock and 11,575,000 warrants pursuant to the offering, of which 5,000,000 share of common stock have already been issued as of the date of this Report.  In light of the conversion by EMA of $27,225 into five million shares of common stock on May 8, 2018, a conversion price of $0.005455 per share, pursuant to a full ratchet anti-dilution covenant given to investors in the offering, investors in the Units are entitled to a repricing of their Units to the lower price paid by EMA, or some even lower price if there are further sales of common stock below that price on or before December 31, 2018.

Subsequent to the purchase of the SDA Mill, the Company and Rose Petroleum executed an IVA Agreement which implemented the provisions of the Stock Purchase Agreement with respect to the payment of the IVA Tax assessed by the Mexican taxing authorities on the sale and purchase of the IVA Mill. Under the terms of the IVA Agreement, Rose Petroleum advanced the IVA tax, in Mexican Pesos, for the payment of the IVA tax, approximately $260,000. The Company has agreed that all future tax credits or refunds that it receives from the Mexican taxing authority will be paid over to Rose until such time as Rose has recouped the advance, in full. Mr. Carson executed a Guaranty of the Company's obligations under the IVA Agreement effective March 8, 2018.

In March 2018, the Company and Rose Petroleum, plc satisfied their respective obligations for payment of Mexican VAT on purchase of the SDA Mill, as required under terms of the Stock Purchase Agreement.

On April 12, 2018, the Company made a final payment to Rose Petroleum, plc in respective of the purchase of the SDA Mill, as required under terms of the Stock Purchase Agreement.

There exist technical Events of Default under the Auctus and EMA Notes. Under the terms of those Notes, the holders have the rights to accelerate the due date of the Notes and impose penalties. On May 8, 2018, EMA exercised its right to convert $27,225 of the EMA Note into 5.0 million shares of common stock, a conversion price of $0.005445 per share. Further conversions under the Auctus and EMA Notes could be at conversion prices equal to or less than the $0.005445, which would have a material dilutive impact on our other shareholders. We have communicated with both Auctus and EMA concerning this situation, the outcome of which is uncertain.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee. We have agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities offered by the selling securityholders.

SEC registration fee		$240
Legal fees and expenses		$20,000
Accountants’ fees and expenses		$5,000
Printing expenses	$	nil
Blue sky fees and expenses	$	nil
Miscellaneous expenses		$4,760
Total:		$30,000

Item 14. Indemnification of Directors and Officers

Nevada Revised Statutes provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada Revised Statutes also provide that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada Revised Statutes. Our bylaws set forth the procedures that must be followed in order for directors and officers to receive indemnity payments from us.

Item 15. Recent Sales of Unregistered Securities

(a)                On October 1, 2014, the Company issued to its legal counsel a 6% Unsecured Convertible Promissory Note (the “Note”) in the principal amount of $51,531.88, convertible into shares of the Company’s common stock at a conversion price of $0.039 per share. The Note was issued as payment for $51,531.88 in accrued legal fees. On April 6, 2016 $18,512.16 in principal and $4,887.84 in accrued but unpaid interest of the Note were converted into 600,000 shares of the Company’s Common Stock. Our legal counsel is an individual who qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 of the Securities Act.

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(b)                Effective July 1, 2016, pursuant to a reverse triangular merger by and among the Company and two controlled subsidiaries of the Company, a minority interest in a controlled subsidiary was converted into 8,623,957 shares of the Company’s common stock. The owner of the minority interest was an individual who qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 of the Securities Act.

(c)                In June and November 2016 the Company completed the sale of Units, each Unit consisting of one share of common stock, one Class A Warrant and one Class B Warrant. The price per Unit was $0.04 and the total dollar amount sold was $304,325. The securities were sold exclusively to persons who qualified as “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act. There were a total of 10 accredited investors who participated in the offering. The sale of the securities was undertaken without registration under the Securities Act in reliance upon an exemption from registration requirements under Rule 506 of Regulation D. The securities were purchased for investment purposes, not with a view to distribution and were subject to restrictions on transfer. The Company did not engage in any public advertising or general solicitation in connection with this transaction.

(d)                Effective September 1, 2016, the Company issued a total 500,000 shares of its common stock to consultants. The shares were issued in exchange for investor relations services. The consultants were non-US Persons and the shares were issued in an off-shore transaction within the meaning of Rule 902 of Regulation S. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided under Regulation S of the Securities Act .

(e)                Effective October 15, 2016, the Company issued a total of 62,500 shares of its common stock to two consultants. The shares were issued in exchange for investor relations services. The consultants were non-US Persons and the shares were issued in an off-shore transaction within the meaning of Rule 902 of Regulation S. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided under Regulation S of the Securities Act .

(f)                 Effective November 1, 2016, the Company issued 100,000 shares of common stock to one consultant. The shares were issued in exchange for investor relations services. The consultants were non-US Persons and the shares were issued in an off-shore transaction within the meaning of Rule 902 of Regulation S. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided under Regulation S of the Securities Act .

(g)                In January through March 2017, the Company sold an aggregate of 1,250,000 Units consisting of shares of common stock and warrants to three accredited investors. The sale of the securities was undertaken without registration under the Securities Act in reliance upon an exemption from registration requirements under Rule 506 of Regulation D. The securities were purchased for investment purposes, not with a view to distribution and were subject to restrictions on transfer. The Company did not engage in any public advertising or general solicitation in connection with this transaction.

(h)                Effective April 8, and August 8, 2017 respectively, the Company issued 3,000,000 shares of common stock, for an aggregate total of 6,000,000 shares, to a consultant. The shares were issued pursuant to a Cancellation of Debt in Exchange for Stock Agreement executed between the Company and the consultant. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemptions provided under Section 4(a)2 and Regulation S of the Securities Act.

(i)                 On May 5, 2017 the Company issued 2,000,000 shares of Common Stock to its legal counsel pursuant to a Notice of Conversion in which its legal counsel elected to convert $20,000 of outstanding principal due under its Convertible Promissory Note dated October 1, 2014 in the original principal amount of $51,531.88 (the “Note”) detailed in Item (a) above. The conversion price was $0.01 per share. The Company’s legal counsel is an individual who qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 of the Securities Act.

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(j)                 On August 8, 2017, the Company issued 500,000 shares of common stock pursuant to the exercise of issued and outstanding warrants. The warrant was issued as part of the offering detailed in Item (f) above. The warrant holder was a non-US Person and the shares were issued in an off-shore transaction within the meaning of Rule 902 of Regulation S. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided under Regulation S of the Securities Act.

(k)                Effective October 27, 2017, the Company issued 4,000,000 shares of common stock pursuant to Restricted Stock Award Agreement. The shares were issued as a bonus to a key employee. The key employee is an individual who qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 of the Securities Act.

(l)                 Effective November 2, 2017, the Company issued 3,000,000 shares of its common stock to a consultant. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided under Section 4(a)2 of the Securities Act.

(m)              On December 4, 2017, the Company issued 14,200,834 shares of common stock as part of the purchase price for the purchase and acquisition of the SDA Mill in Nayarit State, Mexico. The shares were issued to a non-US Person and the shares were issued in an off-shore transaction within the meaning of Rule 902 of Regulation S. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided under Regulation S of the Securities Act .

(n)                Effective February 19, 2018, the Company completed the sale of Units, each Unit consisting of one share of common stock and one Warrant. The securities were sold exclusively to persons who qualified as “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act. There were a total of 10 accredited investors who participated in the offering. The sale of the securities was undertaken without registration under the Securities Act in reliance upon an exemption from registration requirements under Regulation D of the Securities Act. The securities were purchased for investment purposes, not with a view to distribution and were subject to restrictions on transfer.

(o)                On May 18, 2018, the Company issued 5,000,000 shares of common stock to the Company’s principal shareholder and creditor as repayment in full of $100,000 in principal advances made to the Company pursuant to an Agreement to Convert Debt. The individual qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 of the Securities Act.

(p)                Effective June 1, 2018, the Company completed the sale of 12,500,000 Units, each Unit consisting of one share of common stock and one Warrant. The securities were sold exclusively to persons who qualified as “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act. There were a total of six accredited investors who participated in the offering. The sale of the securities was undertaken without registration under the Securities Act in reliance upon an exemption from registration requirements under Rule 506 of Regulation D of the Securities Act. The securities were purchased for investment purposes, not with a view to distribution and were subject to restrictions on transfer.

(q)                On June 20, 2018, the Company issued 3,000,000 shares of common stock to one investor pursuant to the exercise of issued and outstanding warrants. The securities were issued without registration under the Securities Act in reliance upon an exemption from registration requirements under Section 4(a)(2) of the Securities Act. The securities were purchased for investment purposes, not with a view to distribution and were subject to restrictions on transfer.

(r)                 On June 20, 2018, the Company issued 1,000,000 shares of common stock pursuant to the exercise of issued and outstanding warrants by one warrant holder. The securities were issued without registration under the Securities Act in reliance upon an exemption from registration requirements under Section 4(a)(2) of the Securities Act. The securities were purchased for investment purposes, not with a view to distribution and were subject to restrictions on transfer.

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(s)                 On July 25, 2018, the Company issued 4,905,000 shares of common stock to its CEO as repayment in full of $90,000 in accrued but unpaid compensation and $8,100 in cash advances made to the Company pursuant to an Agreement to Convert Debt. The individual qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 of the Securities Act.

(t)                 On August 13, 2018, the Company issued 1,000,000 shares of common stock to its CEO pursuant to a Restricted Stock Award Agreement. The 1,000,000 shares were issued as a result of meeting certain vesting requirements contained in the Restricted Stock Award Agreement. The individual qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 of the Securities Act.

(u)                On August 30, 2018 the Company completed the sale of 4,500,000 Units at a price of $0.02 per Unit. Each Unit consisted of one share of Common Stock and one Warrant. There was a total of one accredited investor who participated in the offering. The sale of the securities was undertaken without registration under the Securities Act in reliance upon an exemption from registration requirements under Rule 506 of Regulation D of the Securities Act. The securities were purchased for investment purposes, not with a view to distribution and were subject to restrictions on transfer.

(v)                On August 30, 2018, the Company issued 2,000,000 shares of common stock to one investor pursuant to the exercise of an issued and outstanding Warrant. The securities were issued without registration under the Securities Act in reliance upon an exemption from registration requirements under Section 4(a)(2) of the Securities Act. The securities were purchased for investment purposes, not with a view to distribution and were subject to restrictions on transfer.

(w)              On September 25, 2018, the Company issued 1,013,035 shares of common stock as partial consideration under a data share agreement. The shares were valued at $0.02 per share. The individual qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 of the Securities Act.

(x)                On various dates between July and October, 2018, the Company issued an aggregate of 11.8 million shares to two institutional investors pursuant to the partial conversion of convertible promissory notes. The two institution investors each qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 of the Securities Act.

(x) In November and December, 2018, the Company sold an aggregate of $150,000 in Units, each Unit consisting of one share of Common Stock, one Warrant exercisable to purchase two shares of Common stock at a price of $0.04 per share, and one Warrant exercisable to purchase two shares of Common Stock at a price of $0.06 per shares. The Units were sold to three investors, each of whom qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 and Rule 506(b) of Regulation D under the Securities Act.

(y) In October and November, 2018, the Company sold an aggregate of $205,000 in convertible notes (the “Series 2018 Notes”). The Series 2018A Notes were sold to five investors, each of whom qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 and Rule 506(b) of Regulation D under the Securities Act.

(z) In November and December, 2018, the Company sold an aggregate of $150,000 in convertible notes (the “Series 2018B Notes”). The Series 2018A Notes were sold to 2 investors, each of whom qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 and Rule 506(b) of Regulation D under the Securities Act.

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(aa) In November, 2018, the Company sold an aggregate of $160,700 in bridge notes (the “Bridge Notes”). The Bridge Notes were sold to two investors, each of whom qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities, which were taken for investment and were subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(a)2 and Rule 506(b) of Regulation D under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement.

EXHIBIT INDEX

Exhibit No.

**	3.1	Certificate of Incorporation filed September 28, 2010
**	3.2	ByLaws
**	4.1	Specimen Common Stock Certificate
*	4.2	Form of Registration Rights Agreement
*	4.3	Form of 2018A Convertible Note
*	4.4	Form of 2018B Convertible Note
*	4.5	Form of A Warrant
*	4.6	Form of B Warrant
*	4.7	Form of Agreement Among Lenders
*	5.0	Opinion of Clifford L. Neuman, PC
	10.1	Purchase Agreement with Columbus Silver (US) Corporation dated September 29, 2014 (incorporated by reference from the Company’s Current Report on Form 8-K as filed with the Commission on October 2, 2014)
	10.2	Stock Purchase Agreement with Rose Petroleum plc, et.al. dated September 9, 2017 (incorporated by reference from the Company’s Current Report on Form 8-K dated September 9, 2017 as filed with the Commission on September 12, 2017)
	10.3	Amendment to Stock Purchase Agreement with Rose Petroleum plc, et.al. dated October 17, 2017, (incorporated by reference from the Company’s Current Report on Form 8-K dated October 17, 2017 as filed with the Commission on October 18, 2017)
	10.4	Interim Milling Agreement with Rose Petroleum plc dated November 7, 2017 (incorporated by reference from the Company’s Current Report on Form 8-K dated November 7, 2017 as filed with the Commission on November 8, 2017)
	10.5	Convertible Promissory Note with Auctus Fund, LLC dated November 1, 2018 (incorporated by reference from the Company’s Current Report on Form 8-K dated November 1, 2018 as filed with the Commission on November 6, 2018)
	10.6	Convertible Promissory Note with EMA Financial, LLC dated November 2, 2018 (incorporated by reference from the Company’s Current Report on Form 8-K dated November 2, 2018 as filed with the Commission on November 7, 2018)
	10.7	Amendment No. 1 to Promissory Note with Auctus Fund, LLC dated June 8, 2018 (incorporated by reference from the Company’s Current Report on Form 8-K dated June 8, 2018 as filed with the Commission on June 19, 2018.
	10.8	Amendment No. 1 to Promissory Note with EMA Financial, LLC dated June 8, 2018 (incorporated by reference from the Company’s Current Report on Form 8-K dated June 8, 2018 as filed with the Commission on June 19, 2018.
	10.9	Agreement for Exploration with Ingenieros Mineros, S.A. de C.V. dated July 20, 2018 (incorporated by reference from the Company’s Current Report on Form 8-K dated July 20, 2018 as filed with the Commission on August 20, 2018.
	10.10	Employment Agreement of W. Pierce Carson dated June 1, 2016 (incorporated by reference from the Company’s Current Report on Form 8-K dated June 1, 2016 as filed with the Commission on June 2, 2016)
*	23.1	Consent of Clifford L. Neuman, PC (included in Exhibit 5.0)
*	23.2	Consent of MaloneBailey, LLP

_________________

* Filed herewith

** Incorporated herein by this reference from the Company’s Registration Statement on Form S-1/A-2 dated July 25, 2011, SEC File No. 333-174287.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: (a) If the Corporation is relying on Rule 430B:

(i)     Each prospectus filed by the Corporation pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(b)     If the Corporation is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)     Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, New Mexico on December 20, 2018.

MAGELLAN GOLD CORP.

By:	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ Michael Martinez
Michael Martinez
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. Pierce Carson his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ W. Pierce Carson	Chief Executive Officer, President and Director	December 20, 2018
W. Pierce Carson

/s/ Michael Martinez	Chief Financial Officer	December 20, 2018
Michael Martinez

/s/ John C. Power	Director	December 20, 2018
John C. Power

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